Exhibit 10.4
Execution Version
CREDIT AGREEMENT
Dated as of July 28, 2011
by and among
MORGANS GROUP LLC,
as Borrower,
BEACH HOTEL ASSOCIATES LLC,
as Borrower,
MORGANS HOTEL GROUP CO.,
as a Guarantor,
DEUTSCHE BANK SECURITIES INC.,
as Sole Lead Arranger,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Agent,
and
THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO
AND THEIR ASSIGNEES PURSUANT TO SECTION 13.5,
as Lenders

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SCHEDULES

Schedule 1.1(A)	—	List of Material Subsidiaries
Schedule 2.1	—	Loan Commitments and Applicable Percentages
Schedule 7.1(b)	—	Ownership Structure
Schedule 7.1(d)	—	Governmental Approvals
Schedule 7.1(f)	—	Title to Properties; Liens
Schedule 7.1(g)	—	Indebtedness as of Effective Date
Schedule 7.1(h)	—	Material Contracts
Schedule 7.1(i)	—	Litigation
Schedule 7.1(y)	—	Existing Swap Agreements
Schedule 10.4	—	Existing Investments
Schedule 10.9	—	Restrictive Agreements
EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Notice of Continuation
Exhibit D	—	Form of Notice of Conversion
Exhibit E	—	Intentionally Omitted
Exhibit F	—	Form of Note
Exhibit G	—	Form of Intercompany Note
Exhibit H	—	Form of Letter of Credit Request
Exhibit I	—	Form of Compliance Certificate
Exhibit J	—	Form of Guaranty
Exhibit K	—	Form of Security Deed
Exhibit L	—	Form of Assignment of Leases and Rents
Exhibit M	—	Form of Environmental Indemnity Agreement
Exhibit N	—	Intentionally Omitted
Exhibit O	—	Form of Property Management Contract Assignment
Exhibit P	—	Form of Pledge Agreement
Exhibit Q	—	Form of Security Agreement
Exhibit R	—	Form of Borrowing Base Certificate
Exhibit S	—	Form of Incremental Commitment Agreement
Exhibit T	—	Form of Closing Certifications

THIS CREDIT AGREEMENT (as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time, this “Agreement”) dated as of July 28, 2011 by and among MORGANS GROUP LLC, a limited liability company formed under the laws of the State of Delaware (the “MG Borrower”), BEACH HOTEL ASSOCIATES LLC, a limited liability company formed under the laws of the State of Delaware (the “Florida Borrower”), MORGANS HOTEL GROUP CO., a corporation formed under the laws of the State of Delaware (“Holdings”), DEUTSCHE BANK SECURITIES INC., as Sole Lead Arranger (the “Arranger”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent, and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(b).
WHEREAS, the Agent and the Lenders desire to make available to the Borrowers a revolving credit facility in the initial amount of $100,000,000, which will include a $15,000,000 letter of credit subfacility, on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.1 Definitions. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Act” has the meaning given that term in Section 9.4.(f).
“Additional Costs” has the meaning given that term in Section 5.1.
“Adjusted LIBOR” means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.
“Adjusted Net Operating Income” means, for the most recently completed four fiscal quarters, Net Operating Income for the Florida Property, less (a) the Deemed FF&E Reserve for such period and (b) the Deemed Management Fee for such period.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 10.8., the term “Affiliate” shall also include any Person that directly, or indirectly through one or more intermediaries, owns 5% or more of any class of Equity Interests of the Person specified or that is an executive officer or director of the Person specified.
“Agent” means DBTCA, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means July 28, 2011.
“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all Governmental Authorities, the common law, and all orders and decrees of all courts, tribunals and arbitrators.

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“Applicable Margin” means 4.00% per annum for LIBOR Loans and 3.00% per annum for Base Rate Loans.
“Appraisal” means, in respect of the Florida Property, an appraisal prepared by an M.A.I. designated member of the Appraisal Institute acceptable to the Agent and commissioned by and addressed to the Agent (acceptable to the Agent as to form, substance and appraisal date), having at least the minimum qualifications required under Applicable Law governing the Agent and the Lenders, including FIRREA, and determining the “as is” market value of the Florida Property as between a willing buyer and a willing seller.
“Appraised Value” means the “as is” market value of the Florida Property as reflected in the then most recent Appraisal prepared and then in effect pursuant to this Agreement of the Florida Property; provided, however, that in the event of a Major Casualty and following the delivery of an Appraisal made pursuant to Section 3.12(f)(i)(a)(i) of the Security Deed, the Appraised Value as reflected in such Appraisal shall be increased on a dollar-for-dollar basis by the amount of expenditures made for restoration of the Florida Property following the date of such Appraisal as a result of the Major Casualty in question (as set forth in a certificate delivered to Agent by MG Borrower setting forth in reasonable detail the nature and amount of such expenditures) until a new Appraisal has been delivered pursuant to Section 4.2. (with each such increase in the Appraised Value to be effective upon the delivery of the next Borrowing Base Certificate by MG Borrower).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Arranger” means Deutsche Bank Securities Inc., together with its successors and permitted assigns.
“Assignee” has the meaning given that term in Section 13.5.(b).

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“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Agent, substantially in the form of Exhibit A or otherwise in form and substance satisfactory to the Agent.
“Assignment of Leases and Rents” means an Assignment of Leases and Rents executed by the Florida Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit L or otherwise in form and substance satisfactory to the Agent.
“Base Rate” means the per annum rate of interest equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.5%) and (c) one-month LIBOR, which shall be determined on a daily basis, plus one percent (1.00%). Any change in the Base Rate resulting from a change in the Prime Rate, the Federal Funds Rate or the one-month LIBOR shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor. One-month LIBOR, for purposes of determining the Base Rate, shall never be less than one percent (1.00%) per annum.
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrowers” means the MG Borrower and the Florida Borrower, collectively, and “a Borrower”, “such Borrower” or “any Borrower” means either of the foregoing.
“Borrowing Base” means the Borrowing Base Value of the Florida Property.
“Borrowing Base Certificate” means a report certified by the chief financial officer of the MG Borrower, setting forth the calculations required to establish the Borrowing Base as of a specified date, substantially in the form of Exhibit R or otherwise in form and substance satisfactory to the Agent.
“Borrowing Base Value” means, an amount equal to the lesser of (i) 55.0% of the Appraised Value of the Florida Property and (ii) the quotient obtained by dividing (x) the aggregate Adjusted Net Operating Income for the Florida Property by (y) eleven percent (11%).
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

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“Cash Collateralize” means, to deposit in the Collateral Account or to pledge and deposit with or deliver to the Issuing Bank, for the benefit of itself or one or more Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Control” means (a)(i) the cessation of Holdings being the sole managing member of the MG Borrower or (ii) the gaining by any member of the MG Borrower (other than Holdings) of the right to exercise control or management power over the business and affairs of the MG Borrower, except as otherwise expressly permitted in the LLC Agreement and as required by Applicable Law, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder), of Equity Interests representing more than 40% of the aggregate total voting power represented by the issued and outstanding Equity Interests in Holdings (excluding any Equity Interests held by Permitted Investors), (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by individuals who were neither (i) nominated by the board of directors of Holdings or the Permitted Investors nor (ii) appointed by directors so nominated or (d) the MG Borrower ceases to own and control all of the legal, beneficial, economic and voting rights associated with all of the outstanding Equity Interests of the Florida Borrower.
“Clift Hotel” means the hotel located at 495 Geary Street, San Francisco, California 94102.
“Collateral” means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, all “Collateral” under and as defined in the Security Deed, any “Management Agreement” as defined in the Property Management Contract Assignment, all “Leases” and all “Rents” each as defined in the Assignment of Leases and Rents, all “Collateral” as defined in the Pledge Agreement, all “Collateral” as defined in the Security Agreement, and all other property subject to a Lien created by a Security Document.
“Collateral Account” means a special non-interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.

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“Commitment” means, as to each Lender, such Lender’s obligation (a) to make Loans pursuant to Section 2.1. and (b) to issue (in the case of the Lender then acting as Issuing Bank) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.2.(a) and 2.2.(i), respectively (but in the case of the Lender acting as the Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), in each case, in an amount up to, but not exceeding, the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.
“Compliance Certificate” has the meaning given that term in Section 9.3.(a).
“Communications” has the meaning given that term in Section 9.5.(d).
“Consolidated EBITDA” means, for the most recently completed four fiscal quarters, for Holdings and its consolidated subsidiaries, Consolidated Net Income for such period (excluding income related to the Clift Hotel), adjusted by (A) adding thereto to the extent actually deducted in determining said Consolidated Net Income, (i) Consolidated Interest Expense, minority interest and provision for taxes for such period, (ii) the amount of all consolidated amortization of intangibles and depreciation for such period, (iii) any non-recurring non-cash charges in such period to the extent that such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of Holdings (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)), (iv) other non-operating expense or loss, including restructuring, development and disposal costs and impairment losses (or, if applicable, minus non-operating income or gain) in each case as defined in Holdings’ consolidated statements of operations and comprehensive loss/income for such period, (v) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of Holdings, the Borrowers or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of Holdings, (vi) any payments to directors and officers of Holdings in lieu of stock pursuant to the Outperformance Award Program (2011) and any payments made to directors and officers of Holdings under the Executive Promoted Interest Bonus Pool (2011) from certain promoted interests that Holdings, the MG Borrower or any Subsidiary has received from owners of hotels managed by Holdings, the MG Borrower or any Subsidiary, and (vii) all amounts attributable to equity in income/loss of unconsolidated affiliates, and (B) subtracting therefrom to the extent actually included in determining said consolidated net income, the amount of non-recurring non-cash gains during such period; provided, that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding real property) in the ordinary course of business.

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“Consolidated Fixed Charges” means, for the most recently completed four fiscal quarters, for Holdings and its Subsidiaries, the sum (without duplication) of (i) Consolidated Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity) for such period on all indebtedness of Holdings and its consolidated subsidiaries (other than any payments in respect of Indebtedness associated with the Clift Hotel); plus (iii) preferred stock dividends paid by the Borrowers and Guarantors during such period to the extent relating to amounts accrued during such period.
“Consolidated Interest Expense” means, for the most recently completed four fiscal quarters, for Holdings and its Subsidiaries, the aggregate cash interest expense for such period, including capitalized interest and the portion of any payments made in respect of capitalized lease liabilities allocable to interest expense, but excluding (i) deferred financing costs, (ii) other non-cash interest expense, (iii) any capitalized interest relating to construction financing for a property to the extent an interest reserve or a loan “holdback” is maintained in respect of such capitalized interest pursuant to the terms of such financing as reasonably approved by the Agent, and (vi) interest expense related to the Clift Hotel.
“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the MG Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by Applicable Law or any agreement or instrument applicable to such Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the MG Borrower or any Subsidiary during such period to the extent such dividends or distribution are attributable to the operating income of such Subsidiary, (b) the income/loss of any Unconsolidated Affiliate, except to the extent of the amount of cash dividends or other cash distributions actually paid to the MG Borrower or any Subsidiary during such period to the extent such dividends or distribution are attributable to the operating income of such Unconsolidated Affiliate, and (c) the income/loss of the Excluded Subsidiary.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.
“Convertible Notes” means Holdings’ Convertible Senior Subordinated Unsecured Notes due October 2014 issued by Holdings during the month of October, 2007.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, and (b) the issuance of a Letter of Credit.

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“Customary Nonrecourse Exceptions” means customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other customary exceptions to non-recourse liability at the time the related Indebtedness is incurred.
“DBTCA” means Deutsche Bank Trust Company Americas, together with its successors and assigns.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed FF&E Reserve” means a deemed reserve for FF&E equal to four percent (4%) of Gross Hotel Revenues from the Florida Property.
“Deemed Management Fee” means a deemed base management fee in an amount equal to the greater of the actual management fees payable and three and a half percent (3.5%) of Gross Hotel Revenues from the Florida Property.
“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means, subject to Section 3.12(g), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the MG Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the MG Borrower, the Issuing Bank or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent, the Issuing Bank or the MG Borrower, to confirm in writing to the Agent and the MG Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the MG Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a

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Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.12.(g)) upon delivery of written notice of such determination to the MG Borrower and each Lender.
“Defaulting Subsidiary” has the meaning given that term in Section 11.1.
“Delano License” means that certain License Agreement, effective as of February 17, 2006, between the MG Borrower and the Management Company.
“Delano Management Agreement” means that certain Amended and Restated Management Agreement, dated June 23, 2011, between the Florida Borrower and the Management Company.
“Disqualified Preferred Stock” means Equity Interests that (a) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 180 days after the Termination Date (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests), (b) except in the case of the Trust Preferred Securities, require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specific actions, or provide remedies to holders thereof (other than voting and management rights and increases in pay-in-kind dividends) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness (other than Indebtedness permitted under Section 10.1.), Equity Interests or other assets other than Preferred Stock or Trust Preferred Securities otherwise permitted hereunder.
“Dollars” or “$” means the lawful currency of the United States of America.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

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“Eligible Assignee” means any Person other than a natural Person that is: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD), (c) a Person that is engaged in the business of commercial banking and that is: (1) an Affiliate of a Lender or the Agent, (2) an Affiliate of a Person of which a Lender or the Agent is an Affiliate, or (3) a Person of which a Lender or the Agent is a Subsidiary, (d) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which invests in bank loans and has a net worth of at least $500,000,000; or (e) a fund (other than a mutual fund) which invests in bank loans and whose assets exceed $100,000,000; provided, however, that (i) no Person shall be an “Eligible Assignee” unless at the time of the proposed assignment to such Person: (x) such Person is able to make its Commitment Percentage of the Commitments in U.S. dollars, and (y) such Person is exempt from withholding of tax on interest and is able to deliver the documents related thereto pursuant to Section 3.13.(c) and (ii) no Borrower or any Affiliate of any Borrower shall be an “Eligible Assignee”; and provided, further, that no Defaulting Lender shall be an “Eligible Assignee” so long as such Lender remains a Defaulting Lender.
“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by the Borrowers in favor of the Agent and the Lenders, substantially in the form of Exhibit M or otherwise in form and substance satisfactory to the Agent.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Group” means the MG Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the MG Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

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“Excluded Subsidiary” means Clift Holdings LLC (“Clift”), a Delaware limited liability company.
“Excluded Taxes” has the meaning set forth in Section 3.13(a).
“Executive Promoted Interest Bonus Pool (2011)” means that certain executive long-term incentive plan providing participants with the right, among other things, to receive an interest in a bonus pool constituting certain promoted interests in hotel investments made by Holdings and its Subsidiaries, as further described in that certain report on Form 8-K filed by Holdings on March 24, 2011, as in effect on the Effective Date.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code (as enacted on the Effective Date and any amended or successor provisions that are substantively comparable and not substantially more onerous to comply with) and the regulations promulgated thereunder or published administrative guidance implementing such provisions.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.7. and any other fees payable by the Borrowers hereunder or under any other Loan Document.
“FF&E” means furniture, fixtures and equipment.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings and for purposes of Section 9.4.(e), shall include the chief executive officer of Holdings.
“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.
“Fixed Charge Coverage Ratio” means the ratio (determined on a Pro Forma Basis in accordance with Section 1.3.) of (A) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ending for which financial results have been delivered pursuant to Sections 9.1. or 9.2., as applicable, to (B) Consolidated Fixed Charges for such period.
“Florida Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Florida Borrower’s successors and permitted assigns.

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“Florida Property” means the Delano Hotel located in Miami Beach, Florida on the land described in Exhibit A to the Security Deed.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means a Subsidiary that is not incorporated or organized under the laws of any state of the United States or the District of Columbia.
“Free Cash Flow” means, for any fiscal quarter of Holdings and its Subsidiaries, Consolidated EBITDA minus Consolidated Fixed Charges minus provisions for income taxes associated with the operating income for such fiscal quarter of Holdings and its Subsidiaries; provided that for purposes of this definition Consolidated EBITDA and Consolidated Fixed Charges shall be calculated for the most recently completed fiscal quarter for which financial results have been delivered pursuant to Sections 9.1. or 9.2. and shall not be calculated for the most recently completed four fiscal quarters of Holdings and its Subsidiaries.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities with respect to Letters of Credit issued by Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of activities.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

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“Gross Hotel Revenues” means all revenues and receipts of every kind derived from operating the Florida Property, and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, cabanas, stores, offices, meeting space, exhibit space, or sales space of every kind; license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; spa and health club fees and revenues; food and beverage sales; parking; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of the Florida Property); service charges, to the extent not distributed to the employees at the Florida Property as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Hotel Revenues shall not include the following: gratuities to employees of the Florida Property; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance) or condemnation proceeds.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include Holdings and the Management Company.
“Guaranty” means the Guaranty to which the Guarantors are parties substantially in the form of Exhibit J or otherwise in form and substance satisfactory to the Agent.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

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“Holdings” has the meaning set forth in the introductory paragraph hereof and shall include Holding’s successors and permitted assigns.
“Hudson Hotel” shall mean the asset owned by MG Borrower’s Subsidiaries located at 356 West 58th Street, New York, NY 10019.
“Incremental Commitment” shall mean, for any Lender, any Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 2.12.; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.12.
“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit S (appropriately completed, and with such modifications as may be reasonably satisfactory to the Agent) executed and delivered in accordance with Section 2.12.
“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.12.(b).
“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on the Incremental Commitment Date of the respective Incremental Commitment Agreement: (i) no Default or Event of Default exists or would exist after giving effect thereto; (ii) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on the Incremental Commitment Date of the respective Incremental Commitment Agreement with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole); (iii) the delivery by the MG Borrower to the Agent of an acknowledgment, in form and substance reasonably satisfactory to the Agent and executed by each Loan Party, acknowledging that such Incremental Commitment and all Loans subsequently incurred, and Letters of Credit issued, as applicable, pursuant to such Incremental Commitment shall constitute Obligations under the Loan Documents and secured on a pari passu basis with the Obligations under the Security Documents; (iv) the delivery by each Loan Party to the Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under Applicable Law) as the Agent shall reasonably request; (v) the MG Borrower shall have delivered a certificate executed by an authorized officer of the MG Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii); and (vi) the completion by each Loan Party of (x) such other conditions precedent that may be included in the respective Incremental Commitment Agreement and (y) such other actions as the Agent may reasonably request in connection with such Incremental Commitment in order to create, continue or maintain the security interest of the Agent in the Collateral and the perfection thereof (including, without limitation, any amendments to the Security Documents, title insurance policies and such other documents reasonably requested by the Agent to be delivered in connection therewith).

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“Incremental Lender” shall have the meaning provided in Section 2.12.(b).
“Incremental Security Documents” shall have the meaning provided in Section 2.12.(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in connection with any Permitted Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled.
“Indemnified Person” has the meaning given that term in Section 13.2.(a).
“Information” has the meaning given that term in Section 9.5.(a).
“Intellectual Property” has the meaning given that term in Section 7.1.(t).
“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 2 or 3 months, as the MG Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a date for which there is no corresponding date in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Issuing Bank” shall mean DBTCA (except as otherwise provided in Section 12.9.) and any other Lender reasonably acceptable to the Agent which agrees to issue Letters of Credit hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents).
“L/C Commitment Amount” equals $15,000,000.
“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.
“Letter of Credit” has the meaning given that term in Section 2.2.(a).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the MG Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.2.(i), and the Lender acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Bank of their participation interests under such Section.

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“LIBOR” means, for any LIBOR Loan and any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Loan and any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, LIBOR shall be, for any LIBOR Loan and any Interest Period therefor, the rate per annum reasonably determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Loan comprising part of such borrowing would be offered by the Agent to major banks in the London interbank Eurodollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. Notwithstanding the foregoing, LIBOR, for any LIBOR Loan and any Interest Period therefor, shall never be less than one percent (1.00%) per annum.
“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“LLC Agreement” means the amended and restated limited liability agreement of the MG Borrower dated as of February 17, 2006 as amended from time to time to the extent not prohibited by Section 10.10.
“Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.1.(a)(i).
“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty, each Security Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.
“Loan Modification Agreement” has the meaning given that term in Section 13.6.(d).
“Loan Party” means each of Holdings, the MG Borrower, the Florida Borrower and the Management Company and any other Guarantor.
“Lockbox Account” has the meaning given that term in Section 3.4(a).

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“Lockbox Budget” means a detailed operating budget for the Florida Property which (a) is in the form most recently delivered to each Lender pursuant to Section 9.4.(b)(ii) and (b) has been approved by the Agent following the occurrence of such Trigger Event.
“Major Casualty” has the meaning given that term in the Security Deed.
“Management Company” means Morgans Hotel Group Management LLC, a limited liability company formed under the laws of the State of Delaware, and its successors and permitted assigns.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the MG Borrower and its Subsidiaries taken as a whole, (b) the ability of the MG Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the MG Borrower, any Subsidiary or any other Loan Party is a party or to which its property is bound as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Loan Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means any Subsidiary which is a “significant subsidiary” of the MG Borrower within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on August 5, 1998. Notwithstanding the foregoing, the Material Subsidiaries as of any date of determination shall be determined as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Sections 9.1. or 9.2. Schedule 1.1(A) sets forth the Material Subsidiaries as of the Agreement Date.
“MG Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the MG Borrower’s successors and permitted assigns.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Issuing Bank in its sole discretion.

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“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Net Operating Income” means, for any period, the amount obtained by subtracting Operating Expenses from Operating Income.
“Net Sale Proceeds” means for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated increase or decrease, as applicable, in income taxes which will be payable by Holdings’ consolidated group or any Subsidiary of Holdings with respect to the fiscal year of Holdings in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Lenders a certificate signed by a duly authorized officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale or other disposition.
“Non-Consenting Lender” has the meaning given that term in Section 13.6.(c).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for Customary Nonrecourse Exceptions) is contractually and solely limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Note” has the meaning given that term in Section 2.9.(a).

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“Notice of Borrowing” means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the MG Borrower’s request for a borrowing of Loans.
“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.7. evidencing the MG Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.8. evidencing the MG Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, Holdings or any of its Subsidiaries, whether or not allowed in such case or proceeding); (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, amounts, liabilities, obligations, covenants and duties of the MG Borrower and the other Loan Parties owing to the Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.
“Operating Expenses” means, with respect to the Florida Property for any period, the actual costs and expenses of owning, operating, managing, and maintaining the Florida Property during such period, determined on an accrual basis, excluding (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on indebtedness for borrowed money, (iii) income taxes or other taxes in the nature of income taxes, (iv) distributions to the shareholders of the Florida Borrower, (v) capital expenditures, payments (without duplication) for FF&E or into FF&E reserves and (vi) management fees actually paid or payable during such period.
“Operating Income” means, with respect to the Florida Property for any period, all income received from any Person during such period in connection with the ownership or operation of the Florida Property, determined on an accrual basis, and including the following:
(i) Gross Hotel Revenues;
(ii) all amounts payable pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting the Florida Property, but specifically excluding any management agreement; and

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(iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period.
“Operational Covenants” means covenants contained in any agreement relating to indebtedness that impose requirements or limitations on (i) the operation of the business of Holdings and its Subsidiaries, including the consummation of acquisitions, investments and dispositions or (ii) the incurrence, payment or modification of obligations to third parties, including indebtedness, contingent obligations, liens and restricted payments; provided, however, Operational Covenants shall not include any interest, premium, fee or indemnification obligations, registration rights, trustee matters or securities law obligations that relate solely to the terms of such indebtedness.
“Outperformance Award Program (2011)” means that certain executive long-term incentive plan providing participants with the right, among other things, to receive a participating percentage in an outperformance pool, as further described in that certain report on Form 8-K filed by Holdings on March 24, 2011, as in effect on the Effective Date.
“Participant” has the meaning given that term in Section 13.5.(d).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Acquisition” means any acquisition by the MG Borrower or a Wholly Owned Subsidiary of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such acquisition and all transactions related thereto are consummated in accordance with Applicable Laws, (c) Holdings is in compliance, on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most-recently ended fiscal quarter of Holdings, with the covenant contained in Section 10.11., (d) the business of such Person or such assets, as the case may be, constitutes a business permitted by Section 10.3.(b), and (e) the MG Borrower has delivered to the Agent a certificate of a Financial Officer to the effect set forth in clauses (a), (b), (c), and (d) above, together with all relevant financial information for the Person or assets to be acquired and setting forth reasonably detailed calculations demonstrating compliance with clause (c) above (which calculations shall, if made as of the last day of any fiscal quarter of Holdings for which the MG Borrower has not delivered to the Agent the financial statements and certificate of a Financial Officer required to be periodically delivered by Sections 9.1. and 9.2. and Section 9.3.(a), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Fixed Charges for the relevant period).
“Permitted Amendment” has the meaning given that term in Section 13.6.(d).

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“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.
“Permitted Investors” means OTK Associates, David T. Hamamoto and Yucaipa.
“Permitted Liens” means (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 8.5.; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 8.5.; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 11.1.(k); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the Florida Property or interfere with the ordinary conduct of business of the MG Borrower or any Subsidiary; (g) Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”; and (h) any cash collateral or other credit support provided to the Agent or the Issuing Bank in respect of a Defaulting Lender pursuant to Section 11.5. or Section 3.12.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

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“Platform” has the meaning given that term in Section 9.5.(a).
“Pledge Agreement” means the Pledge Agreement executed by the MG Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit P or otherwise in form and substance satisfactory to the Agent.
“Post-Default Rate” means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus three percent (3.0%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by Holdings, the MG Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) to the extent paid solely in Equity Interests payable to holders of such class of Equity Interests; (b) paid or payable to Holdings, the MG Borrower or a Subsidiary; or (c) constituting or resulting in the redemption or repurchase of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full. Payments made with respect to the Trust Preferred Securities (other than repurchases pursuant to Section 10.4.(n)) will be considered Preferred Dividends.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both, and in the case of the MG Borrower, shall include the Trust Preferred Securities. Preferred Equity Interests include Equity Interests in the form of preferred stock, trust preferred securities and other similar securities with regularly scheduled cash or payment-in-kind dividend payments and other “debt-like” characteristics, but do not include customary real estate joint venture and other similar equity ownership arrangements, even if such arrangements involve some disproportionate sharing of cash flows of the applicable entity.
“Preferred Stock” means Preferred Equity Interests of Holdings, the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) other than Disqualified Preferred Stock and common stock (and equivalent interests in a limited liability company or partnership).
“Prime Rate” means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.
“Principal Office” means the address of the Agent specified in Section 13.1., or any subsequent office which the Agent shall have specified by written notice to the MG Borrower and Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

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“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 10.11. as of any date, that such calculation shall give pro forma effect to all acquisitions and other investments, all issuances, incurrences or assumptions of Indebtedness in connection therewith (with any such Indebtedness being deemed to be amortized during the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any material assets outside the ordinary course of business (including all permanent repayments of Indebtedness associated with such transfer or disposition) that have occurred during the four consecutive fiscal quarter period of the MG Borrower most-recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act, as interpreted by the Staff of the SEC, and as certified by a Financial Officer).
“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the MG Borrower or any Subsidiary.
“Property Debt” has the meaning specified in Section 11.1.
“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of the Florida Property.
“Property Management Contract Assignment” means an Assignment of Management Agreement and Subordination of Management Fees executed by a Loan Party in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit O or otherwise in form and substance reasonably satisfactory to the Agent. Such document may, at the Agent’s election, constitute a subordination of the relevant Property Management Agreement, rather than an assignment thereof.
“Receipt” has the meaning given that term in Section 3.4.
“Register” has the meaning given that term in Section 13.5.(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. For purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, publications, orders, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, shall be deemed to have been adopted and gone into effect after the Agreement Date regardless of when adopted, enacted or issued.

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“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the MG Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.
“Requisite Lenders” means, as of any date, Lenders having more than 50.0% of the aggregate amount of the Commitments (not held by Defaulting Lenders, who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding more than 50.0% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders, who are not entitled to vote). Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the MG Borrower or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the MG Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the MG Borrower or any Subsidiary, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing or (iii) any unscheduled dividend, payment, redemption, repurchase, retirement, cancellation or termination of the Convertible Notes or Trust Preferred Securities.
“Restricted Payment Cap Amount” means at any date of determination, the sum of (a) $25,000,000 plus (b) an amount equal to 50% of Free Cash Flow for each fiscal quarter of the MG Borrower beginning with the fiscal quarter ended June 30, 2011 plus (c) the aggregate net proceeds of new Equity Interests issuances in Holdings after the Effective Date.
“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.
“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

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“Security Agreement” means the Security Agreement executed by the Florida Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit Q or otherwise in form and substance satisfactory to the Agent.
“Security Deed” means the mortgage executed by the Florida Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit K or otherwise in form and substance satisfactory to the Agent.
“Security Document” means the Security Deed, the Assignment of Leases and Rents, the Property Management Contract Assignment, the Pledge Agreement, the Security Agreement and any other security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting any of the Agent’s Liens in any of the Collateral or any Lien of the Borrowers in any Collateral that has been collaterally assigned to the Agent for the benefit of the Lenders under any Security Document.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.
“Subject Property” has the meaning specified in Section 11.1.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP.
“Swap Agreement” means any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that in no event shall a Swap Agreement include (i) any phantom stock or other employee benefit plan or agreement on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or the Subsidiaries or (ii) any warrants or options issued by Holdings or its Subsidiaries.

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“Taxes” has the meaning given that term in Section 3.13.
“Termination Date” means July 28, 2014.
“Titled Agents” means the Arranger, any documentation agent, any other Person awarded a similar honorific title in connection with the Agreement, and their respective successors and permitted assigns.
“Total Assets” means, as of any date, the total assets (without deducting accumulated depreciation) of Holdings, the MG Borrower and the Subsidiaries (other than the Excluded Subsidiary) determined on a consolidated basis in accordance with GAAP.
“Treasury Management Services Agreement” means any agreement for cash management, controlled disbursement services, or related services including the automatic clearing house transfer of funds of the account of the MG Borrower or any Subsidiary.
“Trigger Event” has the meaning given that term in Section 3.4.
“Trust Preferred Securities” means (a) the $50,000,000 in trust preferred securities issued by MHG Capital Trust I, a Subsidiary of the MG Borrower, the proceeds of which were used by such Subsidiary to acquire the MG Borrower’s Junior Subordinated Notes due October 30, 2036 and (b) any other trust preferred securities issued by any Subsidiary of the MG Borrower on then applicable market terms and otherwise substantially similar thereto, the proceeds of which are used to acquire notes from the MG Borrower that are subordinated to the Loans and other Obligations on terms no less favorable to the Lenders than the Junior Subordinated Notes referred to in the immediately preceding clause (a) and none of which securities or notes mature prior to the date 10 years after the Termination Date and cannot be required to be repurchased, repaid or otherwise retired at the option of the holders thereof prior to the date 10 years after the Termination Date.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

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“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
Section 1.2 General; References to Times. References in this Agreement to “Sections”, “Articles”, “Exhibits”, “Schedules” and “Annexes” are to sections, articles, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the MG Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of Holdings. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.
Section 1.3 GAAP. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, (i) all computations and all definitions (including accounting terms) used in determining compliance with Section 10.11. and (ii) the definition of “Capital Lease Obligations”, in each case, shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Holdings and its Subsidiaries referred to in Section 7.1.(k) for the fiscal year ended December 31, 2010.
Section 1.4 Pro Forma Calculations. With respect to any period during which any transaction described in the definition of Pro Forma Basis occurs, for purposes of determining compliance with the covenants contained in Section 10.11., or for purposes of determining the Consolidated EBITDA, Consolidated Fixed Charges or Consolidated Interest Expense, calculations with respect to such period shall be made on a Pro Forma Basis.

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Section 1.5 Florida Borrower Representative. The Florida Borrower hereby appoints the MG Borrower to act as the Florida Borrower’s exclusive agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to the borrowing, repayment and administration of Loans as described in Articles II. and III.). The Florida Borrower acknowledges and agrees that (a) the MG Borrower may execute such documents on behalf of the Florida Borrower as the MG Borrower deems appropriate in its sole discretion and the Florida Borrower shall be bound by and obligated by all of the terms of any such document executed by the MG Borrower on behalf of the Florida Borrower, (b) any notice or other communication delivered by the Agent or any Lender hereunder to the MG Borrower shall be deemed to have been delivered to the Florida Borrower and (c) the Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the MG Borrower on behalf of the Florida Borrower. The Florida Borrower must act through the MG Borrower for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires the Florida Borrower to interact in any manner with the Agent or the Lenders, the Florida Borrower shall do so through the MG Borrower.
Section 1.6 Joint and Several Obligations. EACH OF THE BORROWERS SHALL BE JOINTLY AND SEVERALLY OBLIGATED IN RESPECT OF THE OBLIGATIONS OF THE OTHER BORROWER, AND ACCORDINGLY, THE BORROWERS CONFIRM THAT EACH BORROWER IS LIABLE FOR THE FULL AMOUNT OF THE “OBLIGATIONS” AND ALL OF THE OTHER OBLIGATIONS AND LIABILITIES OF THE BORROWERS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS.
ARTICLE II
Credit Facility
Section 2.1 Loans.
(a) Generally.
(i) Loans to the Borrowers. Subject to the terms and conditions hereof, including without limitation, Section 2.11., during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Loans to the Borrowers in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the amount of such Lender’s Commitment and (y) such Lender’s Commitment Percentage of the Borrowing Base.
(ii) Revolving Nature of Loans. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrowers may borrow, repay and reborrow Loans hereunder.
(b) Requesting Loans. The MG Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Loans. Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the MG Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will provide notice of the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrowers.

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(c) Disbursements of Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers the amount of such Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrowers no later than 3:00 p.m. on the date and at the account specified by the MG Borrower in such Notice of Borrowing.
Section 2.2 Letters of Credit.
(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation Section 2.11, the Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrowers during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount.
(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the MG Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the date that is 5 days prior to the Termination Date; provided, however, a Letter of Credit may (i) contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank and (ii) contain an expiration date beyond the Termination Event provided that at the time of issuance or extension of such Letter of Credit, the MG Borrower shall have posted with the Issuing Bank Cash Collateral in an amount equal to 100% of the Fronting Exposure of the Issuing Bank with respect to such Letter of Credit.
(c) Requests for Issuance of Letters of Credit. The MG Borrower shall give the Agent written notice of a letter of credit request in the form of Exhibit H attached hereto at least five Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. Provided the MG Borrower has given the notice prescribed by the first sentence of this subsection and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI. and delivery to the Issuing Bank of all items required to be delivered in connection with the issuance of such Letter of Credit, the Issuing Bank shall issue the requested Letter of Credit on the requested date

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of issuance for the benefit of the stipulated beneficiary. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law. In addition, the Issuing Bank shall not at any time be obligated to issue any Letter of Credit if any Lender is then in default of its obligations to fund under Section 2.2.(e) or Section 2.2.(j) or is otherwise a Defaulting Lender, unless the Issuing Bank shall no longer have Fronting Exposure as a result of the operation of Sections 3.12. and 11.5., as applicable. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the MG Borrower, the Issuing Bank shall deliver to the MG Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.
(d) Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the MG Borrower of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrowers in any respect from the applicable Reimbursement Obligation. The Borrowers hereby unconditionally and irrevocably agree to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder or otherwise in accordance with the provisions of clause (e) below, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.2.(i) such Lender’s Commitment Percentage of such payment.
(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the MG Borrower shall advise the Issuing Bank whether or not the Borrowers intend to borrow hereunder to finance their obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the MG Borrower shall submit a timely request for such borrowing of Loans as provided in the applicable provisions of this Agreement. If the MG Borrower fails to so advise the Issuing Bank, or if the Borrowers fail to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article VI. would permit the making of Loans, the Borrowers shall be deemed to have requested a borrowing of Loans in an amount equal to the unpaid Reimbursement Obligation and the Issuing Bank shall give each Lender prompt notice of the amount of the Loan to be made available to the Issuing Bank not later than the applicable time specified in Section 2.2.(j) and (ii) if such conditions would not permit the making of Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.6.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

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(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.
(g) Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. The MG Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the Lenders shall be responsible for, and the Borrowers’ obligations in respect of the Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank or any Lender any liability to the Borrowers or any Lender. In this regard, the obligation of the Borrowers to reimburse

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the Issuing Bank for any drawing made under any Letter of Credit, and to repay a Loan made pursuant to the second sentence of Section 2.2.(e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provision therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against the Issuing Bank, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrowers, the Issuing Bank, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrowers’ Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.2., but not in limitation of the Borrowers’ unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay a Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrowers shall have no obligation to indemnify the Issuing Bank or any Lender in respect of any liability incurred by the Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrowers may have with respect to the gross negligence or willful misconduct of the Issuing Bank or any Lender with respect to any Letter of Credit.
(h) Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders (or all of the Lenders if required by Section 13.6.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrowers shall pay the Fees, if any, payable under the last sentence of Section 3.7.(b).
(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrowers in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrowers in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the third and last sentences of Section 3.7.(b)).

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(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Issuing Bank on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.2.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.2.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Issuing Bank not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Issuing Bank not later than 1:00 p.m. on the next succeeding Business Day. Each Lender’s obligation to make such payments to the Issuing Bank under this subsection, and the Issuing Bank’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the MG Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(h) or 11.1.(i) or (iv) the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.
(k) Information to Lenders. Promptly after issuance, amendment or payment of a Letter of Credit, the Issuing Bank shall notify each Lender in writing of such issuance or amendment or payment and, if so requested by any Lender, the Issuing Bank shall furnish such Lender with a copy of the issued Letter of Credit or such amendment. Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.2.(j).
Section 2.3 Rates and Payment of Interest on Loans.
(a) Rates. (i) The MG Borrower and the Florida Borrower, jointly and severally, promise to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender, for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(A) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and
(B) during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

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Notwithstanding the foregoing, automatically upon the occurrence and during the continuance of an Event of Default pursuant to Sections 11.1.(a), (b), (h), (i) or (j) and at the request of the Requisite Lenders upon the occurrence and during the continuance of any other Event of Default, the MG Borrower and the Florida Borrower each shall pay to the Agent for the account of each Lender interest at a rate per annum equal to the rate which is 3% in excess of the rate then borne on the outstanding principal amount of any Loan made by such Lender to or for the benefit of the MG Borrower or the Florida Borrower, as the case may be, on all Reimbursement Obligations and on any other amount payable by the MG Borrower or the Florida Borrower, as applicable, hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law), which interest shall be payable from time to time on demand.
(b) Payment of Interest. Accrued and unpaid interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan, in arrears on the last day of each Interest Period therefor, and (iii) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the MG Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.
Section 2.4 Number of Interest Periods. There may be no more than 8 different Interest Periods for LIBOR Loans outstanding at the same time.
Section 2.5 Repayment of Loans. On the Termination Date, the MG Borrower and the Florida Borrower, jointly and severally, agree to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans.
Section 2.6 Prepayments.
(a) Optional. Subject to Section 5.4., the Borrowers may prepay any Loan owing by it at any time without premium or penalty. The MG Borrower shall give the Agent at least one Business Day’s prior written notice of the prepayment of any Loan.
(b) Mandatory. If at any time the aggregate principal amount of all outstanding Loans plus the aggregate amount of all Letter of Credit Liabilities exceeds the lesser of (A) the aggregate amount of the Commitments in effect at such time or (B) the Borrowing Base at such time, then (subject to Section 4.1.) the Borrowers shall within five Business Days prepay Loans and (after all Loans have been prepaid) Cash Collateralize the Letter of Credit Liabilities in an aggregate amount equal to such excess.
(c) Application of Prepayments. All payments under the immediately preceding subsection (b) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to future Reimbursement Obligations. If as a result of this Section any outstanding LIBOR Loan is prepaid prior to the end of the applicable Interest Period therefor, the Borrowers shall pay all amounts due under Section 5.4.

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Section 2.7 Continuation. So long as no Default or Event of Default shall exist, the MG Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the MG Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the MG Borrower of a Continuation shall be by telephone or telecopy, confirmed promptly in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the MG Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.8. or the MG Borrower’s failure to comply with any of the terms of such Section.
Section 2.8 Conversion. The MG Borrower may on any Business Day, upon the MG Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrowers shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed promptly in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given.
Section 2.9 Notes.
(a) Note. The Loans made by each Lender to or for the benefit of the Borrowers shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrowers substantially in the form of Exhibit F, payable to such Lender or its registered assigns in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. Each promissory note described in this subsection is referred to as a “Note.”

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(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrowers, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrowers under any of the Loan Documents.
(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the MG Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrowers, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrowers shall at its own expense cause to be executed and delivered to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.10 Voluntary Reductions of the Commitment. The Borrowers shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than five Business Days’ prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall (other than in connection with a termination of all Commitments relating to the anticipated closing of a refinancing or other transaction, the proceeds of which are to be applied to repay amounts owing hereunder) be irrevocable once given and effective only upon receipt by the Agent; provided, however, the Borrowers shall compensate the Lenders (in accordance with Section 5.4.) for any losses attributable to a permitted revocation of such notice; and provided, further, if the Borrowers seek to reduce the aggregate amount of all Commitments below $25,000,000, then the Commitments shall all automatically and permanently be reduced to zero. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced, may not be increased or reinstated (other than pursuant to Section 2.12.).
Section 2.11 Amount Limitations. Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.10. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments, the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the lesser of (i) the aggregate amount of the Commitments at such time and (ii) the Borrowing Base at such time.

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Section 2.12 Incremental Commitments. (a) The MG Borrower shall have the right, in consultation and coordination with the Agent as to all of the matters set forth below in this Section 2.12., but without requiring the consent of the Agent or the Lenders (except, in either case, as otherwise provided in this Section 2.12.), to request at any time and from time to time after the Effective Date and prior to the day immediately preceding the second anniversary of the Effective Date that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders) provide Incremental Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Incremental Commitment Agreement, make Loans and participate in Letters of Credit pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Agent and the Borrowers an Incremental Commitment Agreement as provided in clause (b) of this Section 2.12., such Lender shall not be obligated to fund any Loans in excess of its Commitment (if any) or participate in any Letters of Credit, in each case, as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.12.; provided, that the Lenders shall have at least 10 Business Days following the MG Borrower’s request for Incremental Commitments to decide whether or not to provide any such Incremental Commitments (and, to the extent that any Lender fails to respond within such 10 Business Day period, such Lender shall be deemed to have rejected to provide an Incremental Commitment), (ii) any Lender (including any Person which is an Eligible Assignee who will become a Lender) may so provide an Incremental Commitment without the consent of the Agent or any other Lender; provided that (x) any Person that is not a Lender prior to the effectiveness of its Incremental Commitment shall require the consent of the Agent (which consent shall not be unreasonably withheld) to provide an Incremental Commitment pursuant to this Section 2.12., (iii) the aggregate amount of each request (and provision therefor) for Incremental Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Commitment pursuant to a given Incremental Commitment Agreement pursuant to this Section 2.12. (including Persons who are Eligible Assignees and will become Lenders) of at least $5,000,000 (or such lesser amount that is acceptable to the Agent), (iv) the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 2.12. shall not exceed in the aggregate $10,000,000, (v) the MG Borrower shall not increase the Commitment pursuant to this Section 2.12. more than two times, (vi) the Applicable Margins, Termination Date and all other terms of the Loans to be incurred pursuant to an Incremental Commitment shall the same in all respects as those applicable to any other Loans, (vii) all Loans incurred pursuant to an Incremental Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the relevant Security Documents, and guaranteed under the Guaranty, on a pari passu basis will all other Loans (and related Obligations) secured by each relevant Security Document and guaranteed under the Guaranty, and (viii) each Lender (including any Person which is an Eligible Assignee who will become a Lender) agreeing to provide an Incremental Commitment pursuant to an Incremental Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, participate in Letters of Credit pursuant to Sections 2.2(j) and make Loans as provided in Section 2.1 and such Loans shall constitute Loans for all purposes of this Agreement and the other applicable Loan Documents.

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(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.12., (I) the Borrowers, each Guarantor and the Agent and each such Lender or other Eligible Assignee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the MG Borrower and the Agent an Incremental Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Commitment provided therein to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Commitment Requirements have been satisfied, (iii) all conditions set forth in this Section 2.12. shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied) and (II) the Borrowers, each Guarantor, the Agent and each Incremental Lender (as and if applicable) shall execute and deliver to the Agent such additional Security Documents and/or amendments to the Security Documents which are necessary to ensure that all Loans incurred pursuant to the Incremental Commitments are secured by each relevant Security Document (the “Incremental Security Documents”). The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement and, at such time, Schedule 2.1 shall be deemed modified to reflect the Incremental Commitments of such Incremental Lenders.
(c) It is understood and agreed that the Incremental Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Commitment Agreement shall constitute part of, and be added to, the Commitments and each Incremental Lender shall constitute a Lender for all purposes of this Agreement and each other Loan Document.
(d) At the time of any provision of Incremental Commitments pursuant to this Section 2.12., the Borrowers shall, in coordination with and if requested by the Agent, repay outstanding Loans of certain of the Lenders (notwithstanding the provisions of Section 3.2.), and incur additional Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Loans pro rata on the basis of their respective Commitments (after giving effect to any increase in the Commitments pursuant to this Section 2.12.) and with the Borrowers being obligated to pay to the respective Lenders any costs of the type referred to in Section 5.4 in connection with any such repayment and/or borrowing.
ARTICLE III
Payments, Fees and Other General Provisions
Section 3.1 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.4., the MG Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid promptly to such Lender at the applicable Lending Office of such Lender. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

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Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) and 2.2.(e) shall be made from the Lenders, each payment of the Fees under Section 3.7.(a) and the first sentence of Section 3.7.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.10. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them and owing by the Borrowers, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; and (e) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.2., shall be pro rata in accordance with their respective Commitments.
Section 3.3 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of, or interest on, any Loan, or shall obtain payment on any other Obligation owing by the MG Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by a Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 11.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 11.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Borrowers agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed by such Borrower to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers, and the provisions of this Section 3.3. shall not be construed to apply to any cash collateral or other credit support provided to the Agent in respect of a Defaulting Lender pursuant to Section 11.5. or Section 3.12.

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Section 3.4 Lockbox Account. Upon the occurrence and during the continuance of (x) an Event of Default (provided, that in the case of an Event of Default due to a failure to comply with Section 10.11 hereof, such Event of Default shall cease to continue for purposes of this Section 3.4 if, after the occurrence of such Event of Default, the Loan Parties are in compliance with Section 10.11 for two consecutive fiscal quarters and no other Events of Default have occurred) or (y) any event set forth in Section 2.6(b) (each of (x) or (y), a “Trigger Event”), all cash produced by, and all other cash proceeds (including, without limitation, cash proceeds produced from the operation) of, the Florida Property received by Holdings, the MG Borrower, any Subsidiaries, the Management Company or any agent or successor of any of the foregoing (collectively, “Receipts”) shall be managed as provided in this Section 3.4.; provided, that fee and reimbursement payments under the Delano Management Agreement received by the Management Company shall not be deemed to be Receipts for purposes of this Section 3.4.
(a) From and after the Effective Date, a non-interest bearing deposit account shall be maintained with the Agent by the Florida Borrower at the Florida Borrower’s expense (the “Lockbox Account”). Upon the occurrence and during the continuance of a Trigger Event, each of Holdings and the MG Borrower shall, and shall cause the Florida Borrower and each other Subsidiary, the Management Company and any agent or successor of any of the foregoing to, ensure that all Receipts are either (x) paid directly into the Lockbox Account or (y) within one (1) Business Day after receipt by Holdings, the MG Borrower, the Florida Borrower and each other Subsidiary, the Management Company or any other manager or agent of any of the foregoing, deposited into the Lockbox Account, in each case in accordance with procedures and arrangements acceptable to the Agent and subject only to such changes as may be approved in advance by the Agent.
(b) Each of Holdings and the Borrowers acknowledges and agrees that neither it nor any Subsidiary, the Management Company or any other manager or agent of any of the foregoing shall have any right to object to or seek to delay or to cause any application of any Receipts deposited and/or paid into the Lockbox Account or any transfer of funds in accordance with the provisions of this Section 3.4.
(c) Each of Holdings and the Borrowers acknowledges that the Lockbox Account will be subject to the control of the Agent and, upon the occurrence and during the continuance of a Trigger Event, the funds in the Lockbox Account shall only be used (x) to pay expenses in any Lockbox Budget approved by the Agent and debt service and other amounts due under this Agreement or the other Loan Documents, in each case to the extent not already funded by the Loan Parties and/or (y) at the Agent’s discretion, with the Requisite Lenders’ consent, to prepay the Loans and/or cash collateralize the Letters of Credit.

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(d) At all times after the termination of a Trigger Event or at any time when no Trigger Event exists, the Agent shall cause all of the available balance in the Lockbox Account to be released to the Florida Borrower, such release to be made as promptly as practicable to such deposit account as the Florida Borrower may designate. Funds are not available if, in the determination of the Agent, they are subject to a hold, dispute or legal process preventing their withdrawal, are not “collected funds” or, if funds are made available by the Agent in its sole discretion prior to such funds being “collected funds”, are subject to a reserve established by the Agent for settlement of funds and returned items. Each of Holdings and the Borrowers acknowledges and agrees that the Agent may debit the Lockbox Account for any entries, whether credit or debit, that are subsequently returned for any reason. Notwithstanding the foregoing or anything else in this Section 3.4. to the contrary, the Agent shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lockbox Account or any check or other payment instruction and shall not be in violation of this Section 3.4. for so doing.
(e) To the extent that any Receipts are not sent directly to the Lockbox Account but are received by Holdings, the MG Borrower or any Subsidiary after a Trigger Event, such Receipts shall be held in trust for the benefit of the Agent and remitted as promptly as practicable (and in any event, no later than one (1) Business Day after receipt thereof) in the form received, to the Lockbox Account. Each of Holdings and the Borrowers acknowledges and agrees that its compliance with the terms of this Section 3.4. is essential.
(f) Each of Holdings and the Borrowers hereby irrevocably appoints and makes each of the officers of the Agent the true and lawful attorney for each of Holdings and the Borrowers (without requiring any of them to act as such) with full power of substitution to endorse the name of Holdings or the Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Holdings or the Borrowers. In addition, if Holdings or the Borrowers breaches its obligation hereunder to direct Receipts to the Lockbox Account, the Agent, as the true and lawful attorney for Holdings or the Borrowers, may, by the signature or other act of any of the Agent’s officers (without requiring any of them to do so), direct any account debtor or other applicable Person to make payments of or with respect to Receipts to the Lockbox Account.
Section 3.5 Several Obligations. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.6 Minimum Amounts.
(a) Borrowings and Conversions. Except as otherwise provided in Section 2.2.(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each borrowing, Conversion and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

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(b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).
(c) Reductions of Commitments. Each reduction of the Commitments under Section 2.10. shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.
(d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $25,000.
Section 3.7 Fees.
(a) Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrowers agree to pay to the Agent for the account of the Lenders an unused facility fee with respect to the daily difference between the (i) aggregate amount of the Commitments and (ii) the aggregate principal amount of all outstanding Loans plus the aggregate amount of all Letter of Credit Liabilities (the “Unused Amount”). Such fee shall be computed by multiplying the Unused Amount with respect to the applicable day by one-half of one-percent (0.50%). Such fee shall be payable in arrears on the last day of each March, June, September or December of each calendar year and shall be nonrefundable. Any such accrued and unpaid fee shall also be payable on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.
(b) Letter of Credit Fees. The Borrowers agree to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans (or automatically upon the occurrence and during the continuance of an Event of Default pursuant to Sections 11.1(a), (b), (h), (i) or (j) and at the request of the Requisite Lenders upon the occurrence and during the continuance of any other Event of Default, at a per annum rate equal to 3.0% in excess of the Applicable Margin for LIBOR Loans) times the daily Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) following the occurrence of the events described in clauses (ii) and (iii), from time to time on demand of the Agent. In addition, the Borrowers shall pay to the Issuing Bank for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $1,500 or (ii) one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears (i) on the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Commitments are terminated and (iv) thereafter from time to time on demand of the Issuing Bank. The Borrowers shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

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(c) Administrative and Other Fees. The Borrowers agree to pay the administrative and other fees of the Agent as may be agreed to in writing by the Borrowers and the Agent from time to time.
Section 3.8 Computations. Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.
Section 3.9 Usury. In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the respective Lender in writing that the Borrowers elect to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.
Section 3.10 Agreement Regarding Interest and Charges. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.3.(a)(i). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, unused fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.11 Statements of Account. The Agent will account to the Borrowers monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive and binding on the Lenders and the Borrowers absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrowers from any of their respective obligations hereunder.

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Section 3.12 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.6.
(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 13.3. shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to Cash Collateralize the Issuing Bank’s Letter of Credit Liabilities with respect to such Defaulting Lender in accordance with Section 11.5; third, as the MG Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fourth, if so determined by the Agent and the MG Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Letter of Credit Liabilities with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 11.5; fifth, to the payment of any amounts owing to the Lenders or the Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 3.12.(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.12.(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(c) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 3.7(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive fees pursuant to Section 3.7(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 11.5.
(d) With respect to any fee pursuant to Section 3.7 not required to be paid to any Defaulting Lender pursuant to clause (c) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to clause (e) below, (y) pay to Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to Agent’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(e) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the MG Borrower shall have otherwise notified the Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate amount of the Loans and Letter of Credit Liabilities of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(f) Cash Collateral. If the reallocation described in clause (e) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Agent’s Fronting Exposure in accordance with the procedures set forth in Section 11.5.
(g) Defaulting Lender Cure. If the MG Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 3.12(e)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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(h) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 3.13 Taxes.
(a) Taxes Generally. All payments by or on behalf of the Borrowers of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority (but excluding (i) any taxes imposed on or measured by any Lender’s net income or branch profits in each case by the United States or by the jurisdiction under the laws of which such Lender is organized or the jurisdiction in which the principal office or applicable Lending Office of such Lender is located, (ii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document or as a result of having received a payment under, received or perfected a security interest under or sold or assigned an interest in any Loan Document), and (iii) any withholding taxes imposed as a result of the failure of the Agent or a Lender, as applicable, to provide (to the extent able) the forms or certificates required to be provided under Section 3.13.(c) and (iv) taxes arising under FATCA such excluded taxes being collectively called “Excluded Taxes” and such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by or on behalf of a Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then such Borrower or Guarantor, as applicable, will:
(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;
(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and
(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.
(b) Tax Indemnification. If any Borrower or Guarantor fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, such Borrower or Guarantor shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

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(c) Tax Forms. Each Foreign Lender agrees to deliver to the Borrowers and the Agent on or prior to the Effective Date, or in the case of (x) a Lender that is an Assignee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment) or (y) an Eligible Assignee that becomes a Lender, on the date of such assignment or on the date such Eligible Assignee becomes a Lender hereunder, as the case may be, (i) two accurate and complete original signed copies of Internal Revenue Service (“IRS”) Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by the Borrowers under this Agreement and under any Note or (ii) if the Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either IRS Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate representing that such Lender is not a “bank” within the meaning of 881(c)(3)(A) of the Internal Revenue Code (“Non-Bank Certificate”) and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from US withholding tax with respect to payments of interest to be made by the Borrowers under this Agreement and under any Note or (iii) in the case of a Lender that is a flow-through entity for US federal income tax purposes, two accurate and complete signed copies of IRS Form W-8IMY (and all necessary attachments) establishing a complete exemption from United States withholding tax with respect to payments made to the Lender under this Agreement or under any Note. In addition, each Foreign Lender shall, in the case of any payment made after December 31, 2012 in respect of any Loan, Letters of Credit, Note or obligation that was not treated as outstanding for purposes of FATCA on March 18, 2012, provide any forms, documentation, or other information as shall be prescribed by the Internal Revenue Service to demonstrate that the relevant Foreign Lender has complied with the applicable reporting requirements of FATCA so that such payments made to such Foreign Lender hereunder would not be subject to U.S. federal withholding taxes imposed by FACTA. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes, agrees to deliver to the Borrowers and the Agent on or prior to the date it becomes a party to this Agreement, two accurate and complete original signed copies of IRS Form W-9 certifying to such Person’s entitlement to exemption from United States federal backup withholding, unless such Lender demonstrates that it is treated as an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii). In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous forms or certifications obsolete or inaccurate in any material respect, such Lender will deliver to the Borrowers and the Agent two new accurate and complete original signed

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copies of IRS Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Non-Bank Certificate or Form W-8IMY (with respect to a flow-through entity) or Form W-9 (with respect to backup withholding), as the case may be, and any successor forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax or backup withholding with respect to payments by the Borrowers under this Agreement and under any Note, or it shall immediately notify the Borrowers and the Agent of its inability to deliver any such form or certificate in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 3.13.(c). Notwithstanding anything to the contrary contained in Section 3.13.(a), but subject to the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender that is lending to the Borrowers to the extent that such Lender has not provided to the Borrowers, the IRS Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 3.13.(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if such Lender has not provided to the Borrowers the IRS Forms required to be provided to the Borrowers pursuant to this Section 3.13.(c) (except, in the case of an Eligible Assignee or Assignee, to the extent the Borrowers were required to gross-up payments to the relevant assignor). Notwithstanding anything to the contrary contained in the preceding sentence, the Borrowers agree to pay any additional amounts or indemnify (in the case of a payment made by a Lender) each Lender in the manner set forth in Section 3.13.(a) and (b) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by the Borrowers (or paid by a Lender) as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any Applicable Law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.
(d) Refunds. If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by the Borrowers pursuant to this Section), it shall pay to the applicable indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable indemnifying party, upon the request of the Agent or such Lender, agrees promptly to repay the amount paid over pursuant to this Section (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the Agent or Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the Agent or Lender in a less favorable net after-tax position than the Agent or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Agent or Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person. Neither the Agent nor any Lender shall be required to pay any amounts pursuant to this paragraph (d) at any time that an Event of Default exists, provided that such amounts shall become due and payable at the time such Event of Default ceases to exist and no other Event of Default exists.

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Section 3.14 Mitigation Obligations; Replacement of Lenders.
(a) If (i) any Lender requests compensation under Section 5.1., (ii) the Borrowers are required to pay any additional amount to any Lender, the Agent or any Governmental Authority for the account of any Lender or the Agent pursuant to Section 3.13.(a) (provided that this clause (ii) shall not be applicable if the Borrowers are required to pay any additional amount to the Requisite Lenders pursuant to Section 3.13.(a)), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender shall have given notice under Section 5.1.(b) or Section 5.3. of its inability to make or maintain as such any LIBOR Loan (provided that this clause (iv) shall not be applicable if the Requisite Lenders have given such notice) or (v) any Lender becomes a Defaulting Lender (any such Defaulting Lender and any Lender referred to in (i) through (iv) above being herein referred to as an “Affected Lender”), then the MG Borrower may, by giving written notice thereof to the Agent, such Affected Lender and the other Lenders, demand that such Affected Lender assign its Commitment and all of its other interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b), in consideration of the applicable payments provided for in subsection (b) below, and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its other interests, rights and obligations under this Agreement and the other Loan Documents to such Eligible Assignee. Upon any such assignment, the Affected Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement, and shall pay to the Agent an assignment fee as provided in Section 13.5.(b)(iv). Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstance entitling the MG Borrower to require such assignment and delegation cease to apply. In the case of any such assignment resulting from a claim for compensation under Section 5.1. or payments required to be made pursuant to Section 3.13.(a) it shall be a condition to such assignment that such assignment will result in a reduction in such compensation or payments.
(b) In the case of an Affected Lender, the sum required to be paid upon assignment of its Commitment shall be (i) the purchase price equal to the outstanding principal of its Loans, accrued interest thereon and all accrued fees owing to such Affected Lender, all of which shall be paid by the Assignee, and (ii) all other amounts payable by the Borrowers to such Affected Lender hereunder (including amounts, if any, payable under Section 3.13.(a) or Section 5.1), all of which shall be paid by the Borrowers.

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ARTICLE IV
Florida Property
Section 4.1 Frequency of Calculations of Borrowing Base. Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 6.1. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under this Section 4.1, Section 4.2.(b) or 9.3.(b). Any change in the Borrowing Base Value of the Florida Property shall become effective as of the date the next Borrowing Base Certificate is delivered, provided that the applicable Borrowing Base Certificate substantiates such change. Any change in the Borrowing Base Value of the Florida Property determined pursuant to an Appraisal described in Section 4.2. or Section 4.3. shall be effective immediately upon Agent’s delivery of notice to the MG Borrower that the Agent has accepted the applicable Appraisal, and shall be reflected in a Borrowing Base Certificate reflecting such new Borrowing Base Value, which certificate shall be delivered by the MG Borrower to the Agent within five Business Days of the MG Borrower’s receipt of such notice from the Agent. Notwithstanding the foregoing, to the extent that any decrease in the Borrowing Base Value of the Florida Property resulting from an Appraisal would require the Borrowers to prepay any Loan or cash collateralize any Letter of Credit pursuant to Section 2.6(b), such prepayment or cash collateral shall be due within five Business Days after the date that the Agent has delivered to the MG Borrower notice that the Agent has accepted such Appraisal; provided further, however, that nothing contained in this sentence shall delay the effectiveness of such decrease in the Borrowing Base Value of the Florida Property for the purposes of determining whether any condition is met for the making of any Loan or the issuance of any Letter of Credit.
Section 4.2 Frequency of Appraisals. The Appraised Value of the Florida Property shall be determined or redetermined, as applicable, under each of the following circumstances:
(a) The Agent will obtain a new Appraisal for the Florida Property in the second fiscal quarter of 2012, and such Appraisal shall be at the sole cost of the Borrowers;
(b) The Agent may also obtain a new Appraisal of the Florida Property once during every twelve (12) months following the date of the Appraisal described in subsection (a) above, or at any time and more frequently if a Default or an Event of Default exists. Any such Appraisal will be at the sole cost of the Borrowers. The Agent will also be allowed to obtain a new Appraisal of the Florida Property at any other time that the Agent has a reasonable basis to believe that the value of the Florida Property has changed (but in no event more than once every 6 months), in its discretion or at the request of the Requisite Lenders; provided, that any such Appraisal will be at the sole cost of the Lenders. The Borrowing Base shall be redetermined as a result of delivery of any new Appraisal performed under this Section 4.2. or under Section 4.3. below, in each case to the extent such Appraisal is accepted by the Agent pursuant to Section 4.1.; and within five Business Days after MG Borrower’s receipt of notice from the Agent that the Agent has accepted such Appraisal, the MG Borrower shall deliver to the Agent, a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to the new Appraised Value of any applicable Properties.

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(c) Following any Major Casualty or any “Major Taking” under and as defined in any Security Deed, and such Appraisal shall be at the sole cost of the Borrowers; and
(d) Upon the MG Borrower’s written request for a redetermination of the Appraised Value of the Florida Property, the Agent shall redetermine the Appraised Value of the Florida Property (based on a new Appraisal of the Florida Property obtained by the Agent), all at the Borrowers’ expense; provided, that the MG Borrower may request a new Appraisal of the Florida Property pursuant to this subsection only 2 times.
Section 4.3 Additional Appraisals Required under Applicable Law. If under FIRREA or any other Applicable Law, the Agent or any Lender is required to obtain an Appraisal of the Florida Property in addition to any other Appraisal previously obtained with respect to the Florida Property pursuant to this Agreement, the Agent shall have the right to cause such an Appraisal to be prepared at the Borrowers’ cost and expense. The Borrowing Base shall be redetermined as a result of delivery of any such new Appraisal if Applicable Law requires such redetermination, in which case the Borrowing Base shall be redetermined in the manner required under such Applicable Law.
ARTICLE V
Yield Protection, Etc.
Section 5.1 Additional Costs; Capital Adequacy.
(a) Additional Costs. The Borrowers shall promptly pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than Taxes that are provided for in Section 3.3. and Excluded Taxes); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any Commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

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(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the MG Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).
(c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit (other than Taxes that are provided for in Section 3.3. and Excluded Taxes) and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrowers shall pay promptly, and in any event within 10 days of demand, to the Issuing Bank for its account or the account of such Lender, as applicable, from time to time as specified by the Issuing Bank or a Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.
(d) Notification and Determination of Additional Costs. Each of the Agent, the Issuing Bank and each Lender agrees to notify the MG Borrower of any event occurring after the Agreement Date entitling the Agent, the Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent, the Issuing Bank or any Lender to give such notice shall not release the Borrowers from any of its obligations hereunder (and in the case of a Lender, to the Agent); provided further, that (i) none of the Agent, the Issuing Bank or any Lender shall be entitled to claim any additional cost, reduction in amounts, loss, tax or other additional amount under this Section 5.1. if such Person fails to provide such notice to the MG Borrower within 270 days of the date the Agent, the Issuing Bank or such Lender becomes aware of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amount and (ii) it shall be a condition precedent to any claim under this Section 5.1. that the claimant is generally imposing similar claims or charges on its other similarly situated borrowers. The Agent, the Issuing Bank or such Lender agrees to furnish to the MG Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent, the Issuing Bank or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent, the Issuing Bank or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

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Section 5.2 Suspension of LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:
(a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or
(b) the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;
then the Agent shall give the MG Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrowers shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either cause such Loan to be repaid or cause such Loan to be Converted into a Base Rate Loan.
Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the MG Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).
Section 5.4 Compensation. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss (but not lost profits), cost or expense that such Lender reasonably determines is attributable to:
(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan;
(b) any failure by any Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation; or

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(c) any revocation of a notice of termination of Commitments delivered by the MG Borrower pursuant to Section 2.10.
Upon the MG Borrower’s request, any Lender requesting compensation under this Section shall provide the MG Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 5.5 Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b) or 5.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the MG Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1. or 5.3. that gave rise to such Conversion no longer exist:
(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender gives notice to the MG Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 5.6 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 5.1. or 5.3. to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

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Section 5.7 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.
ARTICLE VI
Conditions Precedent
Section 6.1 Initial Conditions Precedent. The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:
(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:
(i) counterparts of this Agreement executed by each of the parties hereto;
(ii) Notes executed by the Borrowers payable to each Lender and complying with the applicable provisions of Section 2.9.;
(iii) the Guaranty executed by Holdings and the Management Company;
(iv) a Security Deed executed by the Florida Borrower;
(v) an Assignment of Leases and Rents executed by the Florida Borrower;
(vi) an Environmental Indemnity Agreement executed by the Florida Borrower and the MG Borrower;
(vii) Intentionally Omitted;
(viii) the Pledge Agreement executed by the MG Borrower as the owner of all the outstanding Equity Interests of the Florida Borrower, subjecting all such Equity Interests to the Lien of the Pledge Agreement and all certificates, if any, representing any such Equity Interests, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the MG Borrower, together with an Acknowledgment and Consent, substantially in the form of Schedule 2 to the Pledge Agreement, duly executed by the Florida Borrower as the issuer of such Equity Interest;
(ix) the Security Agreement executed by the Florida Borrower;

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(x) each document (including, without limitation, any UCC financing statement) required by the Pledge Agreement, the Security Agreement or under Applicable Law or reasonably deemed necessary or appropriate by the Agent to be entered into, filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected first-priority Lien in (i) the Equity Interests in the Florida Borrower and all other related Collateral (as defined in the Pledge Agreement) and (ii) such reserves, operating accounts, deposit accounts, trademarks, copyrights, other Intellectual Property and all other related Collateral (as defined in the Security Agreement), shall have been entered into, filed, registered or recorded or shall have been delivered to the Agent and be in proper form for filing, registration or recordation, as appropriate;
(xi) a Property Management Contract Assignment executed by the Florida Borrower and the Management Company;
(xii) Intentionally Omitted;
(xiii) an opinion or opinions of counsel to the Loan Parties, addressed to the Agent, the Issuing Bank and the Lenders;
(xiv) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;
(xv) a certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(xvi) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the MG Borrower, the officers of the MG Borrower then authorized to deliver Notices of Borrowings, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;
(xvii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

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(xviii) closing certificates in the form of Exhibit T attached hereto (or otherwise in form and substance satisfactory to the Agent) duly completed and executed by the Borrowers;
(xix) evidence of the payment of all Fees then due and payable under Section 3.7., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;
(xx) a Borrowing Base Certificate calculated as of June 30, 2011;
(xxi) copies of all Property Management Agreements, franchise or license agreements and all other material contracts, if any, which relate to the use, occupancy, operation, management, maintenance, enjoyment or ownership of the Florida Property;
(xxii) copies of all material occupancy and operating permits and licenses relating to the use, occupancy, operation, maintenance, enjoyment or ownership of the Florida Property;
(xxiii) an ALTA 2006 Form mortgagee’s policy of title insurance or other form acceptable to the Agent in favor of the Agent for the benefit of the Lenders with respect to the Florida Property, including endorsements with respect to such items of coverage as the Agent may reasonably request (and which endorsements are available in Florida), in a coverage amount equal to no less than $100,000,000, issued by Chicago Title Insurance Company, showing the fee simple title to the land and improvements described in the Security Deed as vested in the Florida Borrower, and insuring that the Lien granted by the Security Deed is a valid first priority Lien, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Agent and nonconsensual Liens permitted by Section 10.2. and copies of all documents of record reflected in Schedule B of such policy of title insurance;
(xxiv) a certified survey of the Florida Property prepared by a surveyor licensed in Florida in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;
(xxv) a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Florida Property, in form and substance acceptable to the Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Florida Borrower and evidence of flood insurance, in the event any improved parcel of the Florida Property is located in a special flood hazard area);
(xxvi) evidence in the form of (x) a zoning report prepared by the Planning Zoning Resource Corporation or (y) an ALTA 3.1 zoning endorsement to the title policy for the Florida Property indicating that the Florida Property complies with applicable zoning and land use laws or that the Florida Property is the subject of a legal non-conforming use;

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(xxvii) final certificates of occupancy for all improvements located at the Florida Property which require a certificate of occupancy under Applicable Law;
(xxviii) an Appraisal of the Florida Property acceptable to the Agent;
(xxix) an inspection report prepared by an architect or engineer acceptable to the Agent and addressed to the Agent for the benefit of the Lenders with respect to the Florida Property;
(xxx) copies of all engineering, mechanical, structural and maintenance studies performed with respect to the Florida Property not more than 12 months old;
(xxxi) evidence that the insurance that will be required under the applicable Loan Document for the Florida Property is in effect;
(xxxii) a “Phase I” (and a “Phase II” if warranted) environmental assessment of the Florida Property not more than 12 months old prepared by an environmental engineering firm acceptable to the Agent and upon which the Agent and the Lenders are expressly permitted to rely, and any additional environmental studies or assessments available to any Borrower performed with respect to the Florida Property;
(xxxiii) UCC, tax, judgment and lien search reports with respect to all applicable Loan Parties and the Florida Property in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no Liens of record on the Florida Property or any of the Collateral relating thereto other than Liens expressly permitted under the Loan Documents to exist on the Florida Property or any of the Collateral relating thereto;
(xxxiv) copies of all leases of the Florida Property; and
(xxxv) such other due diligence materials, documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.
(b) In the good faith judgment of the Agent and the Lenders:
(i) there shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or circumstance since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries delivered to the Agent and the Lenders prior to the Effective Date that has had or could reasonably be expected to result in a Material Adverse Effect;

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(ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party;
(iii) Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the MG Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and
(iv) there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.
(c) When all of the conditions contained in the immediately preceding subsections (a) and (b) have been satisfied or waived in accordance with the terms hereof, the Agent shall promptly notify the MG Borrower and the Lenders thereof.
Section 6.2 Conditions Precedent to All Loans and Letters of Credit. The obligations of the Lenders to make any Loans and of the Issuing Bank to issue any Letters of Credit are all subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto and (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole). Each Credit Event shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrowers otherwise notify the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrowers shall be deemed to have represented to the Agent, the Issuing Bank and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article VI. have been satisfied.

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ARTICLE VII
Representations and Warranties
Section 7.1 Representations and Warranties. In order to induce the Agent, the Issuing Bank and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, Holdings and each of the Borrowers represents and warrants to the Agent, the Issuing Bank and each Lender as follows:
(a) Organization; Power; Qualification. Each of Holdings, the MG Borrower, each other Loan Party and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b) Ownership Structure. Part I of Schedule 7.1.(b) sets forth, as of the Effective Date, a complete and correct list in all material respects of all Subsidiaries of Holdings setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or a Foreign Subsidiary. Except as disclosed in such Schedule (i) each of Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries owns, free and clear of all Liens (other than Liens permitted under Section 10.2.), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person that is a Subsidiary of Holdings organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 7.1.(b) sets forth, as of the Effective Date, a complete and correct list in all material respects of all Unconsolidated Affiliates of the MG Borrower setting forth for each such Unconsolidated Affiliate, (i) the jurisdiction of organization of such Unconsolidated Affiliate, (ii) each Person that is a Loan Party or a Subsidiary of Holdings holding any Equity Interests in such Unconsolidated Affiliate and (iii) the percentage of ownership of such Unconsolidated Affiliate represented by such Equity Interests.

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(c) Authorization of Agreement, Etc. The Borrowers have the right and power, and have taken all necessary action to authorize them, to borrow and obtain other extensions of credit hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Loan Party and each is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) except as set forth in Schedule 7.1.(d), require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party; (ii) violate, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens created pursuant to the Security Documents.
(e) Compliance with Law; Governmental Approvals. Each of Holdings, the MG Borrower, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(f) Title to Properties; Liens. Schedule 7.1.(f) is a complete and correct listing of all of the real property owned or leased by Holdings, the MG Borrower, each other Loan Party and each other Subsidiary as of the Effective Date. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. Except as set forth on such Schedule, there are no Liens against any assets of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary except for Liens permitted under Section 10.2.

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(g) Existing Indebtedness. Schedule 7.1.(g) is a complete and correct listing, as of the Effective Date of all Indebtedness for borrowed money of Holdings, the MG Borrower and its Subsidiaries, including without limitation, Indebtedness in respect of Guarantees, in each case, that is not otherwise disclosed on the financial statements referenced in Section 7.1(k)(ii).
(h) Material Contracts. Schedule 7.1.(h) is a true, correct and complete listing of all Material Contracts as of the Effective Date. As of the Effective Date, no event or condition exists which with the giving of notice, the lapse of time, or both, would permit any party (other than the Loan Parties and their Subsidiaries) to any such Material Contract to terminate such Material Contract as a result of any default condition thereunder.
(i) Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of Holdings or the Borrowers, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting Holdings, the MG Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or, to Holdings or the Borrowers’ knowledge, threatened relating to Holdings, the MG Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.
(j) Taxes. All federal, state and other tax returns of Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon Holdings, the MG Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.5. As of the Effective Date, none of the United States income tax returns of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of Holdings, the MG Borrower, each other Loan Party and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.
(k) Financial Statements. The MG Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ending December 31, 2010, and the related audited consolidated statements of operations and comprehensive loss, cash flows and net assets (deficit) for the fiscal year ending on such dates, with the opinion thereon of BDO Seidman, LLP, and (ii) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2011, and the related unaudited consolidated statements of operations and comprehensive loss, cash flows and net assets (deficit) for the period of one fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Holdings and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). As of the Effective Date, neither Holdings nor any of its Subsidiaries has any contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

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(l) No Material Adverse Change. Since December 31, 2010, there has been no material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole. As of the Effective Date, each of Holdings, the Borrowers and the Management Company is Solvent. Holdings is Solvent on a consolidated basis and each of the Borrowers is Solvent.
(m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any Plan. As of the Effective Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(n) Not Plan Assets; No Prohibited Transaction. None of the assets of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(o) Absence of Defaults. None of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any such person under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(p) Environmental Laws. Each of Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither Holdings nor any of the Borrowers is aware of, or has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to Holdings, the MG Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, arising under Environmental Laws or based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of Holdings or the Borrowers, threatened, against Holdings, the MG Borrower, any other Loan Party or any other Subsidiary relating to Environmental Laws.
(q) Investment Company; Etc. None of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r) Margin Stock. No part of the proceeds of the Loans, and no Letter of Credit, will be used to purchase or carry any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying such margin stock. Neither the making of any Loan nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(s) Affiliate Transactions. Except as permitted by Section 10.8., None of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary is a party to any transaction with an Affiliate.

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(t) Intellectual Property. Each of Holdings, the MG Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, rights in trade dress, trade secrets and copyrights (including, without limitation, in the case of the Florida Borrower the right to use of the name “Delano” in connection with the ownership and operation of the Florida Property pursuant to the Delano Management Agreement) (collectively, “Intellectual Property”), necessary or material to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, trade dress right, copyright or other proprietary right of any other Person. Each of Holdings, the MG Borrower, each other Loan Party and each other Subsidiary has taken all steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. As of the Effective Date, no claim has been asserted by any Person with respect to the use of any such Intellectual Property by Holdings, the MG Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The current operation and development of boutique hotels by Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect. There is no requirement under Applicable Law that the Florida Property be known as or operated under the name “The Delano” or any other name.
(u) Business. Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of operating, owning, acquiring and redeveloping boutique hotels, together with other business activities incidental thereto.
(v) Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby, except for any compensation that will have been paid on or prior to the Effective Date.
(w) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, Holdings, the MG Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, Holdings, the MG Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.

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(x) Foreign Assets Control. None of Holdings, the MG Borrower, any other Loan Party, any other Subsidiary or to the knowledge of Holdings or the Borrowers any Affiliate; (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities in a manner that violates Applicable Law, (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities in a manner that violates Applicable Law, or (iv) will apply the proceeds of this Credit Agreement in any way that would cause any of the parties to the Agreement to violate Applicable Law; provided, however, that with respect to transactions with individual hotel guests, the above representations are made to the best of knowledge and belief.
(y) Swap Agreements. As of the Effective Date, except for the Swap Agreements listed on Schedule 7.1.(y), (i) no Loan Party is a party to or a guarantor of any Swap Agreement; (ii) no Swap Agreement is secured by any assets of any Loan Party; and (iii) no Loan Party has any direct or contingent obligation with respect to any Swap Agreement.
Section 7.2 Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of Holdings or the Borrowers or any other Loan Party prior to the Effective Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers to the Agent and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole). All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

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ARTICLE VIII
Affirmative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., each of the Lenders directly and adversely affected thereby) shall otherwise consent in the manner provided for in Section 13.6., each of Holdings and the Borrowers, as applicable, shall comply with the following covenants:
Section 8.1 Preservation of Existence and Similar Matters. Except as otherwise permitted under Section 10.3., Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.
Section 8.2 Compliance with Applicable Law and Material Contracts. Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of (i) all Material Contracts to which it is a party, (ii) the Delano Management Agreement and (iii) the Delano License, in each case if the failure with which to comply could give any other party thereto the right to terminate such Material Contract, the Delano Management Agreement or the Delano License, as applicable.
Section 8.3 Maintenance of Property. In addition to the requirements of any of the other Loan Documents, Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all material tangible properties, ordinary wear and tear and casualty and condemnation events (subject to Sections 3.12. and 4.1. of the Security Deed) excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such material properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
Section 8.4 Insurance. In addition to the requirements of any of the other Loan Documents, Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies (with an A.M. Best policyholders rating of at least A-IX (with respect to liability) or A-X (with respect to property damage)) against such risks (including, without limitation, acts of terrorism) and in such amounts as are customarily maintained by prudent Persons engaged in similar businesses and in similar locations and in any event as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrowers will at all times cause insurance coverage on the Florida Property to be maintained consistent in all material respects with such insurance coverage maintained on the Effective Date, including, without limitation, wind damage insurance in the amount of $100,000,000, provided that if such wind damage insurance is not available on commercially reasonable terms, then such other amount as may be reasonably approved by the Agent.

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Section 8.5 Payment of Taxes and Claims. Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of Holdings, the MG Borrower, such other Loan Party or such other Subsidiary, as applicable, in accordance with GAAP.
Section 8.6 Visits and Inspections. Holdings and the MG Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall exist, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrowers), as the case may be, to: (a) visit and inspect all properties of Holdings, the MG Borrower, such other Loan Party or such other Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, each of Holdings and the Borrowers shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary with its accountants.
Section 8.7 Use of Proceeds; Letters of Credit. The Borrowers shall use the proceeds of the Loans and the Letters of Credit for general corporate purposes only and not to fund or support any activity that this Agreement does not permit the Borrowers to undertake. No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to fund any operations in, to finance any investments or activities in, or to make any payments to, a Sanctioned Person or Sanctioned Entity.

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Section 8.8 Environmental Matters. Holdings and the MG Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, comply with all Environmental Laws and to maintain their Property in compliance with all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. If Holdings, the MG Borrower, any other Loan Party or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Holdings, the MG Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring Holdings, the MG Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive notice from a Governmental Authority or private party alleging that Holdings, the MG Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the MG Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by Holdings, the MG Borrower, any other Loan Party or any other Subsidiary. Holdings and the MG Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.
Section 8.9 Books and Records. Holdings and the MG Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.
Section 8.10 Further Assurances. The Borrowers shall, at the Borrowers’ cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts, that may be necessary or advisable in the reasonable opinion of the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.
Section 8.11 Exchange Listing. Holdings shall maintain at least one class of common shares of Holdings having trading privileges on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.
Section 8.12 Minimum Hedging Requirement. At all times not less than seventy percent (70%) of the consolidated funded indebtedness (excluding the aggregate principal amount of all outstanding Loans plus the aggregate amount of all Letter of Credit Liabilities) of Holdings shall bear interest at a fixed rate or be the subject of one or more hedge arrangements which have the effect of making the indebtedness which is the subject of such hedge arrangements bear interest at a fixed rate.
Section 8.13 Post-Closing Deliverables. Not later than 45 days following the Effective Date (or such later date as may be permitted by the Agent in its sole discretion), the Florida Borrower shall execute and deliver a deposit account control agreement, executed by the Florida Borrower, Wells Fargo Bank, N.A. and the Agent, in form and substance reasonably satisfactory to the Agent.

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ARTICLE IX
Information
For so long as this Agreement is in effect, unless the Requisite Lenders shall otherwise consent in the manner set forth in Section 13.6., Holdings and the Borrowers, as applicable, shall comply with the following covenants:
Section 9.1 Quarterly Financial Statements. Not later than 5 days following the filing by Holdings of its Form 10-Q with the SEC, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the MG Borrower shall furnish to the Agent a copy of Holdings’ unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
Section 9.2 Year-End Statements. Not later than 5 days following the filing by Holdings of its Form 10-K with the SEC, and in any event within 90 days after the end of each fiscal year of Holdings, the MG Borrower shall furnish to the Agent a copy of Holdings’ audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO Seidman, LLP or other independent registered public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
Section 9.3 Compliance Certificate; Borrowing Base Certificate; Etc. Concurrently with the delivery of financial statements under Sections 9.1. and 9.2., the MG Borrower shall furnish to the Agent each of the following:
(a) Compliance Certificate. A certificate of a Financial Officer substantially in the form of Exhibit I (a “Compliance Certificate”) (i) providing the certification set forth therein as to the existence of a Default or Event of Default, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the covenants contained in Section 10.11. and (iii) stating whether any change in the application of GAAP to the financial statements of Holdings has occurred since the later of the date of the MG Borrower’s audited financial statements referred to in Section 7.1.(k) and the date of the prior certificate delivered pursuant to this Section indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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(b) Borrowing Base Certificate. A Borrowing Base Certificate including a calculation of the Adjusted Net Operating Income of the Florida Property and setting forth the other information to be contained therein as of the last day of the applicable fiscal period; and
(c) Income Statements. An income statement for the Florida Property for the period covered by the applicable financial statements.
Section 9.4 Other Information. Holdings or the MG Borrower, as applicable, shall furnish to the Agent each of the following:
(a) Securities Filings. Within five Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Holdings, the MG Borrower, any other Loan Party or any other Subsidiary shall file with the SEC or any national securities exchange;
(b) Budgets. Prior to the commencement of each fiscal year of Holdings, (i) a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year) and (ii) a detailed operating budget for the Florida Property for such fiscal year (including a projected balance sheet and statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year) and, in each case, promptly when available, any significant revisions of any such budget;
(c) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings or applicable member of the ERISA Group is required or proposes to take;

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(d) Change of Financial Condition. Prompt notice of any change in the business, operations, properties, financial condition or results of operations of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;
(e) Default. Promptly upon a Financial Officer obtaining knowledge thereof, notice of the occurrence of any Default or Event of Default;
(f) Patriot Act Information. From time to time and promptly upon each request, information identifying any Loan Party as a Lender may request in order to comply with the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Act”);
(g) Intentionally Omitted;
(h) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of Holdings, the MG Borrower, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request;
(i) ADR, Etc. Within thirty (30) days after the end of each calendar month, commencing with July, 2011, average daily rate, occupancy and revenue per available room reports for the Florida Property for such calendar month; and
(j) STAR Reports. Within thirty (30) days after the end of each calendar month, commencing with July, 2011, STAR reports from Smith Travel Research for the Florida Property for such calendar month.

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Section 9.5 Electronic Delivery of Certain Information. (a) Holdings and the MG Borrower may deliver documents, materials and other information required to be delivered pursuant to Article IX. (collectively, “Information”) in an electronic format acceptable to the Agent by e-mailing any such Information to an e-mail address of the Agent as specified by the Agent from time to time. The Agent shall promptly post such Information (which the Agent shall do promptly upon receipt) on behalf of Holdings or the MG Borrower, as applicable, on an internet or intranet website to which each Lender and the Agent has access, whether a commercial, third-party website (such as Intralinks or SyndTrak) or a website sponsored by the Agent (the “Platform”).
(b) In addition, Holdings and the MG Borrower may deliver Information required to be delivered pursuant to Sections 9.1., 9.2., and 9.4.(a) by posting any such Information to Holdings’ internet website (as of the Effective Date, www.morganshotelgroup.com). Any such Information provided in such manner shall only be deemed to have been delivered to the Agent or a Lender (i) on the date on which the Agent or such Lender, as applicable, receives notice from Holdings or the MG Borrower that such Information has been posted to Holdings’ internet website and (ii) only if such Information is publicly available without charge on such website. If for any reason, the Agent or a Lender either did not receive such notice or after reasonable efforts was unable to access such website, then the Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 13.1., Holdings and the MG Borrower may notify the Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Agent or such Lender, as applicable.
(c) Notwithstanding anything in this Section to the contrary Holdings and the MG Borrower shall deliver paper copies of Information to the Agent or any Lender that requests Holdings and the MG Borrower to deliver such paper copies until a written request to cease delivering paper copies is given to Holdings and the MG Borrower by the Agent or such Lender, as applicable.
(d) Each of Holdings and the Borrowers acknowledges and agrees that the Agent may make Information, as well as any other written information, reports, data, certificates, documents, instruments, agreements and other materials relating to Holdings, the MG Borrower, any Subsidiary or any other Loan Party or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated by the Loan Documents, in each case to the extent that the Agent’s communication thereof to the Lenders is otherwise permitted hereunder (collectively, the “Communications”) available to the Lenders by posting the same on the Platform. Each of Holdings and the Borrowers acknowledges that (i) the distribution of material through an electronic medium, such as the Platform, is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.
(e) The Agent shall have no obligation to request the delivery or to maintain copies of any of the Information or other materials referred to above, and in no event shall have any responsibility to monitor compliance by Holdings or the Borrowers with any such requests. Each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such Information or other materials.

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ARTICLE X
Negative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders directly and adversely affected thereby) shall otherwise consent in the manner set forth in Section 13.6., each of Holdings and the Borrowers, as applicable, shall comply with the following covenants:
Section 10.1 Indebtedness; Certain Equity Securities. (a) The MG Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents;
(ii) (1) Indebtedness existing on the Effective Date and set forth in Schedule 7.1(g) or otherwise disclosed on the financial statements referenced in Section 7.1(k)(ii), and (2) extensions, renewals and replacements of any Indebtedness set forth on Schedule 7.1(g) (other than the Convertible Notes), provided that such extending, renewal or replacement Indebtedness (A) other than in the case of extending, renewing or replacing Indebtedness in respect of the Hudson Hotel, shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced (unless such obligor is a Subsidiary formed specifically for that purpose), (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon), and (C) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced;
(iii) Nonrecourse Indebtedness of any Subsidiary that is not a Loan Party and obligations of any Loan Party (other than the Florida Borrower or any of its Subsidiaries) in respect of Customary Nonrecourse Exceptions; provided that after giving effect to the incurrence of such Indebtedness, Holdings shall be in pro forma compliance with the covenants set forth in Section 10.11;
(iv) Indebtedness of the MG Borrower to any Subsidiary and of any Subsidiary to the MG Borrower or any other Subsidiary, provided (A) that Indebtedness of any Subsidiary that is not a Loan Party to the MG Borrower or any Subsidiary that is a Loan Party shall be subject to Section 10.4. and (B) Indebtedness of the MG Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms set forth on Exhibit G or as otherwise may be reasonably satisfactory to the Agent;
(v) Guarantees by the MG Borrower of Indebtedness of Holdings or any Subsidiary and by any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) of Indebtedness of the MG Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (a)(ii) or (a)(vii)), (B) Guarantees by the MG Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 10.4. and (C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Subsidiary that is a Loan Party to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

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(vi) (A) Indebtedness of the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon); provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding, and any Indebtedness permitted by this clause (vi) that is incurred on or after the Effective Date shall not be used to finance the acquisition, construction, improvement or expansion of hotels not owned by the MG Borrower or its Subsidiaries;
(vii) Indebtedness of any Person that becomes a Subsidiary (other than a Subsidiary of the Florida Borrower) after the Effective Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary, and extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon), provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $5,000,000 at any time outstanding;
(viii) other unsecured Indebtedness of the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;
(ix) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(x) Indebtedness of the MG Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;

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(xi) Indebtedness in respect of Swap Agreements permitted by Section 10.6.;
(xii) to the extent constituting Indebtedness of the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) Investments made pursuant to Section 10.4(l), (m) or (q);
(xiii) (A) Guarantees and/or indemnities (other than in respect of payment of principal or interest) by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in respect of capital contributions, project completions and cost-overruns and other performance matters and (B) Guarantees and/or indemnities by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in respect of Customary Nonrecourse Exceptions, in each case in connection with investments or Indebtedness otherwise permitted under this Agreement and (C) indemnities by the Florida Borrower incurred in the ordinary course of business in connection with the ownership and operation of the Florida Property, including, without limitation, pursuant to contracts for the restoration or renovation of property owned by the Florida Borrower;
(xiv) unsecured Indebtedness incurred solely in connection with the acquisition of Equity Interests in a Subsidiary or joint venture permitted pursuant to Section 10.4., provided that such unsecured Indebtedness (A) shall not exceed $25,000,000 at any time outstanding, (B) shall not have an earlier maturity date or shorter weighted average life than one (1) year after the Termination Date and (C) shall be an obligation incurred by the buyer to the seller in connection with the acquisition of such Equity Interests, and provided further that such unsecured Indebtedness may be guaranteed by a Subsidiary (other than the Florida Borrower or any of its Subsidiaries) so long as such Subsidiary concurrently becomes a Guarantor under the Guaranty;
(xv) unsecured Indebtedness incurred (other than by the Florida Borrower or any of its Subsidiaries) to refinance the Trust Preferred Securities existing on the Effective Date, provided that such unsecured Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Trust Preferred Securities being refinanced (plus any accrued but unpaid interest and redemption premium thereon), (B) shall not have an earlier maturity date or shorter weighted average life than two (2) years after the Termination Date, (C) shall not contain any (i) financial maintenance covenants and (ii) Operational Covenants that are more restrictive than the covenants contained in the Loan Documents and (D) shall have an interest rate of less than 8.675%, and provided further that such unsecured Indebtedness may be guaranteed by a Subsidiary (other than the Florida Borrower or any of its Subsidiaries) so long as such Subsidiary concurrently becomes a Guarantor under the Guaranty;

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(xvi) unsecured Indebtedness incurred (other than by the Florida Borrower or any of its Subsidiaries) to refinance the Convertible Notes, provided that such unsecured Indebtedness (A) shall not be in a principal amount that exceeds the principal amount of the Convertible Notes being refinanced (plus any accrued but unpaid interest and redemption premium thereon), (B) shall not have an earlier maturity date or shorter weighted average life than two (2) years after the Termination Date, and (C) shall not contain any (x) financial maintenance covenants (it being understood that this clause shall not limit financial condition covenants that apply solely as conditions to the consummation of specified transactions) and (y) Operational Covenants that are more restrictive than the Operational Covenants contained in the Loan Documents, and provided further that (i) Holdings is in compliance, on a Pro Forma Basis after giving effect to such unsecured Indebtedness, with the covenant contained in Section 10.11., (ii) such unsecured Indebtedness may be guaranteed by a Subsidiary (other than the Florida Borrower or any of its Subsidiaries) so long as such Subsidiary concurrently becomes a Guarantor under the Guaranty and (iii) such unsecured Indebtedness may contain Operational Covenants that are more restrictive than the Operational Covenants contained in the Loan Documents so long as, if the Requisite Lenders shall so request, the Borrowers shall, and shall cause the Guarantors to, enter into such agreements as may be reasonably requested to modify the Loan Documents to contain those of the more restrictive Operational Covenants applicable to such unsecured Indebtedness as may be specified in the request of the Requisite Lenders (it being understood that the incorporation of any such Operational Covenants shall also incorporate any applicable default notice and cure periods included in such unsecured Indebtedness with respect to such incorporated Operational Covenants); and
(xvii) unsecured Indebtedness incurred (other than by the Florida Borrower or any of its Subsidiaries) to refinance Preferred Stock existing on the Effective Date, provided that such unsecured Indebtedness (A) shall not be in a principal amount that exceeds the redemption price of the Preferred Stock being refinanced, (B) shall not have an earlier maturity date or shorter weighted average life than two (2) years after the Termination Date and (C) shall not contain any (i) financial maintenance covenants (it being understood that this clause shall not limit financial condition covenants that apply solely as conditions to the consummation of specified transactions) and (ii) Operational Covenants that are more restrictive than the covenants contained in the Loan Documents, provided further (i) that the Fixed Charge Coverage Ratio, on a Pro Forma Basis after giving effect to such unsecured Indebtedness, shall be greater than or equal to 1.50 to 1.00, (ii) that such unsecured Indebtedness may be guaranteed by a Subsidiary (other than the Florida Borrower or any of its Subsidiaries) so long as such Subsidiary concurrently becomes a Guarantor under the Guaranty and (iii) such unsecured Indebtedness may contain Operational Covenants that are more restrictive than the Operational Covenants contained in the Loan Documents so long as, if the Requisite Lenders shall so request, the Borrowers shall, and shall cause the Guarantors to, enter into such agreements as may be reasonably requested to modify the Loan Documents to contain those of the more restrictive Operational Covenants applicable to such unsecured Indebtedness as may be specified in the request of the Requisite Lenders (it being understood that the incorporation of any such Operational Covenants shall also incorporate any applicable default notice and cure periods included in such unsecured Indebtedness with respect to such incorporated Operational Covenants).
(b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents and (ii) Indebtedness that would be permitted to be created, incurred or assumed by the MG Borrower or any Subsidiary under Sections 10.1.(a)(ii), (v), (ix), (x), (xi), (xiii), (xiv), (xv), (xvi) and (xvii).

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(c) Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, issue after the Effective Date any Preferred Equity Interests except for Preferred Equity Interests that (i) are Preferred Stock or (ii) issued pursuant to the Outperformance Award Program (2011); provided that the Florida Borrower shall not issue any Preferred Equity Interests after the Effective Date.
Section 10.2 Liens. (a) Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(i) Liens created under the Loan Documents and in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted on such Collateral by such Security Document;
(ii) Permitted Liens;
(iii) any Lien on any property or asset of the MG Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.1.(f), provided that (A) such Lien shall not apply to any other property or asset of the MG Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon);
(iv) Liens securing Indebtedness permitted by clause (a)(iii) of Section 10.1; provided that such Liens shall not apply to any property of a Loan Party other than Equity Interests of the entity that directly or indirectly owns the property financed by such Indebtedness (other than Equity Interests in the Loan Parties);
(v) any Lien existing on any property or asset prior to the acquisition thereof by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) or existing on any property or asset of any Person that becomes a Subsidiary (other than a Subsidiary of the Florida Borrower) after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or asset of the MG Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon);

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(vi) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries), provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and are permitted by clause (vi)(A) of Section 10.1.(a) or to extend, renew or replace such Indebtedness and are permitted by clause (vi)(B) of Section 10.1.(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement (provided that this clause (B) shall not apply to any Indebtedness permitted by clause (vi)(B) of Section 10.1.(a) or any Lien securing such Indebtedness), (C) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (vi)(A) of Section 10.1.(a), its fair market value at the time such security interest attaches, and in any event, the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding and (D) such Liens shall not apply to any other property or assets of the MG Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);
(vii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(viii) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;
(ix) Liens that are rights of setoff relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;
(x) Liens not otherwise permitted by this Section 10.2.(a) to the extent that the aggregate outstanding principal amount of the obligations secured thereby does not exceed $1,000,000 at any time outstanding; and
(xi) Liens granted by a Subsidiary that is not a Loan Party in favor of the MG Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary to such Loan Party.
(b) No Liens on Collateral. For avoidance of a doubt, neither Holdings nor the MG Borrower will, nor will they permit the Florida Borrower or any other Subsidiary to, create, incur, assume, or permit to exist Indebtedness secured by, or Liens on, the Florida Property or any other Collateral except for Permitted Encumbrances (as defined in the Security Deed encumbering such Collateral).

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Section 10.3 Fundamental Changes. (a) Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (w) any Person (other than the Florida Borrower) may merge into the MG Borrower in a transaction in which the MG Borrower is the surviving entity, (x) any Person (other than the MG Borrower and the Florida Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Loan Party) is a Subsidiary that is Loan Party, (y) any Subsidiary (other than a Subsidiary that is a Loan Party) may liquidate or dissolve if the MG Borrower determines in good faith that such liquidation or dissolution is in the best interests of the MG Borrower and is not materially disadvantageous to the Lenders and (z) any Subsidiary (other than any Subsidiary that is a Loan Party) may merge into another Person in a transaction permitted by Section 10.5. in which such Person is the surviving entity, provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 10.4. and 10.5.
(b) The MG Borrower will not, and Holdings and the MG Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the MG Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.
(c) Holdings will not engage in any business or activity other than the ownership of Equity Interests of the MG Borrower, and activities incidental thereto and compliance with its obligations under the Loan Documents. Holdings will not own or acquire any assets (other than Equity Interests of the MG Borrower, Hard Rock Hotel Holdings LLC, cash, Permitted Investments and other immaterial assets) or incur any liabilities (other than liabilities under the Loan Documents, liabilities permitted pursuant to Section 10.1.(b), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence as a public holding company and permitted business and activities).
Section 10.4 Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests (but specifically excluding (x) Holdings’ right to acquire and hold additional Equity Interests in the MG Borrower and (y) redemptions or other repurchases by the MG Borrower or Holdings of any such Equity Interests in accordance with the provisions of Sections 4.2.(e) and 7.4.(d) of the LLC Agreement) in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a) Permitted Investments;
(b) Permitted Acquisitions;
(c) investments existing on the date hereof in any Subsidiary or joint venture and set forth on Schedule 10.4.;

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(d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, the MG Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;
(e) (i) investments by Holdings in Equity Interests of the MG Borrower, by the MG Borrower or any other Loan Party (other than Holdings) in Equity Interests of a Subsidiary that is a Loan Party or any direct or indirect Wholly Owned Subsidiary of any Loan Party and (ii) loans or advances made by the MG Borrower or any other Loan Party (other than Holdings) to any Subsidiary that is a Loan Party or any direct or indirect Wholly Owned Subsidiary of any Loan Party and (iii) any contribution of assets from a Loan Party or a Wholly Owned Subsidiary of a Loan Party to another Loan Party or Wholly Owned Subsidiary of a Loan Party;
(f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(g) investments in the form of Swap Agreements permitted by Section 10.6.;
(h) investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the MG Borrower or any Subsidiary (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
(i) investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Lien”;
(j) investments received in connection with the disposition of any asset permitted by Section 10.5.;
(k) receivables or other trade payables owing to the MG Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the MG Borrower or any Subsidiary deems reasonable under the circumstances;
(l) investments by the MG Borrower or a Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in Subsidiaries and joint ventures the primary business of which are businesses of the type conducted by the MG Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto, provided that immediately after giving effect to such investment, in the case of any investment in a joint venture that is not a Subsidiary, (i) the MG Borrower or such Subsidiary will own Equity Interests in such joint venture representing at least 50% of the aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture, (ii) the MG Borrower or a Subsidiary will manage or otherwise be responsible for the day-to-day operations of such joint venture pursuant to a customary management contract (or will have been designated to act in such capacity upon project completion) or will have influence over such day-to-day operations by virtue of a franchise arrangement (or will have been designated to have such influence upon project completion) or (iii) the MG Borrower or a Subsidiary will be the managing member or day-to-day administrative member of such joint venture, or will have approval rights over major decisions with respect to such joint venture;

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(m) other investments, loans and advances by the MG Borrower or any Subsidiary (other than the Florida Borrower or any of its Subsidiaries) in an aggregate amount, as valued at cost at the time each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance other than Guarantees permitted under Section 10.1.(a)(xiii)) and without giving effect to any write-downs or write-offs thereof, that at the time of, and after giving effect to, the making thereof would not exceed $150,000,000 plus (i) the Net Sale Proceeds of asset sales by Holdings and any of its Subsidiaries that occur after the Effective Date minus any amounts expended pursuant to Section 10.7.(ix) and (ii) the Restricted Payment Cap Amount minus any amounts expended pursuant to Section 10.7.(viii);
(n) repurchases by either of Holdings or the MG Borrower of the Trust Preferred Securities or other Equity Interests to the extent permitted by Section 10.7(viii);
(o) any Guarantees and/or indemnities permitted by Section 10.1.(a)(xiii);
(p) investments and contributions of promoted interests or assets of a similar nature to the Subsidiary formed for the purpose of issuing Equity Interests to the beneficiaries of the Executive Promoted Interest Bonus Pool (2011); and
(q) investments and contributions made, and cash flow guaranties or similar instruments of assurance provided, in connection with obtaining or maintaining management agreements in favor of the Management Company.
Notwithstanding the foregoing, the Florida Borrower will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except as provided in Sections 10.4.(a), (b), (d), (i) and (k).

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Section 10.5 Asset Sales. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the MG Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the MG Borrower or another Subsidiary in compliance with Section 10.4.(e)(i)), except:
(a) sales, transfers, leases and other dispositions of (i) inventory, (ii) used or surplus equipment and (iii) Permitted Investments, in each case in the ordinary course of business;
(b) sales, transfers, leases and other dispositions to the MG Borrower or a Subsidiary, provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 10.8.;
(c) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;
(d) sales, transfers, leases and other dispositions of property to the extent that such property constitutes an investment permitted by clause (f), (h) or (j) of Section 10.4. or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold);
(e) sale and leaseback transactions (other than with respect to the Florida Property or any other Collateral) not prohibited by any other Section of this Article X.;
(f) leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the MG Borrower or any Subsidiary;
(g) licenses or sublicenses of Intellectual Property in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the MG Borrower or any Subsidiary;
(h) dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the MG Borrower or any Subsidiary;
(i) sales, transfers and other dispositions of assets (other than the Florida Property or any other Collateral) or any direct or indirect interest therein, provided that promptly following the receipt of any cash proceeds from such sale, transfer or disposition, the MG Borrower or the applicable Subsidiary will use such proceeds to (x) acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Loan Parties, make Restricted Payments pursuant to Section 10.7.(ix) or make investments pursuant to Section 10.4.(b), (l) or (m), in each case within one (1) year of such receipt or (y) repay outstanding Indebtedness;
(j) sales, transfers and other dispositions of assets (other than the Florida Property or any other Collateral) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed $5,000,000 during any fiscal year of the MG Borrower.

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Section 10.6 Swap Agreements. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, enter into any Swap Agreement, except (i) Swap Agreements entered into to hedge or mitigate risks to which the MG Borrower or any Subsidiary has actual exposure (other than those in respect of shares of capital stock or other equity ownership interests of the MG Borrower or any Subsidiary), (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the MG Borrower or any Subsidiary, (iii) the MG Borrower or any Subsidiary will be entitled to issue interest rate protection pursuant to one or more Swap Agreements if and to the extent that one or more other Wholly Owned Subsidiaries of the MG Borrower or such Subsidiary is purchasing or already owns offsetting interest rate protection for the same duration (or longer) and notional amount (or greater) and (iv) Holdings may enter into hedge and warrant transactions in connection with the Convertible Notes or other Indebtedness incurred to refinance the Convertible Notes permitted hereunder for the purpose of reducing potential dilution from conversion of the Convertible Notes or such Indebtedness incurred to refinance the Convertible Notes permitted hereunder.
Section 10.7 Restricted Payments. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, declare or make, or authorize, directly or indirectly, any Restricted Payment, except (i) the Subsidiaries of the MG Borrower may declare and pay dividends ratably with respect to their Equity Interests, (ii) Holdings may declare and pay dividends with respect to its common stock payable solely in shares of common stock, (iii) the MG Borrower may make Restricted Payments to Holdings so that Holdings may (and Holdings may), make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans approved by Holdings’ board of directors for management or employees of Holdings, the MG Borrower and the Subsidiaries, (iv) the MG Borrower may make Restricted Payments to Holdings at such times and in such amounts (A) as shall be necessary to permit Holdings to discharge its general corporate and overhead (including franchise taxes and directors fees) expenses incurred in the ordinary course and other permitted liabilities and (B) as shall be necessary to pay the tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the MG Borrower and the Subsidiaries; provided that (1) the amount of Restricted Payments pursuant to clause (B) of this clause (iv) shall not exceed the amount that the MG Borrower and the Subsidiaries would be required to pay in respect of federal, State and local taxes were the MG Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers and (2) all Restricted Payments made to Holdings pursuant to this clause (iv) are used by Holdings for the purposes specified herein within 10 Business Days after Holdings’ receipt thereof, (v) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of Holdings, the MG Borrower and its Subsidiaries may declare and pay dividends in respect of Preferred Stock and/or Trust Preferred Securities otherwise permitted hereunder, (vi) to the extent constituting Restricted Payments, Holdings, the MG Borrower and its Subsidiaries may (A) purchase Equity Interests in any Subsidiary or joint venture to the extent otherwise permitted by Section 10.4. and (B) make interest payments in respect of the Convertible Notes, (vii) Holdings, the MG Borrower and its Subsidiaries may make Restricted Payments pursuant to the Outperformance Award Program (2011) and the Executive Promoted Interest Bonus Pool (2011), (viii) Holdings, the MG Borrower and its Subsidiaries may make Restricted Payments not otherwise permitted by this Section 10.7., including the purchase of the Trust Preferred Securities existing on the

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Effective Date and/or the redemption of the Convertible Notes, in an aggregate amount not to exceed the Restricted Payment Cap Amount and (ix) Holdings, the MG Borrower and its Subsidiaries may make Restricted Payments in order to purchase the Trust Preferred Securities existing on the Effective Date and/or in order to redeem the Convertible Notes in an aggregate amount equal to the Net Sale Proceeds from the sale of assets of Holdings and any of its Subsidiaries (excluding Net Sale Proceeds from the sale of (a) the Florida Property or (b) in the case of the Trust Preferred Securities existing on the Effective Date, the Hudson Hotel); provided that a Restricted Payment pursuant to this clause (ix) shall only be permitted if the Fixed Charge Coverage Ratio immediately after giving effect to any Restricted Payment pursuant to this clause (ix) shall be greater than or equal to the Fixed Charge Coverage Ratio immediately prior to such Restricted Payment. Notwithstanding the foregoing, Holdings, the MG Borrower and its Subsidiaries may (A) redeem Preferred Equity Interests provided that such redemption is funded through the concurrent issuance of new Preferred Equity Interests or common stock and (B) redeem the Trust Preferred Securities existing on the Effective Date, the Convertible Notes and Preferred Stock with the proceeds of any refinancing thereof permitted pursuant to Sections 10.1.(a)(xv), 10.1(a) (xvi), 10.1(a) (xvii) or 10.1(b).
Section 10.8 Transactions with Affiliates. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions at prices and on terms and conditions not less favorable to the MG Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or, in the case of management and/or franchise agreements arising in the ordinary course of business, agreements between any Subsidiary and the MG Borrower or any other Subsidiary as reasonably deemed appropriate by the MG Borrower, (ii) transactions between or among the MG Borrower and the Subsidiaries that are Loan Parties not involving any other Affiliate, (iii) payroll, travel and similar advances to cover matters permitted under Section 10.4.(d), (iv) the payment of reasonable fees to directors or managers of Holdings, the MG Borrower or any Subsidiary who are not employees of Holdings, the MG Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, managers, officers or employees of Holdings, the MG Borrower or the Subsidiaries in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, stock ownership plans and other benefit plans approved by Holdings’ board of directors or any committee thereof, (vi) employment and severance arrangements entered into in the ordinary course of business between Holdings, the MG Borrower or any Subsidiary and any employee thereof and approved by Holdings’ board of directors or any committee thereof, (vii) intentionally omitted, (viii) any Restricted Payment permitted by Section 10.7. or any distributions of cash or other assets from any Person to any Loan Party or any Subsidiary in respect of Equity Interests held by such Loan Party or Subsidiary in that Person and (ix) capital contributions and other investments permitted by Section 10.4. by the MG Borrower to a Subsidiary or other Affiliate or by a Subsidiary to any other Subsidiary or Affiliate, provided that a Financial Officer has determined in good faith that the terms of such contribution or other investment are fair and reasonable to the contributing party.

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Section 10.9 Restrictive Agreements. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the MG Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Wholly-Owned Subsidiary of the MG Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to repay loans or advances to the MG Borrower or any other Loan Party or to Guarantee the Obligations, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) Applicable Law or (B) any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.9. or included in any Indebtedness incurred pursuant to Section 10.1(a)(vii) (but shall apply to any extension or renewal of, or any amendment, modification or replacement if it results in an expansion of the scope of, any such restriction or condition in any material respect), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such Indebtedness (x) prohibits the issuer thereof (other than a Loan Party) from issuing any Guarantee of the Obligations, (y) contains negative pledge clauses or other restrictions or conditions applicable only to the property or assets of, or the direct or indirect Equity Interests in, such issuer; or (z) arising under organizational documents of the issuer of such Indebtedness or any Subsidiary of the MG Borrower that is reasonably related to such financing, (v) clause (a) of the foregoing shall not apply to (x) customary provisions in leases, licenses and other contracts restricting the assignment thereof or (y) restrictions on the transfer or pledge of direct or indirect equity interests in any joint venture or Subsidiary that is not a Wholly Owned Subsidiary and (vi) the foregoing shall not apply to restrictions in any unsecured Indebtedness otherwise permitted hereunder so long as (x) in the case of restrictions of the type described in clause (a), such restrictions are not more restrictive than the restrictions set forth herein in any material respect and (y) in the case of restrictions on Guarantees of the type described in clause (b) above, such restriction permits Guarantees of the Obligations by any Subsidiary if the such Indebtedness is also guarantied by such Subsidiary.
Section 10.10 Amendment of Material Documents. Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, amend, modify, waive, terminate or release (a) its certificate of incorporation, by-laws or other organizational documents, (b) the Convertible Notes and the Trust Preferred Securities existing on the Effective Date, other than repayment or termination of such Indebtedness, (c) any agreements governing any joint venture of the MG Borrower or any Subsidiary as of the Effective Date which joint venture owns any asset used in or related to the Florida Property, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to Holdings, the MG Borrower, any Subsidiary or the Lenders or (d) the Delano Management Agreement, the Delano License or any Material Contract without the prior written consent of the Agent, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to Holdings, the MG Borrower, any Subsidiary or the Lenders; provided, however, that in the case of clause (b), any amendment, modification or waiver with respect to Indebtedness that would not violate the requirements of Section 10.1.(a)(ii), 10.1(a)(xv), 10.1(a)(xvi) or 10.1(b), if made in the context of a refinancing of such Indebtedness permitted hereunder shall be permitted under this Section 10.10. (whether or not associated with a refinancing). Neither Holdings nor the MG Borrower will, nor will they permit any Subsidiary to, amend, modify, waive, terminate or release any agreements governing any joint venture of the MG Borrower or any Subsidiary as of the Effective Date if such amendment, modification, waiver, termination or release would have a Material Adverse Effect.

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Section 10.11 Financial Covenants. Neither Holdings nor the Borrowers shall permit:
(a) Minimum Fixed Charge Coverage Ratio. The ratio (determined on a Pro Forma Basis in accordance with Section 1.3.) of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ending to (ii) Consolidated Fixed Charges for such period, (x) at any time on or prior to June 30, 2012, to be less than 1.05 to 1.00, (y) at any time after June 30, 2012, to be less than 1.10 to 1.00 and (z) notwithstanding the foregoing clauses (x) and (y), in the event any unsecured Indebtedness is incurred pursuant to Section 10.1(a).(xvii), at any time after the incurrence of such unsecured Indebtedness, to be less than 1.20 to 1.00.
Section 10.12 Changes in Fiscal Periods. Holdings will neither (a) permit its fiscal year or the fiscal year of the MG Borrower or any Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.
Section 10.13 ERISA Exemptions. Holdings and the MG Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 10.14 Availability of Exceptions. For the avoidance of doubt, in determining compliance with the restrictions set forth in this Article X with respect to any proposed financing, purchase, sale or other transaction, the Loan Parties shall be entitled to elect and rely upon any single exception or any combination of applicable exceptions as they deem appropriate.

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ARTICLE XI
Default
Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a) any Borrower shall fail to pay any principal of any Loan owing by it or any Reimbursement Obligation, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Borrower shall fail to pay any interest on any Loan owing by it or any fee, any other amount (other than an amount referred to in paragraph (a) of this Article) payable by it under any Loan Document or any other Obligation, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of Holdings, the MG Borrower or any Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 8.1. (with respect to keeping in effect the existence of Holdings, the MG Borrower or the Florida Borrower), Section 8.7., subsection (e) of Section 9.4., Section 10.1., subsection (b) of Section 10.2., Section 10.3., Section 10.7. or Section 10.11., or (ii) Section 8.4. (with respect to the Florida Property) or any other Section of Article X. not referred to in clause (i) above and in the case of this clause (ii) only, such failure shall continue unremedied for a period of 10 days after the MG Borrower receives written notice thereof from the Agent;
(e) (i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in subsections (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after the MG Borrower receives written notice thereof from the Agent to the MG Borrower and/or (ii) an Event of Default (under and as defined in any of the other Loan Documents) shall occur;
(f) Holdings, the MG Borrower or any Subsidiary that is a Loan Party shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, beyond any applicable period of grace set forth in such Material Indebtedness;
(g) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) constitutes a default with respect to any Material Indebtedness and all applicable notice or cure periods have expired such that the lender or other party thereto is entitled to accelerate such Material Indebtedness or exercise its other similar enforcement or collateral remedies on account of such default;

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(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the MG Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership, relief of debtors or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the MG Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) Holdings, the MG Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership, relief of debtors or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (h) of this Section 11.1., (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the MG Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding described in subsection (h) of this Section 11.1., (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;
(j) Holdings, the MG Borrower, any Subsidiary that is a Loan Party, or any other Material Subsidiary shall become unable, admit in writing its inability or fail generally, to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Holdings, the MG Borrower, or any Subsidiary or any combination thereof (provided that in determining whether the foregoing threshold is satisfied, there shall be excluded any portion of such judgments that is fully covered by a solvent third party insurance company (less any applicable deductible) and as to which the insurer has not disputed, in writing, its responsibility to cover such judgment, order, decree or arbitration award) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the MG Borrower or any Subsidiary to enforce any such judgment;

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(l) any “reportable event” (as defined in Section 4043 of ERISA) shall have occurred with respect to any Plan that results in an aggregate liability in excess of $10,000,000; any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA with a resulting aggregate liability in excess of $10,000,000, or a waiver of such standard or extension of any amortization is sought or granted under Section 412 of the Code or Section 302 or 304 of ERISA; any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;
(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or (B) file Uniform Commercial Code continuation statements;
(n) any Loan Document shall for any reason be asserted by any Loan Party in writing not to be a legal, valid and binding obligation of any Loan Party thereto;
(o) the Guaranty shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents); or
(p) a Change in Control shall occur.
Notwithstanding the foregoing, any events that would give rise to an Event of Default under subsections (h), (i), (j) or (k) of this Section 11.1. will not constitute an Event of Default with respect to a Subsidiary of the MG Borrower that is not a Loan Party (the “Defaulting Subsidiary”), if and for so long as (1) the Defaulting Subsidiary is a special purpose entity that does not own any assets other than a direct or indirect interest in one Property (the “Subject Property”) and that does not have any Indebtedness or other liabilities other than those directly related to the ownership and operation of the Subject Property, (2) the event giving rise to the Event of Default occurs as a result of a default by the Defaulting Subsidiary under a mortgage loan or mezzanine loan (the “Property Debt”) financing the Subject Property, (3) the Subject Property is not Collateral for any of the Obligations, (4) such Property Debt is non-recourse to Holdings, the MG Borrower and any other Subsidiary (other than the Defaulting Subsidiary), (5) neither Holdings, the MG Borrower nor any other Subsidiary (other than the Defaulting Subsidiary) has any remaining liability or obligation with respect to the Property Debt or any other Indebtedness of the Defaulting Subsidiary other than Customary Nonrecourse Exceptions with respect to the Property Debt, and (6) the Agent has not determined that there is a reasonable basis for any claim to be asserted, or if a claim has been asserted, has not determined that there is a reasonable basis for such claim, in either case, against Holdings, the MG Borrower or any other Subsidiary (other than a claim against the Defaulting Subsidiary) under any such Customary Nonrecourse Exceptions, under any guaranty or under any other document related to such Property Debt or any other Indebtedness of the Defaulting Subsidiary.

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Section 11.2 Remedies Upon Event of Default. Upon the occurrence of an Event of Default the following provisions shall apply:
(a) Acceleration; Termination of Facilities.
(i) Automatic. Upon the occurrence of an Event of Default specified in Section 11.1.(h) or 11.1.(i), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default (for deposit into the Collateral Account pursuant to Section 11.5.) and (iii) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrowers and (B) all of the Commitments, the obligation of the Lenders to make Loans and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.
(ii) Optional. If any other Event of Default shall exist, the Agent shall, at the written direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default (for deposit into the Collateral Account pursuant to Section 11.5.) and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Issuing Bank and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers and (B) terminate the Commitments, the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder.
(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

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(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the MG Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for their payment, to take possession of all or any portion of the business operations of the MG Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.
Section 11.3 Remedies Upon Default. Upon the occurrence of a Default specified in Section 11.1.(h), the Commitments shall immediately and automatically terminate.
Section 11.4 Allocation of Proceeds. While an Event of Default exists, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied in the following order and priority:
(a) payment of all amounts due the Agent in respect of fees and expenses due under Section 13.2.;
(b) payment of all amounts due the Lenders in respect of fees and expenses due under Section 13.2., pro rata in the amount then due each Lender;
(c) payments of interest on all Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;
(d) payment of all amounts due the Agent, the Issuing Bank and the Lenders pursuant to Sections 12.8. and 13.9.;
(e) payments of principal of all Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Issuing Bank for deposit into the Collateral Account;
(f) payment of all other Obligations and other amounts due and owing by the MG Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;
(g) any amount remaining after application as provided above, shall be paid to the Borrowers or whoever else may be legally entitled thereto.
Section 11.5 Collateral Account. (a) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Agent, the Borrowers shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 3.12.(e) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

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(b) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the MG Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.
(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under Section 11.5.(a) or Section 3.12. in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in Permitted Investments as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.
(e) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the MG Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.
(f) If an Event of Default exists, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 11.4.
(g) So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the MG Borrower, deliver to the MG Borrower within 10 Business Days after the Agent’s receipt of such request from the MG Borrower, against receipt from the MG Borrower but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities at such time.

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(h) The MG Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.
(i) Notwithstanding the foregoing, Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to Section 11.5.(a) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) at any time that there exists excess Cash Collateral as provided Section 11.5.(g); provided that, subject to Section 3.12. the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such Cash Collateral was provided by the MG Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 11.6 Performance by Agent. If the Loan Parties shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Loan Parties, perform or attempt to perform such covenant, duty or agreement on behalf of the Loan Parties after the expiration of any cure or grace periods set forth herein. In such event, the Loan Parties shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Loan Parties under this Agreement or any other Loan Document.
Section 11.7 Rights Cumulative. The rights and remedies of the Agent, the Issuing Bank and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent, the Issuing Bank and the Lenders may be selective and no failure or delay by the Agent, the Issuing Bank or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

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ARTICLE XII
The Agent
Section 12.1 Appointment; Nature of Duties. The Lenders hereby irrevocably designate and appoint DBTCA as Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Agent as, and to the extent, provided for under Section 12.8. and Section 13.2. Without limitation of the foregoing, the Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.
Section 12.2 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

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Section 12.3 Certain Rights of Agent. If the Agent requests instructions from the Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Requisite Lenders; and the Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Requisite Lender.
Section 12.4 The Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Requisite Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Agent in its respective individual capacities. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
Section 12.5 Reliance; Delivery of Information. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from any Loan Party, any Subsidiary, the Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request
Section 12.6 Collateral Matters. (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders and the Agent. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

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(b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) as provided in Section 13.9., (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.5. or (iii) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.6. Upon the request of the MG Borrower under any of the circumstances described in the foregoing clauses (i)-(iii), the Agent shall promptly take such action as the MG Borrower may reasonably request to release such collateral and evidence such release of record.
(c) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 12.6 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
Section 12.7 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
Section 12.8 Indemnification of Agent. To the extent the Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Requisite Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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Section 12.9 Successor Agent. (a) The Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the MG Borrower. In addition, if the Person serving as Agent is a Defaulting Lender pursuant to clause (a)(i) or (d) of the definition thereof, the Requisite Lenders may by notice in writing to the MG Borrower and such Person remove such Person as Agent, in which case the Agent shall be deemed to have resigned pursuant to this Section 12.9(a). Any such resignation by the Agent hereunder shall also constitute its resignation as Issuing Bank, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.
(b) Upon any such notice of resignation by the Agent or at the direction of the Requisite Lenders, as applicable, the Requisite Lenders shall appoint a successor Agent hereunder or and under the other Loan Documents who shall be a commercial bank or trust company reasonably acceptable to the MG Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the MG Borrower’s approval shall not be required if an Event of Default then exists).
(c) If a successor Agent shall not have been so appointed within such 30 day period, the Agent, with the consent of the MG Borrower (which consent shall not be unreasonably withheld or delayed, provided that the MG Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Agent who shall serve as Agent hereunder and under the other Loan Documents until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.
(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 40th day after the date such notice of resignation was given by the Agent, the Agent’s resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.
(e) Upon a resignation of the Agent pursuant to this Section 12.9., the Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 12 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Agent for all of its actions and inactions while serving as the Agent.
Section 12.10 Titled Agents. Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Arranger” and other similar titles are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrowers or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

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ARTICLE XIII
Miscellaneous
Section 13.1 Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered:
If to any Borrower or Holdings, to it at:
475 Tenth Avenue
New York, New York 10018
Attn: Richard Szymanski
Telephone: (212) 277-4188
Telecopy: (212) 277-4270
If to the Agent, to it at:
200 Crescent Court, Suite 550
Dallas, Texas 75201
Attn: Gerard Dupont
Telephone: (214) 740-7913
Telecopy: (214) 740-7910
with a copy to it at:
60 Wall Street
New York, New York 10005
Attn: George Reynolds
Telephone: (212) 250-2362
Telecopy: (212) 797-4496
If to a Lender, to it at:
To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the administrative questionnaire required by the Agent and provided by such Lender;
or, as to any Loan Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the MG Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Agent and the MG Borrower shall not be effective until received by the Agent or the MG Borrower, as the case may be. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Agent and the applicable Lender. Each of the Agent, Holdings and the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Section 13.2 Expenses. (a) The Borrowers hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable and documented out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement; (ii) after the occurrence and during the continuance of an Event of Default, pay all reasonable and documented out-of-pocket costs and expenses of the Agent, the Issuing Bank and each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel and consultants for the Agent and, after the occurrence and during the continuance of an Event of Default, counsel for the Agent, the Issuing Bank and each of the Lenders; provided that, the obligation to reimburse the Lenders and the Agent for fees and expenses of counsel in connection with the matters described in this clause (ii) above shall be limited to (x) one law firm for the Agent and (y) one other law firm retained by the Requisite Lenders, together with (in the case of (x) and (y), as applicable) one additional counsel in each applicable jurisdiction); (iii) pay and hold the Agent, the Issuing Bank and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Agent, the Issuing Bank and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or such Lender) to pay such taxes; and (iv) indemnify the Agent, the Issuing Bank and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Issuing Bank or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Loan Party) related to the entering into and/or performance of this

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Agreement or any other Loan Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or any consummation of any of the transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder), including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) constituting amounts in respect of Excluded Taxes, and (iii) in respect of Hazardous Materials in, upon, about or beneath the Collateral or migrating to the Collateral to the extent that such presence or migration of Hazardous Materials first occurs after the date upon which title to the Collateral is transferred to Agent, its nominee, any agent or receiver appointed on behalf of Agent or any third party transferee of the Collateral in the event of foreclosure of the Security Instrument or conveyance of the Collateral in lieu thereof, if such presence or migration does not arise from the acts or omissions of either Indemnitor or its respective affiliates)). To the extent that the undertaking to indemnify, pay or hold harmless the Agent, the Issuing Bank or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law.
(b) To the full extent permitted by Applicable Law, each of Holdings and the Borrowers shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
Section 13.3 Setoff. Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, to the fullest extent permitted by law, each of the Borrowers hereby authorizes the Agent, the Issuing Bank, each Lender, each affiliate of the Agent, the Issuing Bank or any Lender, and each Participant, at any time while an Event of Default exists, without prior notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an affiliate of the Issuing Bank, a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, the Issuing Bank, such Lender, any such affiliate of the Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of any of the Borrowers against and on account of any of the Obligations owing by any of the Borrowers, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured.

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Section 13.4 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY SECURITY DEED, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH OF THE LOAN PARTIES PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE LOAN PARTIES PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH LOAN PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH LOAN PARTY. EACH OF THE LOAN PARTIES PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 13.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE LOAN PARTIES PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH OF THE LOAN PARTIES PARTY HERETO IN ANY OTHER JURISDICTION.
(b) EACH OF THE LOAN PARTIES PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 13.5 Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the affiliates and the partners, directors, officers, employees, agents and advisors of the Agent and the Lenders and of their respective affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if any of the applicable Commitments is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default shall exist, the MG Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:
(A) the consent of the MG Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall exist at the effective date specified in such assignment or (y) such assignment is to a Lender, an affiliate of a Lender or an Approved Fund;
(B) the consent of the Agent and the Issuing Bank (each such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an affiliate of such Lender or an Approved Fund with respect to such Lender; and
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in the form customarily required by the Agent.
(v) No Assignment to Borrowers. No such assignment shall be made to Holdings, the MG Borrower or any of the MG Borrower’s Affiliates or Subsidiaries.
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4. and 13.2. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.9. with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

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(c) Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural person or Holdings, the MG Borrower or any of the MG Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document described in Section 13.6.(b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(viii) that adversely affects such Participant. Subject to the immediately following subsection (e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.13., 5.1. and 5.4. to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender. Upon request from the Agent, a Lender shall notify the Agent and the MG Borrower of the sale of any participation hereunder.
(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.13. and 5.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the MG Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13. unless the MG Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Agent, to comply with Section 3.13.(c) as though it were a Lender.

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(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g) No Registration. Each Lender agrees that, without the prior written consent of the MG Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
Section 13.6 Amendments. (a) Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the MG Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).
(b) Notwithstanding the foregoing, without the prior written consent of each Lender directly and adversely affected thereby (other than a Defaulting Lender), no amendment, waiver or consent shall do any of the following:
(i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; provided that without the consent of the Issuing Bank no amendment, waiver or consent shall amend, modify or waive any provision of Section 2.2 or alter the Issuing Bank’s rights or obligations with respect to Letters of Credit;
(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations (except in connection with the waiver of applicability of any post-default increase in interest rates);
(iii) reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;
(iv) modify the definition of the term “Termination Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due (except in connection with the waiver of applicability of any post-default increase in interest rates));
(v) amend or otherwise modify the provisions of Section 3.2.;

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(vi) modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 13.6. if such modification would have such effect;
(vii) release any Guarantor from its obligations under the Guaranty;
(viii) release any of the Collateral from the Lien of the Security Documents (except as otherwise permitted under Section 12.6.); or
(ix) amend or otherwise modify the provisions of Section 2.11.
(c) If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender directly and adversely affected thereby and that has been approved by the Requisite Lenders, the MG Borrower may replace such Non-Consenting Lender in accordance with Section 3.14(a).
(d) Notwithstanding anything to the contrary contained herein, Loan Modification Offers and Permitted Amendments (as hereinafter defined) shall be permitted in accordance with this subsection (d), regardless of the preceding provisions of this Section 13.6. The MG Borrower may make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments (as defined below). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”). The Borrowers and each Accepting Lender shall execute and deliver to the Agent a loan modification agreement (a “Loan Modification Agreement”) and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. In connection with any Loan Modification Offer, the Borrowers may, at their sole option, terminate or reduce the Commitments, and/or repay or reduce any Loans, of one or more of the Lenders that are not Accepting Lenders. Additionally, to the extent the Borrowers have reduced the Commitments and/or Loans of such Lenders, they may request any other financial institution (with the consent of the Agent, such consent not to be unreasonably conditioned, delayed or withheld) to provide a commitment to make loans on the terms set forth in such Loan Modification Offer in an amount not to exceed the amount of the Commitments reduced pursuant to the preceding sentence. The Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders as Loans and/or Commitments, it being understood that all borrowings and repayments will be made pro rata between all Loans; provided, that to the extent any Permitted Amendment extends the final maturity of the Commitments of the Accepting Lenders, the Loans and related Obligations may be repaid on the Termination Date on a non-ratable basis with the Commitments of the Accepting Lenders. “Permitted Amendments” shall be an extension of the scheduled maturity of the applicable Loans and Commitments of the Accepting Lenders, together with any one or more of the following: (i) a change in rate of interest (including a change to the Applicable Margin and/or a provision establishing a minimum rate), premium, fees or other amount with respect to the applicable Loans and/or Commitments of the Accepting Lenders (in each case effective after the scheduled maturity of the Loans), (ii) additional fees to the Accepting Lenders and (iii) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the judgment of the Agent, to give effect to the foregoing Permitted Amendments.

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(e) Notwithstanding anything to the contrary herein, any provision of this Agreement may be amended by an agreement in writing entered into by the Loan Parties, the Requisite Lenders and the Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (notwithstanding the provisions of Section 3.2. or any other similar provision of this Agreement that requires ratable payments to the Lenders).
(f) No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.
(g) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 12.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the MG Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the MG Borrower shall entitle the MG Borrower to any other or further notice or demand in similar or other circumstances.
Section 13.7 Nonliability of Agent, Issuing Bank and Lenders. The relationship between the Borrowers, on the one hand, and the Lenders, the Issuing Bank and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor the Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrowers or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent, the Issuing Bank or any Lender to any Lender, the MG Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor the Issuing Bank or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

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Section 13.8 Confidentiality. The Agent and each Lender shall assure that information about Holdings, the MG Borrower, the other Loan Parties and the other Subsidiaries, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and Holdings or the MG Borrower, as applicable, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 13.8.); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitments or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) following the occurrence and during the continuance of a Default or an Event of Default, to any other Person in connection with the exercise by the Agent or the Lenders of remedies hereunder or under any of the other Loan Documents; (f) upon the prior consent (which consent shall not be unreasonably withheld) of Holdings or the MG Borrower, as applicable, to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the MG Borrower or any Affiliate. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the MG Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.
Section 13.9 Termination; Survival. At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or have been Cash Collateralized in accordance with the terms of this Agreement, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement and the other Loan Documents shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.13., 5.1., 5.4., 12.8. and 13.2. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. The Agent agrees to furnish to the MG Borrower, upon the MG Borrower’s request and at the Borrowers’ sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing termination and the release of the Liens created under any of the Security Documents as may be reasonably requested by the MG Borrower.

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Section 13.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 13.11 Patriot Act. Each Lender subject to the Act hereby notifies Holdings and the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Holdings, the Borrowers and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrowers and the other Loan Parties in accordance with the Act
Section 13.12 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
Section 13.13 Obligations with Respect to Loan Parties. The obligations of the MG Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the MG Borrower may have that the MG Borrower does not control such Loan Parties.
Section 13.14 Limitation of Liability. Neither the Agent nor the Issuing Bank or any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, the Issuing Bank or any Lender shall have any liability with respect to, and each of Holdings and the Borrowers hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Holdings or the Borrowers in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of Holdings and the Borrowers hereby waives, releases, and agrees not to sue the Agent, the Issuing Bank or any Lender or any of the Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 13.15 Entire Agreement. This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

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Section 13.16 Construction. Each of the Agent, each Lender, the Borrowers and Holdings acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, each Lender, the Borrowers and Holdings.
Section 13.17 Nature of Borrower Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that:
(a) all Obligations to repay principal of, interest on, and all other amounts with respect to, the Loans, the Letters of Credit and all other Obligations pursuant to this Agreement and each other Loan Document (including, without limitation, all fees, indemnities, Taxes and other Obligations in connection therewith) shall constitute the joint and several obligations of each Borrower;
(b) The obligations of each Borrower with respect to the Obligations are independent of the obligations of the other Borrower with respect thereto, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not the other Borrower or any Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or other circumstance which operates to toll any statute of limitations as to either Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to the other Borrower.
(c) Each Borrower authorizes the Agent, the Issuing Bank and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
(i) exercise or refrain from exercising any rights against the other Borrower or any Guarantor or others or otherwise act or refrain from acting;
(ii) release or substitute the other Borrower, endorsers, Guarantors or other obligors;
(iii) settle or compromise any of the Obligations of any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;
(iv) apply any sums paid by any other Loan Party or any other Person, howsoever realized, to any liability or liabilities of such other Loan Party or other Person regardless of what liability or liabilities of such other Loan Party or other Person remain unpaid; and/or

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(v) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the other Loan Documents, or otherwise, by any other Loan Party or any other Person.
(d) It is not necessary for the Agent, the Issuing Bank or any Lender to inquire into the capacity or powers of any Borrower or any of its Affiliates or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.
(e) No Borrower shall have any rights of contribution or subrogation with respect to the other Borrower as a result of payments made by it hereunder, in each case unless and until all of the Obligations have been paid in full in cash.
(f) Each Borrower waives any right to require the Agent, the Issuing Bank or the Lenders to (i) proceed against the other Borrower or any other Person, (ii) proceed against or exhaust any security held from any Borrower or any other Person or (iii) pursue any other remedy in the Agent’s, the Issuing Bank’s or Lenders’ power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower or any other Person or on or arising out of any defense of the other Borrower or any other Person other than payment in full in cash of the its Obligations, including, without limitation, any defense based on or arising out of the disability of the other Borrower or any other Person, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.
(g) Notwithstanding anything herein or in any other Loan Document to the contrary, each Borrower’s joint and several liability for the Obligations shall be limited to the greater of (i) the amount for which it is Primarily Liable and (ii) such Borrower’s Allocable Amount (as defined in Section 13.17(h)). “Primarily Liable” for any Borrower, means liability in amount equal to the proceeds of the Loans which were made available to such Borrower. The “Allocable Amount” for any Borrower at any time shall be the maximum amount that could be recovered from such Borrower at such time under the Loan Documents without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(h) If any Borrower makes a payment of any Obligations greater than that for which it is Primarily Liable, it shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, the other Borrower in an amount equal to the lesser of (i) the payment in excess of the amount for which it is Primarily Liable and (ii) the Allocable Amount which after giving effect to any Obligations of such other Borrower would not result in such contribution claim being a fraudulent transfer.

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(i) Nothing contained in this Section 13.17 shall limit the liability of any Borrower under the Loan Documents to pay the Loan and all accrued interest, fees, expenses and other Obligations related thereto, for which such Borrower is Primarily Liable.
(j) Each Borrower has requested that the Agent, the Issuing Bank and the Lenders make this credit facility available to the Borrowers on a combined basis, in order to finance the Loan Parties’ business most efficiently and economically. The Loan Parties’ business is a mutual and collective enterprise, and the Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with the Agent, the Issuing Bank and the Lenders, all to the mutual advantage of the Borrowers. The Borrowers acknowledge and agree that the Administrative Agent’s, the Issuing Bank’s and each Lender’s willingness to extend credit to the Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to the Borrowers at their request.
(k) Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against the other Borrower, howsoever arising, to full and final payment in full, in cash, of all Obligations.
(l) Each Borrower hereby restates and makes the waivers made by each Guarantor in the Guaranty. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan Documents (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Obligations (by virtue of the Borrowers being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Collateral for the benefit or debts of the other Borrower in connection herewith or otherwise)).
* * *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

MORGANS GROUP LLC, a Delaware limited liability company, as MG Borrower

By:	Morgans Hotel Group Co., its managing member

By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Title:	Chief Financial Officer and Secretary

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company, as Florida Borrower

By:	Morgans Group LLC, its managing member

	By:	Morgans Hotel Group Co., its managing member

By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Title:	Chief Financial Officer and Secretary

MORGANS HOTEL GROUP CO., a Delaware corporation, as Holdings

By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Title:	Chief Financial Officer and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent and Lender

By:	/s/ George R. Reynolds

	Name:	George R. Reynolds
	Title:	Director

By:	/s/ James Rolison

	Name:	James Rolison
	Title:	Managing Director

Address for Notices:

Deutsche Bank Securities Inc. 200 Crescent Court, Suite 550 Dallas, Texas 75201 Attn: Gerard Dupont Telephone: 214-740-7913 Telecopier: 214-740-7910

with a copy to:

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attn: George Reynolds Telephone: 212-250-2362 Telecopier: 212-797-4496

OPERATIONS & LIBOR Lending Office:

Deutsche Bank Trust Company Americas 90 Hudson Street, 5th Floor Jersey City, New Jersey 07302 Attn: Deirdre Wall Telephone: 201-593-2170 Telecopier: 201-593-2308

AAREAL CAPITAL CORPORATION, a Delaware Corporation, as Lender

By:	/s/ Christoph Donner

	Name:	Christoph Donner
	Title:	Senior Managing Director

By:	/s/ Alan L. Griffin

	Name:	Alan L. Griffin
	Title:	Counsel

Address for Notices:

Aareal Capital Corporation 250 Park Avenue, Suite 820 New York, NY 10177 Attn: Daniel de Roo Telephone: 646-465-8614 Telecopier: 917-322-0290

OPERATIONS & LIBOR Lending Office:

Aareal Capital Corporation Paulinenstr. 15 65189 Wiesbaden-DE Attn: Annette Haas Telephone: +49.611.348.3055 Telecopier: +49.611 .348.71805

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Michael Chlopak

	Name: Title:	Michael Chlopak Vice President

Address for Notices:

Citibank, N.A. 388 Greenwich St, 23rd Floor New York, NY 10013 Attn: Bryce Hong Telephone: 212-723-6951 Telecopier: 646-688-2051

OPERATIONS & LIBOR Lending Office:

Citibank, N.A. 1615 Brett Road, Bldg III New Castle, DE 19720 Attn: Loan Administration Telephone: 302-894-6052 Telecopier: 212-994-0847
[Signature Page to Credit Agreement]

MIDFIRST BANK, a federally chartered savings association, as Lender

By:	/s/ Darrin Rigler

	Name:	Darrin Rigler
	Title:	Vice President

Address for Notices:

MidFirst Bank 501 NW Grand Blvd Oklahoma City, OK 73118 Attn: Darrin Rigler Telephone: 405-767-7608 Telecopier: 405-767-7119

OPERATIONS & LIBOR Lending Office:

MidFirst Bank 501 NW Grand Blvd Oklahoma City, OK 73118 Attn: Glenda Edwards Telephone: 405-767-7140 Telecopier: 405-767-7119
[Signature Page to Credit Agreement]

Schedule 1.1(A)
Loan Parties
Morgans Hotel Group Co., Guarantor
Morgans Group LLC, Borrower
Beach Hotel Associates LLC, Borrower
Morgans Hotel Group Management LLC, Guarantor

Schedule 2.1
Loan Commitments and Applicable Percentages

		Applicable
Lender	Commitment	Percentage
Deutsche Bank Trust Company Americas	$30,000,000.00	30%
Citibank, N.A.	$30,000,000.00	30%
Aareal Capital Corporation, a Delaware Corporation	$30,000,000.00	30%
MidFirst Bank, a federally chartered savings association	$10,000,000.00	10%

Total	$100,000,000.00	100%

Schedule 7.1(b)
Ownership Structure
Part I. Consolidated Affiliates of Morgans Group LLC

		Equity	Nature of	Status	3rd Party
Name	Jurisdiction	Interest	Equity Interest	(Material/Foreign)	Equity Interest
Morgans Group LLC	Delaware	97.1% Morgans Hotel Group Co.	Membership	Material	2.9% by Residual Hotel Interest LLC (DE)

Morgans Holdings LLC	Delaware	100% by Morgans Group LLC	Membership

MHG Capital Trust I	Delaware	100% Morgans Group LLC	Common Securities		100% Trust Preferred Holders (Trust Preferred Securities)

Morgans/Delano Pledgor LLC	Delaware	100% by Morgans Group LLC	Membership

Madison Bar Company LLC	Delaware	100% by Morgans/Delano Pledgor LLC	Membership

SC Morgans/Delano LLC	Delaware	100% by Morgans/Delano Pledgor LLC	Membership

SC Madison LLC	Delaware	100% by SC Morgans/Delano LLC	Membership

SC Collins LLC	Delaware	100% by SC Morgans/Delano LLC	Membership

Mondrian Miami Investment LLC	Delaware	100% by Morgans Group LLC	Membership

Beach Hotel Associates LLC	Delaware	100% by Morgans Group LLC	Membership	Material

Mondrian Miami Capital LLC	Delaware	100% by Morgans Group LLC	Membership

Henry Hudson Senior Mezz LLC	Delaware	100% by Morgans Group LLC	Membership	Material

Hudson Pledgor LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership

58th Street Bar Company LLC	Delaware	100% by Hudson Pledgor LLC	Membership

		Equity	Nature of	Status	3rd Party
Name	Jurisdiction	Interest	Equity Interest	(Material/Foreign)	Equity Interest
Henry Hudson Holdings LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership	Material

Hudson Managing Member LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership	Material

Hudson Leaseco LLC	New York	99.99% by Hudson Managing Member LLC	Membership	Material

		.01% Hudson Residual Interests Inc.	Membership	Material

Hudson Residual Interests Inc.	Delaware	100% by Morgans Group LLC	Stock

Mondrian Holdings LLC	Delaware	100% by Mondrian Senior Mezz LLC	Membership

Mondrian Senior Mezz LLC	Delaware	100% by Morgans Group LLC	Membership

Mondrian Pledgor LLC	Delaware	100% by Mondrian Senior Mezz LLC	Membership		100% to be acquired by Wolverines Lessee LLC

Sunset Restaurant LLC	Delaware	50% by Mondrian Pledgor LLC	Membership		100% to be acquired by Wolverines Lessee LLC

		50% by Mondrian Senior Mezz LLC	Membership

8440 LLC	California	1% by Sunset Restaurant LLC	Membership

		99% by Mondrian Pledgor LLC	Membership

MC South Beach LLC	Delaware	50% by 1100 West Properties LLC	Membership

		50% by Morgans Group LLC	Membership

Morgans Hotel Group Management LLC	Delaware	100% by Morgans Group LLC	Membership	Material

Royalton London LLC	New York	100% by Morgans Group LLC	Membership

Morgans Hotel Group U.K. Management Limited	United Kingdom	100% by Royalton London LLC	Membership	Foreign

Royalton UK Development Limited	United Kingdom	100% by Royalton London LLC (f/k/a S London LLC)	Membership	Foreign

		Equity	Nature of	Status	3rd Party
Name	Jurisdiction	Interest	Equity Interest	(Material/Foreign)	Equity Interest
Royalton Europe Holdings LLC	Delaware	100% by Morgans Group LLC	Membership

Morgans Newco Limited	United Kingdom	100% by Royalton Europe Holdings LLC	Membership	Foreign

SC Restaurant Company LLC	Delaware	100% by Morgans Group LLC	Membership

Shore Club Holdings, LLC	Delaware	100% by Morgans Group LLC	Membership

495 Geary LLC	Delaware	99% by Clift Holdings LLC	Membership
		1% by Morgans Group LLC	Membership

495 ABC License LLC	Delaware	100% Class A Membership by 495 Geary LLC	Membership		0% Class B Membership by SARH

Clift Holdings LLC	Delaware	100% by Morgans Group LLC	Membership	Material

MHG 1 Court Investment, LLC	Delaware	100% by Morgans Group LLC	Membership

MHG Puerto Rico Management LLC	Delaware	100% by Morgans Group LLC	Membership

MHG PR Investment LLC	Delaware	100% by Morgans Group LLC	Membership

MHG PR Member LLC	Puerto Rico	100% by MHG PR Investment LLC	Membership

MHG 150 Lafayette Investment LLC	Delaware	100% by Morgans Group LLC	Membership

MHG Mexico Management S. de R.L. de C.V	Mexico	1% by Morgans Group LLC	Membership	Foreign

		99% by MHG Mexico LLC	Membership

MHG Mexico LLC	Delaware	100% by Morgans Group LLC	Membership

Collins Hotel Associates Mezz LLC	Delaware	100% by Morgans Group LLC	Membership

MHG South America LLC	Delaware	100% by Morgans Group LLC	Membership

Mondrian Scottsdale Mezz Holding Company LLC	Delaware	100% by Morgans Group LLC	Membership

MHG Scottsdale Holdings LLC	Delaware	100% by Mondrian Scottsdale Mezz Holding Company LLC	Membership

		Equity	Nature of	Status	3rd Party
Name	Jurisdiction	Interest	Equity Interest	(Material/Foreign)	Equity Interest
SC Geary LLC	Delaware	100% by Clift Holdings LLC	Membership

Royalton Pledgor LLC	Delaware	100% Morgans Group LLC	Membership

43RD Restaurant LLC	Delaware	100% Royalton Pledgor LLC	Membership

Morgans/LV Management LLC	Delaware	100%Morgans Group LLC	Membership

Morgans/LV Investment LLC	Delaware	100% Morgans/LV Management LLC	Membership

MHG St. Barths Investment LLC	Delaware	100% Morgans Group LLC	Membership

MHG North State Street Investment LLC	Delaware	100% Morgans Group LLC	Membership

Part II. Unconsolidated Subsidiaries of Morgan Hotel Group Co.

Name	Jurisdiction	Equity Interest
1100 West Holdings II, LLC	Delaware	50% by Mondrian Miami Investment LLC
1100 West Holdings LLC	Delaware	100% by 1100 West Holdings II, LLC
1100 West Properties LLC	Delaware	100% by 1100 West Holdings, LLC
RMF Capital LLC	Delaware	50% by Mondrian Miami Capital LLC
Morgans Hotel Group Europe Limited	UK	50% by Royalton Europe Holdings LLC
Morgans Hotel Group London Limited	UK	100% by Morgans Hotel Group Europe Limited
NewCo London City Limited	UK	100% by Morgans Hotel Group Europe Limited
SC London LLC	Delaware	100% by Morgans Group LLC
SC London Limited	UK	100% by SC London LLC
Philips South Beach LLC	Illinois	6.7878% by Shore Club Holdings LLC
Normandy Morgans Ames AHP LLC	Delaware	31% by MGH 1 Court Investment LLC
Ames Court Street Mezz LLC	Delaware	100% by Normandy Morgans Ames AHP LLC
Ames Court Street LLC	Delaware	100% by Ames Court Street Mezz LLC
Ames Court Street Hotel LLC	Delaware	100% by Ames Court Street LLC
Historic Ames Building Credit JV	Delaware	90% by Normandy Morgans Ames AHP LLC
10% by Historic Ames Building Credit LLC
Historic Ames Building Mezz LLC	Delaware	100% by Historic Ames Building Credit JV
Historic Ames Building LLC	Delaware	100% by Historic Ames Building Mezz LLC
Historic Ames Building Credit LLC	Delaware	0.01% by Normandy Morgans Ames AHP LLC
WC Owner LLC	Delaware	25% by MHG PR Member LLC
Cape Soho Hotel LLC	New York	20% by MHG 150 Lafayette Investment LLC
Sochin Realty Managers, LLC	Delaware	100% by Cape Soho Hotel LLC
Sochin Downtown Realty, LLC	New York	99.5% by Cape Soho Hotel LLC
0.5% by Sochin Realty Managers, LLC
Hard Rock Hotel Holdings LLC	Delaware	8% by Morgans Group LLC
Hard Rock Hotel, Inc.	Nevada	100% by Hard Rock Hotel Holdings LLC
Christopher Hotel Holdings LLC	Delaware	49% by MHG St. Barths Investment LLC
Cedar Hotel Holdings LLC	Delaware	49% by MHG North State Street Investment LLC
Cedar Hotel LLC	Delaware	100% by Cedar Hotel Holdings LLC

Schedule 7.1(d)
Government Approvals
None.

Schedule 7.1(f)
Title to Properties; Liens
Title to Properties

Loan Party and/or Subsidiary	Address	Owned/Leased
Morgans Group LLC	475 10th Avenue 11th Floor New York, NY 10018	Leased

Beach Hotel Associates LLC	1685 Collins Avenue Miami Beach, FL 33139	Owned

Morgans Holdings LLC	237 Madison Ave New York, NY 10016	Leased

SC Madison LLC	237 Madison Ave New York, NY 10016	Leased

SC Collins LLC	1685 Collins Avenue Miami Beach, FL 33139	Leased

Henry Hudson Holdings LLC	356 West 58th Street New York, NY 10019	Owned, except for Unit 4 and Unit 10 as set forth below

Henry Hudson Holdings LLC	356 West 58th Street New York, NY 10019	Condominium Unit no. 10 leased from owner

Henry Hudson Holdings LLC	353 West 57th Street New York, NY 10019	Condominium Unit no. 4 leased from owner

Hudson Leaseco LLC	365 West 58th Street New York, NY 10019	Leased

58th Street Bar Company LLC	365 West 58th Street New York, NY 10019	Leased

8440 LLC	8440 Sunset Boulevard West Hollywood, CA 90069	Leased

Clift Holdings LLC	495 Geary Street San Francisco, CA 94102	Leased

The following Liens or the Liens created under the following documents:
1. Assignment of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture, dated as October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association.
2. Loan and Security Agreement, dated as of October 6, 2006, between Henry Hudson Senior Mezz LLC and Wachovia Bank, National Association.
3. Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings LLC.
4. Equipment lien against the MG Borrower described in the financing statement filed with the Delaware Secretary of State on 5/6/2008 with an initial filing number of 20081558962 in favor of US Express Leasing, Inc.
5. Equipment lien against the MG Borrower described in the financing statement filed with the Delaware Secretary of State on 2/19/2009 with an initial filing number of 20090547437 in favor of Noreast Capital Corporation.
6. Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 9/29/2008 with an initial filing number of 20083297080 in favor of Shuffle Master Inc.
7. Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 1/22/2009 with an initial filing number of 200990220308 in favor of Shuffle Master Inc.
8. Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 3/31/2010 with an initial filing number of 201001112428 in favor of Shuffle Master Inc.
9. Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 1/22/2009 with an initial filing number of 20090220308 in favor of Shuffle Master Inc.
10. Equipment lien against Management Company described in the financing statement filed with the Delaware Secretary of State on 11/25/2008 with an initial filing number of 200883937735 in favor of US Express Leasing, Inc.
11. Equipment lien against Management Company described in the financing statement filed with the Delaware Secretary of State on 9/2/2009 with an initial filing number of 200992832449 in favor of Bank of the West.
12. Equipment lien against the Florida Borrower described in the financing statement filed with the Delaware Secretary of State on 7/8/2005 with an initial filing number of 200552100593 in favor of Konica Minolta Business Solutions U.S.A., Inc.

13. All liens set forth on Schedule B of the Loan Policy of Title Insurance issued by Chicago Title Insurance Company in Policy No. 7210709-506058, dated the date and time of the recorded instruments.
14. Lease dated February 11, 1999 between Irving Schatz, as lessor, and Ian Schrager Hotels LLC, as lessee, as assigned to Henry Hudson Holdings, LLC pursuant to that certain Assignment and Assumption of Lease, dated as of February 12, 1999, as amended pursuant to that certain Amendment of Lease, dated as of August 13, 2004.
15. Lease dated January 1, 1999 between Adrienne Schatz (a/k/a Adrienne Wechsler) and Cheryl Hirsch, as lessor, and Henry Hudson Holdings LLC, as lessee, as amended pursuant to that certain Amendment of Lease, dated as of September 30, 1999, as further amended pursuant to that certain Amendment of Lease, dated as of August 13, 2004.

Schedule 7.1(g)
Indebtedness as of the Effective Date
A. Indebtedness evidenced by:
1. Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association.
2. Loan and Security Agreement, dated as of October 6, 2006, between Henry Hudson Senior Mezz LLC and Wachovia Bank, National Association.
3. Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings, LLC.
4. Indenture related to the Senior Subordinated Convertible Notes due 2014, dated as of October 17, 2007, by and among Morgans Hotel Group Co., Morgans Group LLC and The Bank of New York, as trustee.
5. Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
6. Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
7. Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
8. Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
9. The Trust Preferred Securities (as described under clause (a) of the related Credit Agreement definition) and Borrower’s Junior Subordinated Note issued in connection with that certain Junior Subordinated Indenture, dated as of August 4, 2006, between Morgans Hotel Group Co., Morgans Group LLC and JPMorgan Chase Bank, National Association.
10. Second Amended and Restated Completion Guaranty, dated as of November 25, 2008, from Abraham Galbut, Keith Menin, Seth Frolich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.
11. Amendment to and Reaffirmation of Second Amended and Restated Completion Guaranty, dated as of April 29, 2010, from Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.

12. Completion Guaranty (Mezzanine), dated as of November 25, 2008, from Abraham Galbut, Keith Menin, Seth Frolich and Morgans Group LLC.
13. Amendment to and Reaffirmation of Completion Guaranty (Mezzanine), dated as of April 29, 2010, from Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch
14. Agreement for Purchase of Condominium Units and related Rider, each dated as of April 25, 2008, by and among 1100 West Properties, LLC, as seller, and Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC, jointly and severally as buyers.
15. Reaffirmation of Agreement for Purchase of Condominium Units and related Rider, dated as of November 25, 2008, made by 1100 West Properties, LLC, Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.
16. Amendment to Rider to Agreement for Purchase of Condominium Units, dated as of April 29, 2010, by and among 1100 West Properties, LLC, as seller, and Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC, as buyers.
17. Indemnity Agreement, dated as of June 27, 2007, made by and among Morgans Group LLC, Craig D. Wood, Curtis Bashaw, Keith Bashaw and Sochin Downtown Realty LLC.
18. Indemnity Agreement, dated as of July 30, 2010, made by and among Morgans Group LLC, MHG 150 Lafayette Investment LLC, Morgans Hotel Group Management LLC, Craig D. Wood and Curtis Bashaw.
B. The Indebtedness associated with the liens described in Schedule 7.1(f).

Schedule 7.1(h)
Material Contracts
None.

Schedule 7.1(i)

Litigation
None.

Schedule 7.1(y)
Existing Swap Agreements
1. Swap Confirmation, dated September 14, 2010, between Henry Hudson Holdings LLC and SMBC Capital Markets, Inc., as agent for SMBC Derivative Products Limited.
2. Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
3. Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.
4. Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
5. Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.

Schedule 10.4
Existing Investments
1.	The investments described on Schedule 7.1(b).

Schedule 10.9
Restrictive Agreements
1.	The Trust Preferred Securities (as described under clause (a) of the relevant Credit Agreement definition).

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse

[1]
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A

to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrower(s):	Morgans Group LLC (the “MG Borrower”); Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, the “Borrowers”)

4. Agent:	Deutsche Bank Trust Company Americas, as the agent under the Credit Agreement

5. Credit Agreement:	The $100,000,000 Credit Agreement dated as of [_____], 2011 among the Borrowers, Morgans Hotel Group Co., the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Agent, and the other agents parties thereto.

6. Assigned Interest[s]:

Aggregate
			Amount of	Amount of	Percentage
			Commitment/	Commitment/	Assigned of
		Facility	Loans for all	Loans	Commitment/		CUSIP
Assignor[s][5]	Assignee[s][6]	Assigned[7]	Lenders[8]	Assigned	Loans[9]		Number
			$	$		%
			$	$		%

[7. Trade Date:	][10]

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment,” etc.)

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A

[Page break]

Exhibit A

Effective Date:                      _____, 20_____ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11] [NAME OF ASSIGNOR]
By:
Name:
Title:

[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE[S][12] [NAME OF ASSIGNEE]
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:
[Page Break]

[11]	Add additional signature blocks as needed.

[12]	Add additional signature blocks as needed.

Exhibit A

[Consented to and][13] Accepted: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent
By:
Name:
Title:

[Consented to:][14] [MORGANS GROUP LLC]
By:
Name:
Title:

[13]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[14]	To be added only if the consent of the MG Borrower is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document delivered pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.5.(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.5.(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2., as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

Annex 1

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.
3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption with respect to [the][the relevant] Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment and Assumption with respect to [the][the relevant] Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.
4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

EXHIBIT B
FORM OF NOTICE OF BORROWING
                    , 20__
Deutsche Bank Trust Company Americas, as Agent
c/o DB Services New Jersey, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Melissa Brennan
Fax 1-866-240-3622
melissa.brennan@db.com
agency.transactions@db.com
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of July [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (each, a “Lender” and collectively, the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
1.	Pursuant to Section 2.1(b) of the Credit Agreement, the MG Borrower hereby requests that the Lenders make Loans to the Borrowers in an aggregate principal amount equal to $ .

2.	MG Borrower hereby requests that such Loans be made available on , 20_.

3.	MG Borrower hereby requests that the requested Loans all be of the following Type:

[Check one box only]

☐	Base Rate Loans

☐	LIBOR Loans, each with an initial Interest Period for a duration of:

	[Check one box only]	☐	1 month
		☐	2 months
		☐	3 months
4.	MG Borrower hereby requests that the proceeds of this borrowing of Loans be made available to the Borrowers by .

Exhibit B

MG Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result from the making of the requested Loans, and (b) the representations and warranties made or deemed made by the MG Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole). In addition, the MG Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.
If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

Exhibit B

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

EXHIBIT C
FORM OF NOTICE OF CONTINUATION
                    , 20__
Deutsche Bank Trust Company Americas, as Agent
c/o DB Services New Jersey, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Melissa Brennan
Fax 1-866-240-3622
melissa.brennan@db.com
agency.transactions@db.com
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of July [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.7. of the Credit Agreement, the MG Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section 2.7. of the Credit Agreement:
1.	The proposed date of such Continuation is , 20_.

2.	The aggregate principal amount of Loans subject to the requested Continuation is $ and was originally borrowed by the Borrowers on , 20_.

3.	The portion of such principal amount subject to such Continuation is $ .

4.	The current Interest Period for each of the Loans subject to such Continuation ends on , 20_.

Exhibit C

5.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]	☐ 1 month
☐ 2 months
☐ 3 months
The MG Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has occurred and is continuing or would result from the requested Continuation.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Credit Agreement.

Exhibit C

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

EXHIBIT D
FORM OF NOTICE OF CONVERSION
                    , 20__
Deutsche Bank Trust Company Americas, as Agent
c/o DB Services New Jersey, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Melissa Brennan
Fax 1-866-240-3622
melissa.brennan@db.com
agency.transactions@db.com
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of July [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.8. of the Credit Agreement, the MG Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section 2.8. of the Credit Agreement:
1.	The proposed date of such Conversion is , 20_.

2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]	☐ Base Rate Loans
☐ LIBOR Loans
3.	The aggregate principal amount of Loans subject to the requested Conversion is $ and was originally borrowed by the Borrowers on , 20_.

4.	The portion of such principal amount subject to such Conversion is $ .

Exhibit D

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:
[Check one box only]

☐ Base Rate Loans

☐ LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐ 1 month
☐ 2 months
☐ 3 months
The MG Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result from the requested Conversion (provided the certification under this clause shall not be made in connection with the Conversion of a Loan into a Base Rate Loan).
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8 of the Credit Agreement.

Exhibit D

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

Exhibit D

EXHIBIT A
Borrowing Base Certificate

EXHIBIT F
FORM OF NOTE

$	, 20___
FOR VALUE RECEIVED, the undersigned, MORGANS GROUP LLC, a limited liability company formed under the laws of the State of Delaware (the “MG Borrower”), and BEACH HOTEL ASSOCIATES LLC, a limited liability company formed under the laws of the State of Delaware (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), jointly and severally, hereby promise to pay to _____or its registered assigns (the “Lender”), in care of Deutsche Bank Trust Company Americas, as Agent (the “Agent”) at 60 Wall Street, New York, New York 10005, or at such other address as may be specified in writing by the Agent to the Borrowers, the principal sum of _____AND _____/100 DOLLARS ($_____) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to the Borrowers under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Note is one of the Notes referred to in the Credit Agreement dated as of July [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the MG Borrower, the Florida Borrower, Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof and the Agent and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by the Security Documents and is entitled to the benefit of the Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Termination Date, in whole or in part, and Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events upon the terms and conditions specified therein.
Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.
State of Florida Documentary Stamp Tax in the amount required by law has been paid and the documentary stamps obtained upon such payment have been affixed to the mortgage recorded in the State of Florida which secure this Note.

Exhibit F

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Each of the Borrowers hereby waives presentment for payment, demand, notice of demand, notice of non payment, protest, notice of protest and all other similar notices.
State of Florida Documentary Stamp Tax in the amount required by law has been paid and the documentary stamps obtained upon such payment have been affixed to the mortgage recorded in the State of Florida which secure this Note.

Exhibit F

IN WITNESS WHEREOF, the undersigned have executed and delivered this Note under seal as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

BEACH HOTEL ASSOCIATES LLC
By:
Name:
Title:

Exhibit F

SCHEDULE OF LOANS
This Note evidences Loans made under the within-described Credit Agreement to the Borrowers, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

		Amount	Unpaid
Date of	Principal Amount of	Paid or	Principal	Notation
Loan	Loan	Prepaid	Amount	Made By

EXHIBIT G
to
CREDIT AGREEMENT
FORM OF INTERCOMPANY NOTE
New York, New York
                     __, ____
FOR VALUE RECEIVED, the Payor hereby promises to pay on demand to the order of [_____], or its assigns (the “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by the Payee to the Payor and any other indebtedness now or hereafter owing by the Payor to the Payee in the books and records of the Payee. The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Intercompany Note (this “Note”)), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement (as defined below).
The Payor also promises to pay interest on the unpaid principal amount hereof in like money at said location from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and the Payee.
Upon any exercise of remedies pursuant to Section 11.2 of the Credit Agreement, including, without limitation, the automatic acceleration of the Loans pursuant to Section 11.2(a)(i), the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.
Reference is made to the Credit Agreement, dated as of July _____, 2011 by and among Morgans Group LLC, Beach Hotel Associates LLC, Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”) and this Note is subject to the terms thereof. The Payor hereby acknowledges and agrees that the Agent may, pursuant to the Credit Agreement and the other Loan Documents as in effect from time to time, exercise all rights provided therein with respect to this Note.
The Payee agrees that any and all claims of the Payee against the Payor or any endorser of this Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Obligations until all of the Obligations have been performed and paid in full in immediately available funds; provided, that the Payor may make payments to the Payee so long as no Default or Event of Default has occurred and is continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Note shall be received by the Payor subject to the provisions of the Loan Documents. Notwithstanding any right of the

EXHIBIT G

Payee to ask, demand, sue for, take or receive any payment from the Payor, all rights, Liens and security interests of the Payee, whether now or hereafter arising and howsoever existing, in any assets of the Payor (whether constituting part of the security or collateral given to the Agent, the Issuing Bank or any Lender to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Agent, the Issuing Bank and each Lender in such assets. The Payee shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been performed and paid in full in immediately available funds.
The Payee irrevocably authorizes, empowers and appoints the Agent as the Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to, upon the occurrence and during the continuance of an Event of Default, (i) demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and (ii) make and present for and on behalf of the Payee such proofs of claim and take such other action, in the Agent’s own name or in the name of the Payee or otherwise, as the Agent may deem necessary or advisable at the direction of the Requisite Lenders for the enforcement of this Note. The Payee also agrees, after the occurrence and during the continuance of an Event of Default, to execute, verify, deliver and file any such proofs of claim in respect of any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of the Payor to the Payee (“Payor Indebtedness”) reasonably requested by the Agent or as directed by the Requisite Lenders. Upon the occurrence and during the continuance of an Event of Default, the Agent may vote such proofs of claim in any insolvency or similar proceeding in respect of any Payor (and the Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by the Payee upon or with respect to Payor Indebtedness owing to the Payee after the occurrence and during the continuance of an Event of Default, the Payee shall receive and hold the same in trust, as trustee, for the benefit of the Agent, the Issuing Bank and each Lender, and if requested by the Agent, shall promptly deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of the Payee where necessary or advisable), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of the Payee and held in trust by the Payee as the property of the Agent. If the Payee fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. The Payee agrees that until the Obligations have been performed and paid in full in immediately available funds the Payee will not assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Agent pursuant to the Credit Agreement and the other Loan Documents or otherwise) any claim the Payee has or may have against the Payor.
The Payor and any endorser of this Note acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, the Agent may exercise all rights of the Payee under this Note and all payments under this Note shall be made without offset, counterclaim, abatement, reduction, recoupment, deduction or defense of any kind.

EXHIBIT G

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by the Payee to the Payor and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by the Payee to the Payor.
The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[NAME OF PAYOR]
By:
Name:
Title:

Pay to the order of

[NAME OF PAYEE]

By:
Name:
Title:

EXHIBIT H
FORM OF LETTER OF CREDIT REQUEST
Date:           1
Deutsche Bank Trust Company Americas, as Agent under the Credit Agreement, dated as of July [_____], 2011 (as amended, amended and restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC, Morgans Hotel Group Co., the agents and arrangers from time to time party thereto and the lenders from time to time party thereto.
Deutsche Bank Trust Company Americas, as Agent
Global Loan Operations, Standby L/C
60 Wall Street, MS NYC 60-0926
New York, NY 10005-2858
Attn: Charles Ferris, Assistant Vice President
Phone 212-250-1214
Fax 212-797-0403
charles.ferris@db.com
Ladies and Gentlemen:
The MG Borrower hereby requests that [_____2 _____], as the Issuing Bank under the Credit Agreement, issue an irrevocable [standby] [commercial] Letter of Credit for account of the undersigned on 3 (the “Date of Issuance”) in an aggregate stated amount of US $4 .
For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning specified therein.
The beneficiary of the Letter of Credit requested pursuant to this Letter of Credit Request will be 5 , and such Letter of Credit will support 6 and will have a stated expiration date of 7 .

1	Insert date of Letter of Credit Request.

2	Insert name of Issuing Bank. (Note , if the Agent is being requested to issue a commercial Letter of Credit, please insert the name of Deutsche Bank AG, New York Branch)

3	Insert proposed Date of Issuance, which must be a Business Day at least five Business Days after the date of the Letter of Credit Request.

4	Insert initial stated amount.

5	Insert full name and address of the Beneficiary.

6	Insert brief description of obligation to be supported by the Letter of Credit.

7	Insert date which cannot be later than the earlier of (a) the date which is one year after the Date of Issuance and (b) the date which is 5 Days prior to the Termination Date.

The MG Borrower hereby certifies to the Agent, the Issuing Bank and the Lenders that as of the date hereof and as of the Date of Issuance: (a) no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the Letter of Credit issuance contemplated hereby, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole). In addition, the MG Borrower certifies to the Agent, the Issuing Bank and the Lenders as of the Date of Issuance that all conditions to the issuance of the requested Letter of Credit contained in Article VI. of the Credit Agreement have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents).
The MG Borrower agrees that, if prior to the Date of Issuance any of the foregoing certifications shall cease to be true and correct, the MG Borrower shall promptly notify the Agent and the Issuing Bank thereof in writing (any such notice, a “Non-Compliance Notice”). Except to the extent, if any, that prior to the Date of Issuance the MG Borrower shall deliver a Non-Compliance Notice to the Agent and the Issuing Bank, each of the foregoing certifications shall be deemed to be made additionally on the Date of Issuance as if made on such date.
Copies of all required documentation with respect to the supported transaction are attached hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

MORGANS GROUP LLC, a Delaware limited liability company
By:	Morgans Hotel Group Co.,
its Managing Member

By:
Name:
Title:

3

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE
                    , 20__
Deutsche Bank Trust Company Americas, as Agent
60 Wall Street
New York, New York 10005
Each of the Lenders Party to the Credit
Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (each, a “Lender” and collectively, the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 9.3. of the Credit Agreement, the undersigned Financial Officer hereby certifies to the Agent, the Issuing Bank and the Lenders as follows:
(1) The undersigned is the ____________________of Holdings.
(2) The undersigned has examined the books and records of Holdings and the Borrowers and the Subsidiaries and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(3) To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default has occurred [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and any action being taken or proposed to be taken by Holdings or the Borrowers with respect thereto].

Exhibit I

(4) Attached hereto as Schedule 1 are reasonably detailed calculations demonstrating compliance with the covenants contained in Section 10.11. of the Credit Agreement.
(5) No change in the application of GAAP to the financial statements of Holdings has occurred since the later of the date of the MG Borrower’s audited financial statements referred to in Section 7.1.(k) of the Credit Agreement and the date of the last certification by a Financial Officer indicating such a change [if any such change has occurred, specify the effect of such change on the financial statements accompanying such certificate].

Exhibit I

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SCHEDULE 1
of
EXHIBIT I
[CALCULATIONS TO BE ATTACHED]

EXHIBIT J
FORM OF GUARANTY
THIS GUARANTY dated as of July [________], 2011, (this “Guaranty”) executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (the “Agent”) for itself, the Issuing Bank and each of the Lenders under that certain Credit Agreement dated as of July [_______], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”, and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (the “Lenders”) and the Agent and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Agent, the Issuing Bank and the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, each of the Borrowers and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrowers under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrowers’ obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties as primary obligor and not merely as surety, the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by each of the Borrowers to any Lender, the Issuing Bank or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders, the Issuing Bank and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

EXHIBIT J

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Lenders, the Issuing Bank or the Agent shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against either of the Borrowers, any other Guarantor or any other Person or commence any suit or other proceeding against either of the Borrowers, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of either of the Borrowers, any other Guarantor or any other Person; or (c) to make demand of either of the Borrowers, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders, the Issuing Bank or the Agent which may secure any of the Guarantied Obligations.
Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be primary, absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

EXHIBIT J

(c) any furnishing to the Agent, the Issuing Bank or the Lenders of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of either of the Borrowers or any other Loan Party;
(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, either of the Borrowers, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f) any act or failure to act by either of the Borrowers, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against either of the Borrowers or any other Loan Party to recover payments made under this Guaranty;
(g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;
(h) any application of sums paid by either of the Borrowers, any other Guarantor or any other Person with respect to the liabilities of either of the Borrowers or any other Loan Party to the Agent or the Lenders, regardless of what liabilities of either of the Borrowers remain unpaid;
(i) any defect, limitation or insufficiency in the borrowing powers of either of the Borrowers or in the exercise thereof;
(j) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by either of the Borrowers, any other Loan Party or any other Person against the Agent or any Lender;
(k) any change in the corporate existence, structure or ownership of either of the Borrowers or any other Loan Party;
(l) any statement, representation or warranty made or deemed made by or on behalf of either of the Borrowers, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or
(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

EXHIBIT J

Section 4. Action with Respect to Guarantied Obligations. The Lenders, the Issuing Bank and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against either of the Borrowers, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.
Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent, the Issuing Bank and the Lenders all of the representations and warranties made by each of the Borrowers with respect to or in any way relating to such Guarantor as a Subsidiary or Loan Party under the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6. Covenants. Each Guarantor will comply with all covenants which any Borrower is to cause such Guarantor to comply with as a Subsidiary or Loan Party under the terms of the Credit Agreement or any of the other Loan Documents.
Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 8. Inability to Accelerate Loan. If the Agent, the Issuing Bank and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent, the Issuing Bank and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent, the Issuing Bank or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent, the Issuing Bank or such Lender with any such claimant (including each of the Borrowers or a trustee in bankruptcy for either of the Borrowers), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of either of the Borrowers, and such Guarantor shall be and remain liable to the Agent, the Issuing Bank or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent, the Issuing Bank or such Lender.

EXHIBIT J

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of either of the Borrowers, such Guarantor shall be subrogated to the rights of the payee against the Borrowers; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against either of the Borrowers arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied, at the Agent’s election, against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.
Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent, the Issuing Bank and the Lenders such additional amount as will result in the receipt by the Agent, the Issuing Bank and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent, the Issuing Bank, each Lender and any of their respective affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an affiliate of a Lender subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, the Issuing Bank, such Lender, or any affiliate of the Agent, the Issuing Bank or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

EXHIBIT J

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent, the Issuing Bank and the Lenders that all obligations and liabilities of the Borrowers or any other Loan Party to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrowers or any other Loan Party (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from either of the Borrowers or any other Loan Party on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.
Section 14. Avoidance Provisions. It is the intent of Morgans Hotel Group Management LLC (“Management Company”), the Agent, the Issuing Bank and the Lenders that in any Proceeding, Management Company’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Management Company hereunder (or any other obligations of Management Company to the Agent, the Issuing Bank and the Lenders) to be avoidable or unenforceable against Management Company in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of Management Company hereunder (or any other obligations of Management Company to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of Management Company hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which Management Company shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Management Company hereunder (or any other obligations of Management Company to the Agent, the Issuing Bank and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent, the Issuing Bank and the Lenders hereunder to the maximum extent that would not cause the obligations of Management Company hereunder to be subject to avoidance under the Avoidance Provisions, and neither Management Company nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of each of the Borrowers and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor the Issuing Bank or any of the Lenders shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

EXHIBIT J

Section 16. GOVERNING LAW; WAIVER OF JURY TRIAL.
(a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTORS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE GUARANTORS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE GUARANTORS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS NOTICE ADDRESS SET FORTH IN SECTION 24, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH OF THE PARTIES PARTY HERETO IN ANY OTHER JURISDICTION.
(b) EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EXHIBIT J

(c) EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 17. Loan Accounts. The Agent, the Issuing Bank and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent, the Issuing Bank or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 18. Waiver of Remedies. No delay or failure on the part of the Agent, the Issuing Bank or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, the Issuing Bank or any Lender of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 19. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.
Section 20. Successors and Assigns. Each reference herein to the Agent, the Issuing Bank or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding either of the Borrowers or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

EXHIBIT J

Section 22. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
Section 23. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 24. Notices. All notices, requests and other communications hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, the Issuing Bank or any Lender at its respective address for notices provided for in the Section 13.1 of the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective in the manner set forth in Section 13.1 of the Credit Agreement.
Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 27. Limitation of Liability. Neither the Agent, the Issuing Bank nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent, the Issuing Bank or any Lender, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, the Issuing Bank or any Lender or any of the Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

EXHIBIT J

Section 29. Definitions. (a) For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
[Signature on Next Page]

EXHIBIT J

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

MORGANS HOTEL GROUP CO.

MORGANS HOTEL GROUP MANAGEMENT LLC,

By:	Morgans Hotel Group Co.,
its Managing Member

By:
Name:
Title:

Address for Notices:

c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188

ANNEX I
of
EXHIBIT J
FORM OF ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT dated as of _____, 20____, executed and delivered by  _____, a  _____  formed under the laws of the State of  _____  (the “New Guarantor”), in favor of (a) DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (the “Agent”) for itself, the Issuing Bank and each of the Lenders under that certain Credit Agreement dated as of [_______], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”, and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (the “Lenders”) and the Agent, and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrowers, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent, the Issuing Bank and the Lenders making such financial accommodations available to the Borrowers under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrowers’ obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent, the Issuing Bank and the Lenders continuing to make such financial accommodations to the Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Exhibit J
Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of July [_______], 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary and other Affiliate of the Borrowers party thereto in favor of the Agent, the Issuing Bank and the Lenders and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:
(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b) makes to the Agent, the Issuing Bank and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and
(c) consents and agrees to each provision set forth in the Guaranty.
SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.
[Signatures on Next Page]

Exhibit J
IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188
Accepted:
DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

By:
Name:
Title:

EXHIBIT K
FORM OF SECURITY DEED
Prepared by:
Leila Rachlin, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
1111779-2180
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING
from
BEACH HOTEL ASSOCIATES LLC
to
DEUTSCHE BANK TRUST COMPANY AMERICAS
(As Agent for the benefit of the Lenders, the Issuing Bank and for its own account, pursuant to the Credit Agreement described herein)
dated as of July [__], 2011
Property: The Delano Hotel, Miami-Dade County, State of Florida
NOTE TO RECORDER: This Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing secures an aggregate obligation of $100,000,000.00. Florida documentary stamp taxes in the amount of $350,000 ($0.35 per $100 of indebtedness) and intangible taxes in the amount of $200,000 ($2 per $1,000 of indebtedness) are being paid in connection with the recording of this Security Instrument

Exhibit K
Page i

Table of Contents
(continued)

ii

Table of Contents
(continued)
EXHIBITS

Exhibit A	—	Legal Description
Exhibit B	—	Description of Permitted Encumbrances

iii

Exhibit K

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS AND FIXTURE FILING
THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”) is made and delivered as of July [______], 2011 by BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company (“Grantor”), having a mailing address of c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (together with its successors and assigns, “Agent” or “Mortgagee”) for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery 60 Wall Street, New York, NY 10005.
WHEREAS, pursuant to that certain Credit Agreement, dated as of July [_______], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, Morgans Group LLC (the “MG Borrower” and together with Grantor, collectively, “Borrowers”), Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders”, Agent, and the other parties thereto, Lenders and Agent have agreed to make available to Borrowers certain financial accommodations in an aggregate principal amount not to exceed $100,000,000.00 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to evidence the financial accommodations available directly to Borrowers under the Credit Agreement, Borrowers have executed and delivered Notes, as of even date herewith, in favor of the Lenders as payees in an aggregate maximum principal amount equal to $100,000,000.00 (including any subsequent renewals, amendments or substitutions, referred to herein collectively, as the “Note”); and
WHEREAS, Grantor’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Note and the Credit Agreement, is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Borrowers.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor and Agent agree as follows:
ARTICLE I
Defined Terms
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York have the respective meanings given such terms therein. In addition, as used in this Security Instrument, the following terms shall have the following meanings:

Exhibit K

“Assignment of Leases and Rents” means the Assignment of Leases and Rents of even date herewith from Grantor as assignor thereunder to Mortgagee as assignee thereunder, covering the Leases and Rents, and given as an absolute assignment as an additional source of repayment of the Obligations.
“Boucher Brothers Agreement” means that certain Agreement, dated as of July 1, 2004, between Grantor and Boucher Brothers Management, Inc., a Florida corporation, as amended, restated, extended, supplemented or otherwise modified from time to time.
“Collateral” means the Property, Improvements, Fixtures, and Personalty together with:
(a) all rights, privileges, tenements, hereditaments, royalties, minerals, oil and gas rights, rights-of-way, zoning rights, development rights, air rights, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor, in and to any streets, ways, alleys, strips or gores of land adjoining the Property or any part thereof; and
(b) all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and
(c) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Property, Improvements, Fixtures or Personalty including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Property or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Property; and
(d) all of Grantor’s right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Section 3.12 hereof; and
(e) all of Grantor’s right, title and interest in, to and under any management or leasing agreement with respect to the Property and Improvements, including without limitation, (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder; and
(f) subject to the provisions of Section 8.3 hereof, all of the Leases and Rents; and
(g) any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment or the performance and discharge of the Obligations.

Exhibit K

As used in this Security Instrument, the term “Collateral” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein; provided that the term “Collateral” shall not include any Excluded Property but if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
“Credit Agreement” has the meaning given that term in the recitals above.
“Excluded Property” has the meaning set forth in the Security Agreement.
“Event of Default” means any failure, happening or occurrence described in Article V hereinbelow.
“Fixtures” means fixtures now or hereafter located on the Property and shall in any event include all materials, supplies, Equipment, apparatus and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Property, including, but not limited to, any and all building and construction materials and supplies, furniture, furnishings, apparatus, machinery, equipment, motors, elevators, escalators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions and televisions systems, computer systems, and appurtenances thereto, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (but excluding in every event fixtures belonging to Tenants which do not become property of the Grantor upon expiration or earlier termination of the applicable Lease).
“Food and Beverage Lessee/Operators” shall mean SC Collins LLC, a Delaware limited liability company.
“Impositions” means (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Collateral or the ownership, use, occupancy or enjoyment thereof, or any portion thereof; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Collateral; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees related to the Collateral.
“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.

Exhibit K

“Leases” means any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing.
“Legal Requirements” means (i) any and all judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor or MG Borrower, or applicable to, affecting or impacting in any way the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Collateral or the ownership, use or occupancy thereof; and (iii) Grantor’s or MG Borrower’s presently or subsequently effective bylaws and articles of incorporation, partnership agreement, partnership certificate, joint venture agreement, articles of organization, operating agreement, trust agreement or other form of business association agreement.
“Obligations” has the meaning ascribed to such term in the Credit Agreement.
“Permitted Encumbrances”: The “Permitted Liens” (as defined in the Credit Agreement), which include those items listed on Exhibit B attached hereto and incorporated herein by this reference.
“Personalty” means all of the Grantor’s right, title and interest in, to and under all of the personal property of the Grantor, now owned or hereafter acquired, located on, attached to or used in or about the Improvements and Property, including without limitation, all of the following:
(a) all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, minors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft

Exhibit K

prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this Paragraph (a) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures and are part of the real estate and security for the performance of Grantor’s obligations.
(b) all inventory as defined in the Uniform Commercial Code applicable in the State of New York, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items (the “Inventory”);
(c) all other goods now or hereafter relating to the Property and Improvements;
(d) all accessions to any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;
(e) all accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements, including without limitation, (i) all rights to payment of any monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (y) for services rendered or to be rendered, (ii) all rents, fees, charges or other payments for the use or occupancy of all or any portion of the Improvements or any of the other Collateral, and (iii) all rights to payment of any interest or finance charges payable to Grantor;
(f) to the extent permitted to be assigned by the terms thereof or by Applicable Law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency now or hereafter relating to the Property or Improvements;
(g) all general intangibles, including without limitation, all payment intangibles and all rights of Grantor under any contract, trademarks, tradenames, service marks and symbols now or hereafter used in connection with the Property or the Improvements, and all names and all rights to carry on business under such names, and all rights as a developer or declarant relating to the Property or Improvements), now or hereafter relating to the Property or the Improvements;

Exhibit K

(h) all chattel paper, instruments, investment property, letter-of-credit rights, money, documents, supporting obligations and deposit accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements;
(i) all insurance policies of any kind maintained in effect by the Grantor or of which the Grantor is the beneficiary, now existing or hereafter acquired relating to the Property and Improvements, under which any of the property referred to in any of the preceding clauses above is insured, including without limitation, any proceeds payable to the Grantor pursuant to such policies and any unearned premiums thereon; and
(j) all cash and non-cash proceeds of any of the foregoing, which in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Mortgagee or Lenders from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, contract rights, Inventory, Equipment, Deposit Accounts, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.

Exhibit K

“Rents” means all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Property and/or Improvements or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Grantor which are not affiliates of MG Borrower and/or Grantor) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Property and/or Improvements, and other items of revenue, receipts or income, all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Grantor in connection therewith to the extent of Grantor’s rights or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Property, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents.
“Tenant” means the tenant or lessee under any Lease.
ARTICLE II
Grant and Conveyance
Section 2.1 Grant and Conveyance. For and in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, MORTGAGE, TRANSFER, PLEDGE and SET OVER unto Mortgagee and the Mortgagee’s successors and/or assigns, the Collateral, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Collateral and all parts, rights, members and appurtenances thereof, IN FEE SIMPLE forever, as security for the full and timely payment and performance of the Obligations, for the benefit of Mortgagee and its successors and/or assigns. Grantor warrants and covenants that Grantor is lawfully seized and possessed of the Collateral as aforesaid, and has good right to convey the same subject only to the Permitted Encumbrances, and that Grantor does warrant and shall forever defend the title thereto against the claims of all Persons whomsoever, subject as to the Permitted Encumbrances.
Section 2.2 Intentionally Omitted.

Exhibit K

Section 2.3 Revolving Loan Account; Future Advances. This Security Instrument secures a “revolving loan account”, and payment of any amounts outstanding under the Note or the Credit Agreement from time to time shall not cancel or release this Security Instrument, and re-advances shall be secured to the same extent as original obligations hereunder. This Security Instrument shall secure such future advances as may be made by Mortgagee, at its option and for any purpose, within twenty (20) years from the date of this Security Instrument, whether made directly to Grantor or made to MG Borrower. All such future advances shall be included within the “Obligations,” shall be secured to the same extent as if made on the date of the execution of this Security Instrument, and shall take priority from the time this Security Instrument is filed for record as provided by law. The total amount of indebtedness secured by this Security Instrument may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $200,000,000, plus interest and any disbursements made for the payment of taxes, levies or insurance on the Property, with interest on those disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Grantor shall not file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument to a sum less than the maximum principal amount set forth in this paragraph.
ARTICLE III
Covenants, Warranties and Representations
Grantor hereby unconditionally covenants, warrants and represents to Agent and Lenders as follows (which covenants, warranties and representations have been and will be relied upon by Agent and Lenders in advancing funds to Borrowers under the Loan Documents):
Section 3.1 Title to Collateral and Priority of this Instrument. Grantor has good, marketable and indefeasible fee simple title to the Property and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any Liens options (except as set forth in the Leases), leases (other than the Leases), covenants and other rights, titles, interests or estates of any nature whatsoever except the Permitted Encumbrances. Except to the extent any of the following constitutes Excluded Property, this Security Instrument (a) constitutes a valid and enforceable first priority mortgage lien against the Property, Improvements and Fixtures; (b) creates valid and enforceable first priority security interest in and to the Personalty and, to the extent that the terms Leases and Rents include items covered by the Uniform Commercial Code as adopted in the State of New York, in the Leases and Rents; and (c) constitutes a valid and enforceable first priority assignment of the Leases and Rents not covered by such Uniform Commercial Code, all in accordance with the terms hereof.
Section 3.2 Hazardous Materials. Except as could not reasonably be expected to result in a Material Adverse Effect, the Collateral has not been used to treat, store or dispose of any Hazardous Materials in violation of Environmental Laws, and, no such Hazardous Materials (including without limitation, any materials containing asbestos), are located on, in or under the Collateral or used or emitted in connection therewith in violation of Environmental Laws, except as disclosed in writing in any environmental assessment reports delivered to Agent and upon which Agent and Lenders are entitled to rely. Grantor has obtained and shall maintain all licenses, permits and approvals required with respect to Hazardous Materials, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals, in each case, except as could not reasonably be expected to result in a Material Adverse Effect. No portion of the Property is a wetland. Grantor shall promptly notify Agent of any (a) material change in the nature or extent of any Hazardous Materials, maintained on, in or under the Collateral or used or emitted in connection therewith and (b) change in wetlands located on the Property.

Exhibit K

Section 3.3 Separate Tract. The Property is not a part of a larger tract of land owned by Grantor or any of its Affiliates and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by this Security Instrument
Section 3.4 Leases. (a) Grantor has good title to the Leases and Rents and all requisite right, power and authority to assign the Leases (other than the Boucher Brothers Agreement) and Rents, and no other Person has any right, title or interest therein (other than the lessee’s interest therein held by a Tenant thereunder).
(b) Grantor has duly and punctually performed all of the material terms, covenants, conditions and warranties of the Leases on Grantor’s part to be performed, except for any nonperformance which could not reasonably be expected to result in a Material Adverse Effect.
(c) Except for transactions which have been terminated, Grantor has not previously sold, assigned, transferred, encumbered, mortgaged or pledged the Leases or the Rents, whether now due or hereafter to become due.
(d) There are no options to purchase all or any portion of the Collateral contained in any Lease. There are no options to renew by any Tenant except as stated in the Leases. Grantor shall furnish to Agent, promptly upon Agent’s request, true and complete copies of all Leases, and all extensions, supplements, modifications and amendments thereof.
(e) Grantor shall observe, perform and discharge all of its material obligations, covenants and warranties under the Leases, and Grantor shall give prompt notice to Agent of any failure on the part of Grantor to observe, perform or discharge any of the same.
(f) So long as the Obligations remain unpaid and undischarged, and unless Agent otherwise consents in writing, the fee and the leasehold estates in and to the Collateral shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates (without implying Agent’s consent to such union) either in Grantor, Agent or in any Tenant or in any third party by purchase or otherwise.

Exhibit K

(g) From time to time upon Agent’s written request, Grantor shall furnish to Agent a current rent roll and the affidavit of an officer of Grantor, certifying as to certain matters with respect to the Leases and Rents, in form and substance reasonably satisfactory to Agent.
(h) From time to time upon the written request of Agent, but no more often than annually, Grantor shall cause to be furnished to Agent the estoppel certificate of each Tenant, in form and substance reasonably acceptable to Agent.
Section 3.5 Use. Grantor shall use the Collateral for commercial purposes only. Grantor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner or for any purpose which (a) except as could not reasonably be expected to result in a Material Adverse Effect, violate any Legal Requirement, or (b) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.
Section 3.6 Alterations or Waste. Grantor shall not commit or permit any physical waste of the Collateral, and shall not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, make or permit to be made any alteration (excluding any external structures) to the Collateral in excess of $5,000,000 per calendar year, except for (i) tenant improvement work under a Lease approved by Agent, (ii) alterations necessary to protect the safety of tenants or patrons of other users of the Property and the value of the Property, (iii) all alterations necessary to comply with Section 3.11 and (iv) the replacement of FF&E to the extent being of a routine and recurring nature and performed in the ordinary course of business of Grantor.
Section 3.7 Compliance with Legal Requirements. Except as could not reasonably be expected to result in a Material Adverse Effect, Grantor shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements including, without limitation, the Americans with Disabilities Act of 1990, as amended (42 USC § 12101, et seq.), the Federal Architectural Barriers Act, as amended (42 USC § 4151, et seq.), the Fair Housing Amendments Act of 1988, as amended (42 USC § 3601, et seq.) and The Rehabilitation Act of 1973, as amended (29 USC § 794), whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Collateral.
Section 3.8 [Intentionally Omitted].
Section 3.9 Prior Security Instrument Status. Grantor shall protect the first priority status of the Lien of this Security Instrument and shall not place, or permit to be placed, except for Permitted Encumbrances, otherwise convey, mortgage, hypothecate or encumber the Collateral with, any other Lien, regardless of whether same is allegedly or expressly inferior to the title created by this Security Instrument, except in favor of Mortgagee. If any such Lien is asserted against the Collateral, Grantor shall promptly, and at its sole cost and expense, (a) give Agent written notice thereof within 5 days from Grantor obtaining knowledge of such Lien and (b) take such action so as to cause the same to be released, bonded or stayed to Agent’s reasonable satisfaction, or so long as the property subject to the lien of this Security Instrument is not impaired, contest the same in accordance with the provisions of the Credit Agreement. Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying facts giving rise to such asserted Lien.

Exhibit K

Section 3.10 Payment of Impositions.
(a) Payment of Impositions. Grantor shall duly pay and discharge, or cause to be paid and discharged, the Impositions as provided in Section 8.5 of the Credit Agreement.
(b) Change in Law. If after the date hereof any change in Applicable Law governing the taxation of deeds of trust, mortgages or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes shall occur, and Agent reasonably determines that such change, adoption would adversely affect Agent’s, the Issuing Bank’s or the Lenders’ rights or benefits under the Loan Agreement, Grantor shall promptly pay any tax resulting from such adoption, change or making on or before the due date thereof.
Section 3.11 Repair. Grantor shall protect and preserve the Collateral and maintain all Collateral in good repair, working order and condition, ordinary wear and tear and casualty events excepted.
Section 3.12 Insurance.
(a) Types of Insurance. Grantor shall procure for, deliver to, and maintain for the benefit of Agent, or cause the Tenant(s) to procure for, deliver to and maintain for the benefit of Agent, during the term of this Security Instrument original paid up insurance policies or certified copies of paid up insurance policies (or, if there is blanket coverage, Agent shall require an underlier policy with the Collateral identified and specifically allocated amounts shown) in such amounts, form and substance as are required under Section 8.4 of the Credit Agreement.
(b) Insurance Companies, Form of Policies. All insurance policies maintained pursuant to this Section shall be in form and substance satisfactory to Agent, provided that all policies of liability coverage shall require not less than 30 days’ prior written notice to Agent of any cancellation, termination, expiration or change in coverage. Without limiting the discretion of Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Collateral shall contain a standard mortgagee clause (without contribution) naming Agent as mortgagee with loss proceeds payable to Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Collateral for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Agent under the Loan Documents; or (iv) any change in title to or ownership of the Collateral or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.

Exhibit K

(c) Proof of Insurance. Within one (1) Business Day of the expiration or renewal date of each policy maintained pursuant to this Section, Grantor shall deliver to Agent evidence reasonably satisfactory to Agent that such policy has been renewed and that any such premiums related to such policy have been timely paid (which premiums may be financed pursuant to a payment or financing plan provided by the insurance carrier providing such insurance). In the event of foreclosure of this Security Instrument or any other transfer of title to the Collateral in extinguishment of the Obligations, all right, title, and interest of Grantor in and to all insurance policies then in force with respect to the Collateral shall pass to the purchaser or Agent.
(d) Grantor’s Statement of Insurance Carried. If at any time requested by Agent, Grantor shall furnish to Agent copies of certificates evidencing the amounts of insurance maintained in compliance with this Section 3.12, of the risks covered by such insurance, and of the insurance company or companies which carry such insurance.
(e) Payment of Proceeds to Agent. While an Event of Default exists, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section and to collect and receive the proceeds from any such policy or policies. In addition, Grantor hereby authorizes and directs each insurance company to make payment for all losses involving casualty insurance proceeds (other than business interruption insurance proceeds) in excess of $5,000,000 (a “Major Casualty”) directly to Agent. If any insurance company fails to disburse directly and solely to Agent in accordance with the requirements of the immediately preceding sentences, but disburses instead either solely to Grantor or to Grantor and Agent jointly, Grantor agrees immediately to endorse and transfer such proceeds to Agent. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Agent as Grantor’s agent and attorney-in-fact to do so, such appointment being coupled with an interest and being irrevocable.

Exhibit K

(f) Application of Proceeds. After deducting from said insurance proceeds all of its actual, out-of-pocket expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees actually incurred, Agent shall apply the net proceeds of any Major Casualty or any part thereof:
(i) upon the written request of Grantor (which request shall set forth in reasonably sufficient detail that each of the following conditions have been satisfied), towards the restoration of the Collateral, provided that the following conditions (the “Restoration Conditions”) are met to the reasonable satisfaction of Agent:
(a) in Agent’s reasonable judgment, the Collateral can, with diligent restoration, be returned to a condition at least equal to the condition thereof that existed prior to the casualty within 60 days prior to the Maturity Date; provided however that this condition shall not apply in the event that (i) a new Appraisal of the Property in its then current condition is delivered pursuant to Section 4.2(c) of the Credit Agreement, (ii) a forward looking calculation of the Adjusted Net Operating Income of the Property for the immediately succeeding four (4) fiscal quarters, on a Pro Forma Basis taking into account the then current condition of the Property, is mutually agreed upon by Grantor and Agent, (iii) MG Borrower shall have delivered a Borrowing Base Certificate to Agent which Borrowing Base Certificate shall be calculated using the information determined pursuant to the immediately preceding clauses (i) and (ii) and (iv) based on the Borrowing Base calculated in the Borrowing Base Certificate delivered pursuant to the immediately preceding clause (iii), Borrowers is in compliance with Section 2.6(b) of the Credit Agreement.
(b) no Event of Default exists;
(c) all necessary Governmental Approvals can be obtained to allow the rebuilding and reoccupancy of the Collateral;
(d) there are sufficient sums available (through net proceeds and contributions by Grantor), for restoration or repair; and
(e) the amount of such proceeds (other than business interruption insurance proceeds) is not greater than $100,000,000; or
(ii) if the Restoration Conditions are not satisfied within 90 days following a Major Casualty, to the payment of the Obligations, whether or not due and as provided in Section 11.4 of the Credit Agreement or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents;
all without affecting the Lien of this Security Instrument, and any balance of such moneys then remaining shall be paid to Grantor or whomever may be legally entitled thereto. Agent and Lenders shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.
Section 3.13 Restoration Following Casualty. If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to, or loss or destruction of, the Collateral in an amount in excess of $500,000, Grantor shall give notice thereof to Agent promptly and, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, Grantor shall commence and continue diligently to completion to restore, repair, replace and rebuild the Collateral in accordance with all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

Exhibit K

Section 3.14 Hold Harmless. Grantor shall defend, at its own cost and expense, and hold Agent and Lenders harmless from any action, proceeding or claim affecting the Collateral or the Loan Documents, and all costs and expenses incurred by Agent and/or Lenders in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Grantor and secured hereby, except to the extent the same are caused by the gross negligence or willful misconduct of Agent or any Lender, as applicable.
Section 3.15 [Intentionally Omitted].
Section 3.16 No Conflicts, Etc. The execution, delivery and performance of this Security Instrument and the other Security Documents encumbering or relating to any of the Collateral, in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law relating to Grantor or any of the Collateral; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral may be bound; or (c) except as provided herein or therein, result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral.
Section 3.17 Licenses and Permits. Grantor currently holds and will continue to hold (i) all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person, the absence of which could reasonably be expected to result in a material adverse effect on the ownership, occupancy or operation of the Property and Improvements, taken as a whole, and (ii) the right to use the name “Delano” pursuant to the Delano Management Agreement in connection with the operation of the Property and Improvements. As of the date hereof, all such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.
ARTICLE IV
Condemnation
Section 4.1 Condemnation.
(a) Taking. If all or any portion of the Collateral is taken by condemnation or eminent domain powers of any Governmental Authority (or any transfer by private sale in lieu thereof), either temporarily or permanently, then, if any Event of Default then exists or the award and other proceeds payable in connection therewith exceeds $5,000,000 (a “Major Taking”), then such amount shall be paid to Agent and applied to payment of the Obligations after deducting any costs (including reasonable attorneys’ fees) incurred by Agent in connection therewith, or otherwise applied as provided in Section 11.4 of the Credit Agreement.

Exhibit K

(b) Participation in Proceedings. Grantor shall promptly notify Agent of any actual or threatened initiation of any condemnation or eminent domain proceeding as to any part of the Collateral and, upon Agent’s request, shall promptly deliver to Agent copies of any and all papers served or received in connection with such proceedings. Agent shall have the right, at its option, to participate in such proceedings at the sole cost and expense of Grantor (including without limitation the Agent’s attorneys’ fees). Grantor shall execute such documents and take such other steps as required to permit such participation.
(c) Right to Settle Claims. Agent is hereby authorized, at any time that an Event of Default shall have occurred and be continuing, to adjust, compromise and collect any condemnation or eminent domain award or settle a claim for damages and to apply the same to the Obligations in accordance with the applicable provisions of the Loan Documents.
(d) Use of Proceeds. Grantor hereby assigns to Agent for the benefit of Lenders any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Collateral or any rights appurtenant thereto, and Agent is authorized, at its option, to collect and receive all such compensation, awards or damages in respect of a Major Taking or otherwise when any Event of Default exists and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. The proceeds of any such condemnation award or proceeds or any part thereof, to the extent not applied pursuant to Section 4.1(a), shall be applied:
(i) if the Restoration Conditions in Section 3.12(f) are satisfied, towards restoration of the Collateral; or
(ii) if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.4 of the Credit Agreement, or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents.
(e) Further Assignment. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Agent may reasonably require to effect the terms of this Security Instrument. If, prior to the receipt by Agent of such award or proceeds, the Collateral shall have been bid on foreclosure of this Security Instrument, Agent shall have the right to receive such award or proceeds to the extent of any unpaid Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Security Instrument, the Obligations or the other Loan Documents shall have been sought or recovered, and to the extent of attorneys’ fees, costs and disbursements incurred by Agent in connection with the collection of such award or proceeds. If Grantor fails to assign such compensation, awards, damages, claims, rights of action, and proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby appoints Agent as Grantor’s agent and attorney-in-fact so to do, such appointment being coupled with an interest and being irrevocable.

Exhibit K

ARTICLE V
Events of Default
The term “Event of Default,” as used herein, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following (and Grantor shall be entitled to no notice of default other than as provided for below):
Section 5.1 Credit Agreement. The occurrence of an Event of Default under and as defined in the Credit Agreement.
Section 5.2 Foreclosure of Other Liens. If the holder of any Lien on any of the Collateral or any Lien secured by a pledge of a direct or indirect ownership interest in Grantor institutes foreclosure proceedings for the enforcement of its Lien, unless, as to mechanics’ or materialmen’s Lien, (i) such Lien is released from or cannot be enforced against the Collateral (by bonding the same off or otherwise) within 10 days after such foreclosure proceedings are instituted and (ii) the filing of such mechanic’s or materialmen’s Lien or other action taken by the lienor in connection therewith is not otherwise an Event of Default hereunder or under the Credit Agreement.
Section 5.3 Disposition of Collateral and Beneficial Interest in Grantor. Except as expressly permitted under the Credit Agreement or any other Loan Document, the occurrence of any sale, lease, exchange, assignment, conveyance, transfer or other disposition of all or any part of the Collateral, or any part thereof or any interest therein, or the conveyance, assignment, transfer or other disposition of all or any part of a direct beneficial ownership interest in Grantor.
Section 5.4 Further Encumbrances. Except as permitted under the Credit Agreement or any other Loan Document, and except for the Permitted Encumbrances, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien on all or any part of the Collateral (regardless of whether such Lien is expressly subordinate to the lien of this Security Instrument or any other Security Document) or if Grantor violates the provisions of Section 3.19.
Section 5.5 Event of Default under any other Loan Document. If an Event of Default shall occur under and as defined in any other Loan Document purported to create a Lien on any of the Collateral.

Exhibit K

ARTICLE VI
Remedies
Section 6.1 Remedies. If an Event of Default exists, Agent may, and at the direction of the Requisite Lenders shall, exercise any or all of the following rights, remedies and recourses:
(a) Termination of License. (i) Terminate the License granted to Grantor in Section 8.3 hereof and exercise the rights, powers and privileges of landlord under the Leases, and then and thereafter, with or without taking possession of the Collateral, in Grantor’s own name or in the name of Agent, demand, collect, receive, sue for, attach and levy on the Rents (including demand for Rents collected for the period in which the demand occurs) and give proper receipts, releases and acquittances therefor.
(ii) Deliver a written demand to any Tenant for payment of Rents, which demand shall be sufficient evidence of each such Tenant’s obligation and authority to make all future payments of Rents to Agent without the necessity for further consent by the Grantor. Grantor, for itself and its agents, covenants and agrees not to countermand any such written demand to Tenants for payment of Rents.
(b) Entry on Collateral. (i) Demand that Grantor, and upon such demand Grantor shall, forthwith surrender to Agent the actual possession of the Collateral, and to the extent not prohibited by Applicable Law, enter and take possession of all of the Collateral without the appointment of a receiver, or an application therefor, and exclude Grantor and its agents and employees wholly therefrom, and have joint access with Grantor to the books, papers and accounts of Grantor.
(ii) If Grantor shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by Agent, Agent may seek a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Collateral to Agent, and Grantor hereby specifically covenants and agrees that Grantor shall not oppose, contest or otherwise hinder or delay Agent in any action or proceeding by Agent to obtain such judgment or decree. Grantor shall pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Instrument.
(iii) Upon every such entering on or taking of possession, Agent may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time, (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (B) insure or keep the Collateral insured, (C) manage and operate the Collateral and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same, and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Agent, all as Agent from time to time may determine to be in its best interest. Anything in this Security Instrument to the contrary notwithstanding, neither Agent nor any Lender shall be obligated to discharge or perform the duties of the landlord to any Tenant or incur any liability as the result of any exercise by Agent of its rights under this Security Instrument, and Agent shall be liable to account only for the Rents actually received by Agent.

Exhibit K

(iv) Make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any Tenant, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Collateral, and perform and discharge each and every obligation, covenant and agreement of Grantor contained in any Lease, whether or not Agent takes possession of the Collateral.
(v) Neither the entering upon and taking possession of the Collateral, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Neither Agent nor any Lender shall be liable to Grantor, anyone claiming under or through Grantor, or anyone having an interest in the Collateral by reason of anything done or left undone by Agent hereunder. Nothing contained in this subsection (b) shall require Agent to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Collateral and/or collecting the Rents, any funds expended by Agent or Lenders for such purposes shall become Obligations of Grantor to Agent or Lenders, as the case may be, secured by this Security Instrument. Such amounts, together with interest at the Post-Default Rate, and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Agent’s continuance in possession or receipt and application of Rents, Agent shall be entitled to exercise every right provided for in this Security Instrument or by Applicable Law upon or after the occurrence of an Event of Default. Any of the actions referred to in this subsection (b) may be taken by Agent at such time as Agent is so entitled, without regard to the adequacy of any security for the Obligations hereby secured.
(c) Foreclosure and Sale. If the Obligations have been accelerated pursuant to the Credit Agreement, institute an action to foreclose this Security Instrument, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Collateral or any other security which is herein or elsewhere in the Loan Documents provided for the Collateral or any part thereof at one or more sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, or such other place as is required or permitted by Applicable Law, without notice except as required or set forth herein or otherwise required by Applicable Law, to the highest bidder for cash, or to proceed to final judgment and execution thereon, in order to pay the Obligations, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees, all costs of suit, interest at the Post-Default Rate as provided in the Credit Agreement on any judgment obtained by Agent from and after the date of any sale of the Collateral (which may be sold in one parcel or in such parcels, manner or order as Agent shall elect) until actual payment is made of the full amount due Agent and Lenders, without further stay, any law, usage or custom to the contrary notwithstanding. In the event of any sale pursuant to any order in any judicial proceedings or otherwise, the Collateral may be sold as an entirety or in separate parcels and in such manner or order as Agent in its sole discretion may elect, and if Agent so elects, Agent may sell the Personalty covered by this Security Instrument at one or more separate sales in any manner permitted by the Uniform Commercial Code as adopted in the State of New York, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Collateral is sold or the Obligations are paid in full. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Agent may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Agent may determine.

Exhibit K

Immediately upon the first insertion of any advertisement or notice of any such sale, there shall be and become due and owing from the Grantor all reasonable expenses incident to said advertisement or notice, all court costs and all reasonable expenses incident to any foreclosure proceedings brought under this Security Instrument, including reasonable attorneys’ fees. No party shall be required to receive only the aggregate indebtedness then secured hereby with the interest thereon to the date of payment unless the same shall be accompanied by a tender of the said expenses, costs and commissions.
Agent, may, in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this Article VI, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations or the performance of any term, covenant, condition or agreement of this Security Instrument or any other right and (ii) to pursue any other remedy available to it, all as Agent at its sole discretion shall elect.
(d) Receiver. Agent, to the extent permitted by Applicable Law, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Collateral and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Florida. Grantor shall pay to Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this subsection, and any such amounts paid by Agent shall be added to the Obligations and shall be secured by this Security Instrument.

Exhibit K

(e) Performance by Agent. At Agent’s option and without any obligation to do so, pay, perform or observe any term, covenant or condition of this Security Instrument not paid, performed or observed by Grantor, and all payments made or costs or expenses incurred by Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Agent with interest thereon at the Post-Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid Agent is hereby empowered to enter and to authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.
(f) Relief From Automatic Stay. If Grantor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future Applicable Law, Agent shall be entitled to relief from the automatic stay as to the enforcement of its remedies under the Loan Documents against the Collateral, including specifically, but not limited to, the stay imposed by 11 U.S.C. Section 362, as amended, and Grantor hereby consents to the immediate lifting of any such automatic stay and will not contest any motion by Agent to lift such stay.
(g) Other. Exercise any and all other rights, remedies and recourses granted under this Security Instrument (including, without limitation, those set forth in Articles VII, VIII and IX hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.
Section 6.2 Separate Sales. With respect to sales hereunder, the Collateral may be sold in one or more parcels and in such manner and order as Agent, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 6.3 Remedies Cumulative, Concurrent and Non-Exclusive. Agent and Lenders shall have all rights, remedies and recourses granted in this Security Instrument and available under Applicable Law (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Collateral or any portion thereof), and if such Event of Default also constitutes an Event of Default under the Credit Agreement, all rights, remedies and recourses granted in the Loan Documents and available under Applicable Law. All such rights and remedies (a) shall be cumulative and concurrent, to the fullest extent permitted by Applicable Law, (b) may be pursued separately, successively or concurrently against Grantor, MG Borrower or any other Loan Party or any other Person, or against any of the Collateral (as defined in the Credit Agreement), or against any one or more of them, at the sole discretion of Agent, all to the fullest extent permitted by Applicable Law, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

Exhibit K

Section 6.4 No Conditions Precedent to Exercise of Remedies. Neither Grantor, MG Borrower, any other Loan Party or any other Person obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Agent or any Lender to comply with any request of Grantor, MG Borrower, any Loan Party or any other Person so obligated, to foreclose this Security Instrument or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of any of the Collateral (as defined in the Credit Agreement) or the addition of any other property to such Collateral, (c) any agreement or stipulation between any subsequent owner of any of such Collateral and Agent extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor, MG Borrower, such other Loan Party or such other Person, and in such event, Grantor, MG Borrower, all such other Loan Parties and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Agent, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations.
Section 6.5 Release of and Resort to Collateral. Agent may release, regardless of consideration, any part of the Collateral without, as to the remainder of the Collateral, in any way impairing, affecting, subordinating or releasing any of the Liens created or evidenced by any of the Loan Documents or their position as a first and prior Lien in and to the Collateral (as defined in the Credit Agreement). For payment of the Obligations, Agent may resort to any security therefor held by Agent in such order and manner as Agent may elect.
Section 6.6 Waiver of Appraisement, Valuation, etc. Grantor agrees, to the full extent permitted by Applicable Law, that neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Collateral, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other right or remedy hereunder. Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such Applicable Laws, and any and all right to have assets subject to the Lien of this Security Instrument marshaled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

Exhibit K

Section 6.7 Discontinuance of Proceedings. In case Agent shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in every such case (a) Grantor and Agent shall be restored to their former positions and rights, (b) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken, (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (d) neither this Security Instrument, nor the Obligations, nor any other Loan Document, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment. Grantor hereby expressly waives the benefit of any Applicable Law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the provisions of this Section.
Section 6.8 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Collateral (including, without limitation, the Leases) shall be applied by Agent (or the receiver, if one is appointed) as provided in Section 11.4 of the Credit Agreement.
Section 6.9 Leases. Agent, at its option, is authorized to foreclose this Security Instrument subject to the rights of any Tenants of the Collateral under any Leases, and the failure to make any Tenants parties to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Agent to collect the Obligations.
Section 6.10 Purchase by Agent or Lenders. Upon any foreclosure sale or sales of all or any portion of the Collateral under the power of sale herein granted Agent may bid for and purchase the Collateral and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.
Section 6.11 Grantor as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.
Section 6.12 Suits to Protect the Collateral. Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Collateral by any acts which may be unlawful or constitute an Event of Default under this Security Instrument, (b) to preserve or protect its interest in the Collateral and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment rule or order would impair the security hereunder or be prejudicial to the interest of Agent. In such event, Grantor shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.

Exhibit K

Section 6.13 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.
Section 6.14 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 6.1(c) shall become the legal owner of the Collateral or the portion thereof foreclosed. All occupants (except those which have previously executed a prior written agreement with purchaser) of the Collateral or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand, subject to the rights, if any, of Tenants.
Section 6.15 Waiver of Grantor’s Rights. BY EXECUTION OF THIS SECURITY INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND LENDERS TO ACCELERATE THE INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT UPON AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY AGENT AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

Exhibit K

ARTICLE VII
Security Agreement
Section 7.1 Security Interest. This Security Instrument shall also constitute and serve as a security agreement on personal property within the meaning of under the Uniform Commercial Code as enacted in New York with respect to the Personalty, Fixtures, Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, to Agent for the benefit of the Lenders a security interest in all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases and Rents now owned or hereafter owned or acquired, in each case, to the extent not constituting Excluded Property, to secure the full and timely payment, performance and discharge of the Obligations. It is the intent of Grantor, Agent and Lenders that this Security Instrument encumber all Leases and Rents, in each case, to the extent not constituting Excluded Property, that all items contained in the definition of “Leases” and “Rents” which are included within Article 9 of the Uniform Commercial Code as adopted in New York be covered by the security interest granted in this Article VII and that all items contained in the definition of “Leases” and “Rents” which are excluded from Article 9 of the Uniform Commercial Code as adopted in New York be covered by the provisions of Article II and Article VIII hereof.
Section 7.2 Financing Statements. Grantor hereby authorizes Agent to file such Financing Statements and such further assurances as Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Agent’s security interest herein granted, and Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.
Section 7.3 Uniform Commercial Code Remedies. Agent shall have all the rights and remedies with respect to the Personalty, Fixtures, Leases and Rents afforded to a “secured party” by the Uniform Commercial Code as adopted in New York as to property within the scope thereof, in addition to, and not in limitation of, the other rights and remedies afforded by the Loan Documents.
Section 7.4 Foreclosure of Security Interest. If an Event of Default exists, Agent may elect, in addition to exercising any and all other rights and remedies set forth in Article VI or referred to in Section 7.3 or Article VII hereof, to proceed in the manner set forth in Article 9 of the Uniform Commercial Code as adopted in New York, relating to the procedure to be followed when a Security Agreement covers both real and personal property.
Section 7.5 No Obligation of Secured Party. The assignment and security interest herein granted shall not be deemed or construed to constitute Agent or any Lender as a trustee or mortgagee in possession of the Collateral, to obligate Agent or any Lender to lease the Collateral or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Exhibit K

Section 7.6 Information for Fixture Filing. This Security Instrument is also being filed as a fixture filing with respect to the portions of the Collateral that are or are to become fixtures relating to the Property or Improvements. Grantor’s exact legal name, type of legal entity and jurisdiction of formation are as set forth in the first paragraph of this Security Deed. Grantor’s organizational identification number is 2345191. Grantor hereby represents to Agent and Lenders that, during the past five years prior to the date hereof, Grantor has not changed its name or merged with or otherwise combined its business with any Person; provided, however, Grantor has converted from a limited partnership. Without giving Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, Grantor shall not (a) change its name; (b) reorganize or otherwise become formed under the laws of another jurisdiction or (c) become bound by a security agreement (other than a Loan Document) of another Person under Section 9-203(d) of the Uniform Commercial Code as in effect in any applicable jurisdiction. The information contained in this Section is provided in connection with the requirements of the Uniform Commercial Code so that this Security Instrument shall serve as a financing statement. The name of Grantor shall be the “Debtor” and the name of the Agent shall be the “Secured Party,” and a statement indicating the collateral covered hereby is set forth in the definition of “Collateral” above.
ARTICLE VIII
Assignment of Leases and Rents
Section 8.1 Assignment. For and in consideration of ONE DOLLAR ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER absolutely unto Agent for the benefit of the Lenders the Leases (whether now existing or entered into after the date hereof) and the Rents, subject only to the hereinafter described License, TO HAVE AND TO HOLD the Leases and the Rents unto Agent, its successors and assigns, for the benefit of the Lenders forever, and Grantor does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases and the Rents unto Agent against every Person whomsoever lawfully claiming or to claim the same or any part thereof, in each case, other than the Boucher Brothers Agreement, but only to the extent, and for so long as, Grantor’s right to assign the Boucher Brothers Agreement is prohibited pursuant to the terms thereof or such prohibition is rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Applicable Law. If an Event of Default exists, Agent shall have the right power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall, to the fullest extent permitted by Applicable Law, be sufficient action by Agent to entitle Agent to immediate and direct payment of the Rents (including delivery to Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided herein, all without the necessity of any further action by Agent including, without limitation, any action to obtain possession of the Improvements or the Property. Grantor hereby authorizes and directs the Tenants under the Leases to pay Rents to Agent upon written demand by Agent accompanied by a notice from the Agent of the occurrence of an Event of Default, without further consent of Grantor, without any obligation on the part of any Tenant to determine whether an Event of Default has in fact occurred and regardless of whether Agent has taken possession of any portion of the Property, and the Tenants may rely upon any written statement delivered by Agent to the Tenants. Any such payment to Agent shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Agent as Grantor’s lawful attorney-in-fact for giving, and Agent is hereby empowered to give, acquittances to any Tenants for such payments to Agent after a default.

Exhibit K

Section 8.2 Intentionally Omitted.
Section 8.3 Limited License. Provided that there exists no Event of Default, Grantor shall have the right under a limited license granted hereby, and Agent hereby grants to Grantor a limited license (the “License”), to collect, all of the Rents arising from or out of the Leases, or any renewals or extensions thereof, or from or out of the Collateral or any part thereof.
Section 8.4 Grantor’s Indemnities. Grantor hereby agrees to indemnify and hold Agent and Lenders free and harmless from and against any and all liability, loss, cost, damage or expense which Agent and/or Lenders may incur under or by reason of this assignment, or for any action taken by the Agent hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Agent and/or Lenders arising out of the Leases (except to the extent caused by the gross negligence or willful misconduct of Agent or any Lender), including specifically, but without limitation, any claim by any Tenant of credit for Rents paid to and received by Grantor, but not delivered to Agent, for any period under any Lease more than 1 month in advance of the due date thereof. If Agent or any Lender incurs any such liability, loss, cost, damage or expense, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Post-Default Rate, shall be payable by Grantor to Agent immediately, without demand, and shall be secured hereby and by all other Loan Documents.
Section 8.5 Appointment of Attorney-in-Fact. Grantor hereby further constitutes and appoints Agent the true and lawful attorney-in-fact of the Grantor, and in the name, place and stead of said Grantor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien and security interest of the Security Instrument or any other mortgage, security deed, deed of trust or security agreement on or to any ground lease of the Collateral, or to request or require such subordination, where such reservation, option or authority was reserved to the Grantor under any such Lease, or in any case where the Grantor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing and coupled with an interest, and such rights, powers and privileges shall be exclusive in Agent and its successors and assigns so long as any part of the Obligations secured hereby remains unpaid and undischarged. Grantor hereby warrants that Grantor has not at any time prior to the date hereof exercised any such rights, and Grantor hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Security Instrument or to any other security deed, mortgage, deed of trust or security agreement or to any ground lease.

Exhibit K

Section 8.6 Exculpation of Agent. The acceptance by Agent of this assignment of the Leases and Rents, with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Collateral by Agent, be deemed or construed to constitute Agent a “mortgagee in possession”, nor thereafter or at any time or in any event obligate the Agent to appear in or defend any action or proceeding relating to the Leases, the Rents or the Collateral or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Lease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any Tenant and not assigned and delivered to Agent, nor shall Agent be liable in any way for any injury or damage to persons or property sustained by any person or persons, firm or corporation in or about the Collateral.
Section 8.7 [Intentionally Omitted].
ARTICLE IX
Miscellaneous
Section 9.1 Performance at Grantor’s Expense. Grantor shall pay to Agent and Lenders immediately upon demand all costs and expenses incurred by Agent and Lenders in connection herewith as provided in Section 13.2 of the Credit Agreement, and the same shall be secured hereby. For all purposes of this Security Instrument, Agent’s reasonable and documented costs and expenses shall include, without limitation, all appraisal and re-appraisal fees (in each case, subject to the limitations provided in Section 13.2 of the Credit Agreement as well as the other applicable limitations set forth in the Credit Agreement in respect of appraisals), reasonable and documented out-of-pocket legal fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Agent of any documentary taxes, recording fees, brokerage fees, title search fees, title insurance premiums and title surveys (including any such title related fees and premiums incurred in connection with title updates). In addition, Grantor recognizes and agrees that formal written appraisals of the Collateral by a licensed independent appraiser may be required by federal regulatory reporting requirements on an annual or specialized basis, which shall be at Grantor’s expense.

Exhibit K

Section 9.2 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the transactions contemplated thereby, and shall continue in full force and effect until the Obligations shall have been paid and performed in full as provided in Section 13.9 of the Credit Agreement; provided however, that nothing contained in this Section shall limit the obligations of Grantor as set forth in Section 3.14 and 8.4 herein.
Section 9.3 Recording and Filing. Grantor shall cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Agent shall reasonably request and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.
Section 9.4 Notices. All notices or other communications required or permitted to be given pursuant to this Security Instrument shall be made and delivered as provided in Section 13.1 of the Credit Agreement.
Section 9.5 No Waiver. Any failure by Agent or Lenders to insist, or any election by Agent or Lenders not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of this Security Instrument shall not be deemed to be a waiver of same or of any other term, provision or condition hereof, and Agent and Lenders shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions. No delay or omission by Agent or Lenders to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Agent or Lenders may be exercised from time to time and as often as may be deemed expedient by Agent or Lenders. No consent or waiver, expressed or implied, by Agent or Lenders to or of any breach or Event of Default by Grantor in the performance of the Obligations of Grantor or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Grantor. Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder or impair any rights, powers, or remedies of Agent or Lenders hereunder.
No act or omission by Agent or Lenders shall release, discharge, modify, change or otherwise affect the liability of Grantor under this Security Instrument or any of the other Loan Documents to which it is a party or in respect of any Obligations of Grantor or the liability of any subsequent purchaser of the Collateral or any part thereof, or any maker, cosigner, endorser, surety or guarantor, or preclude Agent or Lenders from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or by any subsequent Event of Default, or alter the Lien of this Security Instrument. Without limiting the generality of the foregoing, Agent and Lenders may:
(a) grant forbearance or an extension of time for the payment of all or any portion of the Obligations;

Exhibit K

(b) take other or additional security for the payment of the Obligations;
(c) waive or fail to exercise any right granted hereunder or in the Credit Agreement or the other Loan Documents;
(d) change any of the terms, covenants, conditions or agreements of the Credit Agreement, this Security Instrument, or the other Loan Documents;
(e) consent to the filing of any map, plat or replat affecting the Collateral;
(f) consent to the granting of any easement or other right affecting the Collateral;
(g) make or consent to any agreement subordinating the security interest or lien hereof; or
(h) take or omit to take any action whatsoever with respect to the Credit Agreement, this Security Instrument, the Collateral or any document or instrument evidencing, securing or in any way relating to the Obligations;
all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Agent or Lenders from exercising any such right, power or privilege, or affecting the Lien of this Security Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, Obligations or undertakings.
Section 9.6 Agent’s Right to Perform the Obligations. If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents after the expiration of relevant notice and cure periods, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Agent may have because of same, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter the Property and Improvements for such purpose and to take all such action thereon and with respect to the Collateral as it may deem necessary or appropriate. If Agent shall elect to pay any Imposition or other sums due with reference to the Collateral, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Agent and Lenders for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Agent pursuant to the provisions of this Section or by reason of any other provision in the Loan Documents. All sums paid by Agent or Lenders pursuant to this Section, and all other sums expended by Agent or Lenders to which they shall be entitled to be indemnified, together with interest thereon at the Post-Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by the Liens created by the Loan Documents and shall be paid by Grantor to Agent upon demand.

Exhibit K

Section 9.7 Covenants Running with the Land. All Obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Property.
Section 9.8 Successors and Assigns. Subject to Section 13.5 of the Credit Agreement, all of the terms of this Security Instrument shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 9.9 Severability. This Security Instrument is intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of this Security Instrument or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 9.10 Modification. This Security Instrument may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments as provided in Section 13.6 of the Credit Agreement.
Section 9.11 Assignment. This Security Instrument is assignable by Agent and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.
Section 9.12 [Intentionally Omitted].
Section 9.13 Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Section 9.14 APPLICABLE LAW. THE PROVISIONS OF THIS SECURITY INSTRUMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA. ALL OTHER PROVISIONS OF THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Exhibit K

Section 9.15 Subrogation. If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any obligations heretofore existing against the Collateral, then, to the extent of such funds so used, the obligations secured hereby shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Collateral to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Agent and are merged with the lien or security title and interest created herein as cumulative security for the repayment and the satisfaction of the Obligations.
Section 9.16 Headings. Titles and captions of Articles, Sections, subsections and clauses in this Security Instrument are for convenience only, and neither limit nor amplify the provisions of this Security Instrument.
Section 9.17 Conflict. Notwithstanding anything herein to the contrary, in the event of a conflict between this Security Instrument and the Credit Agreement, the Credit Agreement shall govern.
Section 9.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY INSTRUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, OR THE COURTS OF THE STATE OF FLORIDA AND, BY EXECUTION AND DELIVERY OF THIS SECURITY INSTRUMENT, THE GRANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE GRANTOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY INSTRUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE GRANTOR. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GRANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.4 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE MORTGAGEE, OR ANY LENDER, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION.

Exhibit K

(b) THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY INSTRUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c) GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE OBLIGATIONS, THE CREDIT AGREEMENT, THE NOTE OR THIS SECURITY INSTRUMENT OR ANY ACTS OR OMISSIONS OF AGENT, LENDERS, THEIR OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
Section 9.19 Limitation on Interest. It is the intent of the Grantor and the Mortgagee in the execution of this Security Instrument and all other instruments evidencing or securing the Obligations to contract in strict compliance with applicable usury laws. In furtherance thereof, the Mortgagee and the Grantor stipulate and agree that none of the terms and provisions contained in this Security Instrument shall ever be construed to create a contract for the use, forbearance or retention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law. If this Security Instrument or any other instrument evidencing or securing the Obligations violates any applicable usury law, then the interest rate payable in respect of the Loans or the Post-Default Rate, as applicable, shall be the highest rate permissible by law.

Exhibit K

Section 9.20 Further Assurances. The Grantor shall, upon the request of the Mortgagee and at the expense of the Grantor: (a) promptly correct any defect, error or omission which may be discovered in this Security Instrument or any UCC financing statements filed in connection herewith; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and to subject to the Liens and security interests hereof any property intended by the terms hereof to be encumbered hereby, including, but not limited to, any renewals, additions, substitutions, replacements or appurtenances to the Collateral; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by the Mortgagee to protect, continue or perfect the Liens or the security interests hereunder against the rights or interests of third Persons.
Section 9.21 Future Advances. This Security Instrument is given to secure the Obligations under, or in respect of, the Loan Documents and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness which may hereafter be owing to the Lenders and/or the Mortgagee under the Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders and/or the Agent, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Security Instrument. The Lien of this Security Instrument shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Collateral is located. This Security Instrument is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto. Although this Security Instrument is given to secure all future advances made by the Mortgagee and/or the Lender to or for the benefit of the MG Borrower, the Grantor and/or the Collateral, whether obligatory or optional, the Grantor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the Lenders are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.
[Remainder of Page Intentionally Left Blank]

Exhibit K

IN WITNESS WHEREOF, Grantor has executed this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing under seal, as of the day and year first above written.

GRANTOR:

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company

By: Morgans Group LLC, a Delaware limited liability company

Its: Sole Member

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

c/o Morgans Group, LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188
[Acknowledgement on Next Page]

Exhibit K

STATE OF _________	)
	)	SS:
COUNTRY OF ______	)
The foregoing instrument was acknowledged before me this  _____  day of  _____, 2011 by  _____  as  _____  of Morgans Group LLC, a Delaware limited liability company, the sole member of BEACH HOTEL ASSOCIATES, LLC, a Delaware limited liability company, on behalf of the company. He/she/they personally appeared before me and is/are personally known to me or produced  _____  as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
NOTARY PUBLIC, STATE OF
My commission expires

EXHIBIT A
of
EXHIBIT K
LEGAL DESCRIPTION
Lots 9, 10, 11 and 12, in Block 29 of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, a subdivision of Miami-Dade County, Florida, according to the Plat thereof duly recorded upon the Public records of Miami-Dade County, Florida in Plat Book 2, page 77 thereof;
Also that tract of land shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida, described as follows:
Begin at the Southeast corner of Lot 9 in Block 29 as shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida; thence run in a Northerly direction along the Easterly line of said Block 29 of the aforesaid plat and the Northerly extension thereof a distance of 136.897 feet, more or less, to the point of intersection of the center line of 17th Street; thence run Easterly along the center line of 17th Street; extended, a distance of 204.17 feet, more or less to the point of intersection of said center line of 17th Street extended Easterly to the Erosion Control Line of the Atlantic Ocean said Line recorded in Plat Book 105, page 62, Public Records of Miami-Dade County, Florida, thence run Southerly along the said Erosion Control Line, a distance of 137.465 feet to the intersection of the extension Easterly of the Southerly Line of referenced Lot 9, thence run Westerly along the Easterly extension of Lot 9, a distance of 200.96 feet, more of less, to the Point of Beginning.
Less and except, however, that certain portion of such land as was appropriated and taken by the City of Miami Beach, Florida, in that certain eminent domain or condemnation proceeding a final judgment for which was recorded in Deed Book 3106, page 96, which covers that portion of the premises lying northerly of the northerly line of said Block 29 extended easterly to the Erosion Control Line recorded in Plat Book 105, page 62 of the Public Records of Miami-Dade County, Florida.

EXHIBIT K
EXHIBIT B
to
SECURITY INSTRUMENT
(DESCRIPTION OF PERMITTED ENCUMBRANCES)
Those items recorded in the records of Miami-Dade County, Florida, as set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by Chicago Title Insurance Company, Commitment No. 3508183, as endorsed and marked in connection with the making of the Loan referenced in the foregoing security instrument.

EXHIBIT L
FORM OF ASSIGNMENT OF LEASES AND RENTS
Prepared by:
Leila Rachlin, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
1111779-2180
ASSIGNMENT OF LEASES AND RENTS
from
BEACH HOTEL ASSOCIATES LLC
to
DEUTSCHE BANK TRUST COMPANY AMERICAS

(As Agent for the benefit of the Lenders and the Issuing Bank, and for its own account, pursuant to the Credit Agreement herein described)
dated as of July [     ], 2011
Property: The Delano Hotel, Miami-Dade County, State of Florida

Exhibit L

ASSIGNMENT OF LEASES AND RENTS
THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of                     , 2011 from BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company (“Assignor”), having a mailing address of c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (together with its successors and assigns, “Agent” or “Assignee”), for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery 60 Wall Street, New York, New York 10005.
WHEREAS, pursuant to that certain Credit Agreement dated as of [                    ], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Assignor, Morgans Group LLC (the “MG Borrower”), the lenders from time to time party thereto as “Lenders” and Agent, Lenders and Agent have agreed to make available to Assignor and the MG Borrower certain financial accommodations in an aggregate principal amount not to exceed $100,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Assignor and the MG Borrower under the Credit Agreement, Assignor desires to absolutely assign to Assignee, for its individual benefit and the benefit of the Lenders, all Rents and income from the Property and to assign to Assignee, for its individual benefit and the benefit of the Lenders, all present and future Leases with respect to all or any portion of the Property, to secure, among other things, Assignor’s and the MG Borrower’s obligations under the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor agrees as follows:
ARTICLE I
Defined Terms
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York have the respective meanings given such terms therein. In addition, as used in this Assignment, the following terms shall have the following meanings:
“Boucher Brothers Agreement” means that certain Agreement, dated as of July 1, 2004, between Assignor and Boucher Brothers Management, Inc., a Florida corporation, as amended, restated, extended, supplemented or otherwise modified from time to time.

Exhibit L

“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument.
“Food and Beverage Lessee/Operators” shall mean SC Collins LLC, a Delaware limited liability company.
“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.
“Leases” means any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing.
“Obligations” has the meaning ascribed to such term in the Credit Agreement.
“Premises” means the Property and Improvements, collectively.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Assignor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.
“Rents” means all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Property and/or Improvements or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Grantor which are not affiliates of Borrower and/or Grantor) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Property and/or Improvements, and other items of revenue, receipts or income, all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Grantor in connection therewith to the extent of Grantor’s rights or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Property, the Improvements, the Fixtures (as defined in the Security Instrument) or the Equipment (as defined in the Security Instrument) plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents.

Exhibit L

“Security Instrument” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from Assignor as grantor thereunder in favor of Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.
“Tenant” means the tenant or lessee under any Lease.
ARTICLE II
Grant and Conveyance
Assignor does hereby unconditionally, absolutely and presently bargain, sell, assign and set over unto Assignee, for its individual benefit and the benefit of the Lenders, all right, title and interest of Assignor in and to any and all existing or future Lease, together with the immediate and continuing right to collect and receive all the Rents (other than the Boucher Brothers Agreement, but only to the extent, and for so long as, Assignor’s right to assign the Boucher Brothers Agreement is prohibited pursuant to the terms thereof or such prohibition is rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other Applicable Law).
TO HAVE AND TO HOLD THE SAME UNTO ASSIGNEE as provided herein.
This Assignment is intended to be an absolute assignment from Assignor to Assignee and not merely the passing of a security interest; provided, however, that Assignee hereby grants to Assignor a revocable license to collect, except as hereinafter provided, the Rents and to enforce the Leases, so long as no Event of Default exists. If an Event of Default occurs, however, such license shall be revoked upon the written election of Assignee and Assignee shall not be required to take any further action whatsoever, including, without limitation, instituting legal proceedings of any kind, to terminate Assignor’s license to collect Rents or enforce any of the other provisions or remedies contained in the Assignment.

Exhibit L

ARTICLE III
Representations, Warranties, and Covenants
Section 3.1 Assignee as Creditor. Notwithstanding the license granted in Article II above, Assignor agrees that upon the occurrence and during the continuance of an Event of Default Assignee, and not Assignor, shall be deemed to be the creditor of each Tenant in respect of assignments for the benefit of creditors in bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting such Tenant (without obligation on the part of Assignee, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein), with an option to Assignee to apply any money received by Assignee as such creditor in reduction of the Obligations.
Section 3.2 Rights and Remedies. Assignor agrees that while an Event of Default exists, the license reserved herein by Assignor shall, upon the written election of Assignee, be revoked, cease and terminate so long as an Event of Default is continuing and Assignee is hereby authorized, at its option, to enter and take possession of the Premises, or any part thereof, and to perform all acts necessary for the operations and maintenance of the Premises in the same manner and to the same extent that Assignor might so act. It is the intention of the parties that Assignee’s right to collect the Rents due and owing may be exercised without electing to exercise Assignee’s right to enter, take over and assume the management, operation and maintenance of the Premises. In furtherance thereof and not by way of limitation, Assignee is empowered, but shall be under no obligation while an Event of Default exists, to collect the Rents, to enforce payment thereof and the performance of any and all other terms and provisions of the Leases, to exercise all the rights and privileges of Assignor thereunder, including the right to fix or modify Rents, to bring or defend any suits in connection with the possession of the Premises or any part thereof in its own name or Assignor’s name, to relet the Premises or any part thereof and to collect the Rents under any new Lease. Assignee shall from time to time apply the net amount of income after payment of all proper costs and charges, including loss or damage referred to in Section 3.6 below, and attorneys’ fees, to the Obligations as provided in Section 11.4. of the Credit Agreement. Such entry and taking possession of the Premises, or any part thereof, may be made by actual entry and possession, or by written notice served personally upon or sent by registered or certified mail to the last owner of the Premises appearing on the records of Assignee, as Assignee may elect, and no further authorization shall be required. Assignee shall only be accountable for money actually received by it pursuant to this Assignment. Notwithstanding any action taken by Assignee pursuant to this Section or otherwise in this Assignment, neither the assignment made pursuant hereto or any such action shall constitute Assignee as a “mortgagee in possession.” While an Event of Default exists, Assignee shall have all rights and remedies provided hereunder, as well as at law or in equity, none of which shall be exclusive remedies, but on a cumulative basis.
Section 3.3 Intentionally Omitted.
Section 3.4 Consent to Payment of Rents. Assignor irrevocably consents that the Tenants, upon demand and notice from Assignee of the occurrence of an Event of Default, shall pay the Rents to Assignee, without liability of the Tenants for the determination of the actual existence of any such Event of Default. Assignor hereby irrevocably authorizes and directs the Tenants, upon receipt of any notice from Assignee of an Event of Default, to pay to the Assignee the Rents due and to become due under the Leases. Assignor agrees that the Tenants shall have the right to rely upon any such notices of Assignee and that the Tenants shall pay such Rents to Assignee, without any obligation and without any right to inquire as to whether such Event of Default actually exists, notwithstanding any claim of Assignor to the contrary. Assignor shall have no claim against any Tenant for any Rents paid by any Tenant to Assignee. If an Event of Default shall cease to exist, Assignor may request that Assignee (and upon any such request Assignee shall) give written notice thereof to Tenants and thereafter, until further notice from Assignee, Tenants shall pay the Rents to Assignor.

Exhibit L

Section 3.5 Right to Further Assignment. Assignee shall have the right to assign Assignor’s right, title, and interest in the Leases (other than the Boucher Brothers Agreement) to any subsequent holder of the Security Instrument and to any Person acquiring title to the Premises through foreclosure or otherwise. The receipt by Assignee of any Rents pursuant to this Assignment after the institution of foreclosure proceedings under the Security Instrument shall not cure any default nor affect such proceedings or any sale pursuant thereto. After Assignor shall have been barred and foreclosed of all right, title and interest in the Premises, no assignee of Assignor’s interest in the Leases shall be liable to account to Assignor for the Rents thereafter accruing.
Section 3.6 Indemnity. Nothing herein contained shall be construed to bind Assignee or Lenders to the performance of any of the terms and provisions contained in any of the Leases, or otherwise to impose any obligation on Assignee or Lenders, including, without limitation, any liability under the covenant of quiet enjoyment contained in any of the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Security Instrument and shall have been barred and foreclosed thereby of all right, title, interest and equity of redemption in the Premises. Prior to actual entry and taking possession of the Premises by Assignee, this Assignment shall not operate to place responsibility for the control, care, management, or repair of the Premises upon Assignee or Lenders or for the carrying out of any of the terms and provisions of any Lease.
Section 3.7 Covenants Regarding Leases. Assignor covenants it will not, without the prior written consent of Assignee obtained in each instance:
(a) take any action with respect to any Lease which would impair the security of Assignee under this Assignment or the Security Instrument; or
(b) except as permitted under the Credit Agreement, sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by operation of Applicable Law or otherwise, any Lease or any rentals under any Lease or any current or future Rents.
Section 3.9 Further Assurances. Assignor agrees to execute and deliver to Assignee, and hereby irrevocably appoints Assignee and its successors and assigns as its agent and attorney-in-fact to execute and deliver during the term of this Assignment, such further instruments as Assignee may deem necessary to make this Assignment and any further assignment effective.
Section 3.10 Cancellation Proceeds. If any Lease permits cancellation thereof on payment of consideration and said privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Assignee to be applied to the Obligations in accordance with the applicable terms of the Loan Documents or to be held in trust by Assignee as further security, without interest, for the Obligations.

Exhibit L

Section 3.11 Notice of Default. Assignor will give prompt notice to Assignee of any notice of default received from any Tenant with respect to any Lease and furnish Assignee with complete copies of any said notice. If requested by Assignee, Assignor will enforce the Leases and all remedies available to Assignor against the Tenants in case of default under any Lease by a Tenant.
Section 3.12 Continued Interest. Notwithstanding any variation of the terms of any Loan Document, including any increase or decrease in the principal amount of the Obligations or in the rate of interest payable under the Obligations or any extension of time for payment thereunder or any release of part or parts of the Premises, the Leases and the Rents hereby assigned shall continue as additional security in accordance with the terms of this Assignment.
Section 3.13 Additional Security. Without prejudice to any of its rights under this Assignment, Assignee may (a) take security in addition to the security already given Assignee for the payment of the Obligations, (b) release such other security, (c) release any party primarily or secondarily liable on the Obligations, (d) grant or make extensions, renewals, modifications, or indulgences with respect to the Loan Documents and replacements thereof, which replacements of the Loan Documents may be on the same or on terms different from the present terms of the Loan Documents, and (e) apply any other security theretofore held by it to the satisfaction of the Obligations.
ARTICLE IV
Miscellaneous
Section 4.1 Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Section or Subsection.
Section 4.2 Notice to Parties. All notices or other communications required or permitted to be given pursuant to this Assignment shall be made and delivered as provided in Section 13.1. of the Credit Agreement.
Section 4.3 Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 4.4 Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

Exhibit L

Section 4.5 Modification. This Assignment may only be amended, revised, waived, or otherwise modified by a written instrument or instruments as provided in Section 13.6 of the Credit Agreement.
SECTION 4.6 APPLICABLE LAW. THE PROVISIONS OF THIS ASSIGNMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA. ALL OTHER PROVISIONS OF THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 4.7 Severability. This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law.
Section 4.8 Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Assignor under this Assignment.
Section 4.9 Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Section 4.10 Conflict. Notwithstanding anything contained herein to the contrary, in the event of a conflict between the terms of this Assignment and the Credit Agreement, the terms of the Credit Agreement shall govern.
Section 4.11 Florida Statutes. The assignment of rents contained in this Assignment is intended to and does constitute an assignment of rents as contemplated in Florida Statutes Section 697.07.
[Signatures on Next Page]

Exhibit L

IN WITNESS WHEREOF this Assignment of Leases and Rents has been duly executed by Assignor under seal on the day and year first above written.

ASSIGNOR:

BEACH HOTEL ASSOCIATES LLC

By:	Morgans Group LLC,
its Sole Member

	By:	Morgans Hotel Group Co.,
its Managing Member

By:

Name:
Title:
(Acknowledgement on Next Page)

STATE OF	)
	)	SS:
COUNTRY OF	)
The foregoing instrument was acknowledged before me this       day of                     , 2011 by                                          as                                          of Morgans Group LLC, a Delaware limited liability company, the sole member of BEACH HOTEL ASSOCIATES, LLC, a Delaware limited liability company, on behalf of the company. He/she/they personally appeared before me and is/are personally known to me or produced                                          as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
NOTARY PUBLIC, STATE OF
My commission expires

EXHIBIT A
of
EXHIBIT L
THE PROPERTY
Lots 9, 10, 11 and 12, in Block 29 of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, a subdivision of Miami-Dade County, Florida, according to the Plat thereof duly recorded upon the Public records of Miami-Dade County, Florida in Plat Book 2, page 77 thereof;
Also that tract of land shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida, described as follows:
Begin at the Southeast corner of Lot 9 in Block 29 as shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida; thence run in a Northerly direction along the Easterly line of said Block 29 of the aforesaid plat and the Northerly extension thereof a distance of 136.897 feet, more or less, to the point of intersection of the center line of 17th Street; thence run Easterly along the center line of 17th Street; extended, a distance of 204.17 feet, more or less to the point of intersection of said center line of 17th Street extended Easterly to the Erosion Control Line of the Atlantic Ocean said Line recorded in Plat Book 105, page 62, Public Records of Miami-Dade County, Florida, thence run Southerly along the said Erosion Control Line, a distance of 137.465 feet to the intersection of the extension Easterly of the Southerly Line of referenced Lot 9, thence run Westerly along the Easterly extension of Lot 9, a distance of 200.96 feet, more of less, to the Point of Beginning.
Less and except, however, that certain portion of such land as was appropriated and taken by the City of Miami Beach, Florida, in that certain eminent domain or condemnation proceeding a final judgment for which was recorded in Deed Book 3106, page 96, which covers that portion of the premises lying northerly of the northerly line of said Block 29 extended easterly to the Erosion Control Line recorded in Plat Book 105, page 62 of the Public Records of Miami-Dade County, Florida.

EXHIBIT M
FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of July [_________], 2011, by Morgans Group LLC, a Delaware limited liability company (“MG Borrower”) and by Beach Hotel Associates LLC, a Delaware limited liability company (“Florida Borrower”), each having an address at c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018 (MG Borrower and Florida Borrower together, “Indemnitor”) to (a) DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (together with its successors and assigns, “Agent”) for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), and (b) the LENDERS, individually and collectively (with Agent, collectively, “Indemnitees”).
WHEREAS, pursuant to that certain Credit Agreement dated as of July [_], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MG Borrower, Florida Borrower, Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders” and Agent, Lenders, the Issuing Bank and Agent have agreed to make available to Indemnitor certain financial accommodations in an aggregate principal amount not to exceed $100,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to induce Lenders, the Issuing Bank and Agent to make, and to continue to make, such financial accommodations to Indemnitor under the Credit Agreement, Indemnitor desires to execute this Agreement in favor of Indemnitees.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor agrees as follows:
Section 1. Definitions. All capitalized terms used in this Agreement not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes hereof, the following terms shall have the following meanings:
“Collateral” has the meaning given that term in the Security Instrument.
“Environmental Damages” means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), Liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, attorneys’ fees and disbursements and consultants’ fees, which are incurred at any time as a result of the existence of any Hazardous Materials in, upon, about or beneath the Collateral or

EXHIBIT M

migrating to or from the Collateral, or the existence of a violation of Environmental Requirements pertaining to the Collateral, and regardless of whether or not the existence of such Hazardous Materials or the violation of such Environmental Requirements arose prior to the present ownership or operation of the Collateral or as a result of the acts or omissions of Indemnitor or any parties related to Indemnitor, including, without limitation:
(i) claims, judgments, damages, losses, penalties, fines, liabilities, Liens, costs and expenses of any investigation or defense of any claim, suit or administrative proceeding or investigation or any directive of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality, whether or not such is ultimately defeated, and of any settlement or judgment;
(ii) damages for personal injury, or injury to property or natural resources occurring in, upon, about or off of the Collateral, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;
(iii) diminution in the value of the Collateral, and damages for the loss of or restriction on the use of or adverse impact on the marketing of the Collateral or any portion thereof;
(iv) any loss resulting from a loss of priority of the Security Instrument due to the imposition of a Lien against the Collateral; and
(v) reasonable fees incurred for the services of attorneys, consultants, engineers, contractors, experts, laboratories and all other costs incurred in connection with the investigation, clean up or remediation of Hazardous Materials or any violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Collateral; and
(vi) liability to any Person to indemnify such Person for costs expended in connection with the items referenced in this definition.
“Environmental Requirements” means all Applicable Laws, orders, approvals, plans, authorizations, guidelines, concessions, franchises and similar items (whether now existing or hereafter enacted or promulgated), of all governmental or quasi-governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, municipalities and political subdivisions of any of them and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:
(i) all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and

EXHIBIT M

(ii) all requirements pertaining to the protection of the health and safety of employees or the public in connection with exposure to Hazardous Materials.
“Hazardous Materials” has the meaning given such term in the Credit Agreement and in any event includes, without limitation, any substance:
(i) the presence of which requires notification, investigation or remediation under any Environmental Requirement; or
(ii) which is or becomes defined as “hazardous”, “toxic”, “noxious”, “waste”, “substance”, “material”, “pollutant” or “contaminant” or requires remediation under any present or future Environmental Requirement or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.); or
(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or municipality or any political subdivision of any of them; or
(iv) the presence of which on the Collateral causes or threatens to cause a nuisance upon the Collateral or to adjacent properties or poses or threatens to pose a hazard to the Collateral or to the health or safety of Persons on or about the Collateral; or
(v) which contains (a) asbestos; (b) gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds, or (c) polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation; or
(vi) which contains or emits radioactive particles, waves or material, including radon gas.
“Hazardous Materials Claims”, means, to the best of Indemnitor’s knowledge, (a) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted, contemplated or threatened against the Collateral, or against Indemnitor with respect to the Collateral, pursuant to any Environmental Requirements; (b) no violation or non-compliance with Environmental Requirements has occurred with respect to the Collateral at any time; and (c) no claims have, at any time, been made or threatened by any third party against the Collateral or against Indemnitor with respect to the Collateral, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials.

EXHIBIT

“Improvements” has the meaning given such term in the Security Instrument.
“Indemnitees” or “Indemnitee” has the meaning as set forth in the introductory paragraph of this Agreement, and refers to Agent, the Issuing Bank and all Lenders, their respective successors and assigns.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.
“Security Instrument” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from Florida Borrower as grantor thereunder in favor of Agent as beneficiary thereunder, covering the Collateral and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.
Section 2. Intentionally Omitted.
Section 3. Audit. Promptly, upon the written request of Agent, if an Event of Default exists and Agent has a reasonable good faith belief that violations of the covenants herein or in the other Loan Documents regarding environmental matters or of Environmental Requirements has occurred or is reasonably likely to occur, Indemnitor shall provide Agent, at Indemnitor’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm reasonably acceptable to Agent, to assess the presence or absence of any Hazardous Material and the potential costs in connection with abatement, cleanup or removal of any Hazardous Material found on, under, at or within the Collateral in violation of the Loan Documents and Indemnitor shall cooperate in the conduct of such environmental audit.
Section 4. Intentionally Omitted.
Section 5. Remediation Activity. Without Agent’s prior written consent, Indemnitor shall not take any remedial action in response to the presence of any Hazardous Materials on, under or about the Collateral, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise would reasonably be expected to materially impair the value of Indemnitees’ security hereunder; provided, however, that Agent’s prior consent shall not be necessary in the event that the presence of any Hazardous Material on, under, or about the Collateral either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain such consent before taking such action, provided that in such event Indemnitor shall notify Agent as soon as practicable of any action so taken. Agent agrees not to unreasonably withhold its consent, and such consent shall in any event be given where such consent is required hereunder, if either (i) a particular remedial action is ordered or requested by a court or governmental agency of competent jurisdiction, or (ii) Indemnitor establishes to the reasonable satisfaction of Agent that there is no reasonable alternative to such remedial action which would result in less impairment of Indemnitees’ security hereunder.

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Section 6. Participation. Following the occurrence and during the continuance of an Event of Default, Agent shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claims and, in such case, to have its and Lenders’ reasonable attorneys’ fees and costs incurred in connection therewith paid by Indemnitor.
Section 7. Indemnification. Not in limitation of any other obligations of Indemnitor to indemnify Indemnitees contained in any of the other Loan Documents, Indemnitor hereby unconditionally and irrevocably indemnifies and agrees to reimburse, defend, pay and hold harmless Indemnitees and their respective directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees and invitees, from and against any and all Environmental Damages arising from the presence of Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Collateral and the activities thereon, or the breach of any warranty or covenant or the inaccuracy of any representation of Indemnitor contained herein or in any of the other Loan Documents pertaining to Hazardous Materials or other environmental matters, including, without limitation, the covenants contained in Section 3.2 of the Security Instrument; provided, however, that notwithstanding the foregoing, Indemnitor shall have no liability hereunder to any Indemnitee with respect to any Environmental Damages suffered by any Indemnitee arising from (a) the gross negligence or willful misconduct of such Indemnitee or (b) Hazardous Materials in, upon, about or beneath the Collateral or migrating to the Collateral to the extent that such presence or migration of Hazardous Materials first occurs after the date upon which title to the Collateral is transferred to Agent, its nominee, any agent or receiver appointed on behalf of Agent or any third party transferee of the Collateral in the event of foreclosure of the Security Instrument or conveyance of the Collateral in lieu thereof, if such presence or migration does not arise from the acts or omissions of either Indemnitor or its respective affiliates. The obligations of Indemnitor under this Section shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings or investigations or any directives of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality even if such claims, suits or proceedings are groundless, false or fraudulent and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against any Indemnitee.

EXHIBIT M

Section 8. Termination; Survival. Upon satisfaction of the conditions for the termination of the Credit Agreement as provided in Section 13.9 of the Credit Agreement, this Agreement shall terminate. Notwithstanding any termination of this Agreement, the obligations of Indemnitor under Section 7 of this Agreement shall survive (i) the repayment of all Obligations and other sums due under the Credit Agreement and other Loan Documents; (ii) the release of the Collateral or any portion thereof from the lien of the Security Instrument; (iii) the reconveyance or foreclosure of the Collateral under the Security Instrument (notwithstanding that all or a portion of the obligations secured by the Security Instrument shall have been discharged thereby); (iv) the acquisition of the Collateral by any Indemnitee or any nominee or agent thereof; and/or (v) the transfer of all or any of any Indemnitee’s rights in and to the Obligations and/or the Collateral; and shall continue to be the personal liability, obligation and indemnification of Indemnitor, binding upon Indemnitor, forever.
Section 9. No Impairment of Liability. The liability of Indemnitor under Section 7 of this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment, or foreclosure of the Obligations or Security Instrument or any sale or transfer of all or part of the Collateral, (iii) any exculpatory provision contained in any of the Loan Documents limiting recourse to the Collateral or to any other security, or limiting Indemnitees’ rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made under any of the Loan Documents, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of Applicable Law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Obligations or Loan Documents, or (vii) Agent’s failure to record or file any Loan Document (or Agent’s improper recording or filing of any such Loan Documents) or to otherwise perfect, protect, secure or insure any Lien given as security for the Obligations; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
Section 10. No Effect. The obligations of Indemnitor hereunder (i) shall not be affected by any investigation by or on behalf of Agent or Lenders or by any information which Agent or Lenders may have obtained with respect to the matters indemnified against by the Indemnitor hereunder and (ii) are separate and distinct from its obligations under the other Loan Documents.
Section 11. Inconsistent Provisions. The provisions of this Agreement shall govern and control over any inconsistent provision of any other Loan Document, including, without limitation, any exculpatory or non-recourse provisions contained in any of the Loan Documents, it being expressly understood and agreed that any exculpatory or non-recourse provisions contained in any Loan Document shall not apply to the obligations of Indemnitor under this Agreement.
Section 12. Counsel. Indemnitor agrees to pay to Indemnitee expenses incurred in connection with this Agreement in accordance with Section 13.2 of the Credit Agreement.
Section 13. Indemnitor’s Waivers. Indemnitor waives any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitees to proceed against any of the security for the Obligations before proceeding under this Agreement against the Indemnitor. Indemnitor expressly waives and relinquishes all rights and remedies accorded by Applicable Law to indemnitors or

EXHIBIT M

guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitees. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of Agent, the Issuing Bank or Lenders against the Indemnitor hereunder and any rights of subrogation to any collateral securing the Obligations until the Obligations shall have been paid in full in accordance with Section 13.9 of the Credit Agreement.
Section 14. Notice of Claims and Inquiries. Indemnitor shall promptly notify Agent upon receipt of any written inquiry, notice, claim, charge, cause of action or demand or upon receipt of any verbal inquiry, notice, claim, charge, cause of action or demand of any governmental authority or quasi governmental authority or any other type of verbal inquiry, notice, claim, charge, cause of action or demand pertaining to Hazardous Materials Claims that could reasonably be expected to result in Default under the Credit Agreement, including, without limitation, any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification. Indemnitor shall promptly deliver to Agent any and all documentation or records as Agent may reasonably request in connection with such notice or inquiry, and shall keep Agent advised of any subsequent material developments.
Section 15. Indemnitor Participation. If any action shall be brought against any Indemnitee, then after Agent notifies Indemnitor thereof, Indemnitor shall be entitled to participate therein, and to assume the defense thereof at the expense of Indemnitor with counsel reasonably satisfactory to such Indemnitee to settle and compromise any such claim or action; provided, however, that such Indemnitee may elect to be represented by separate counsel, at Indemnitee’s expense, and in any event no settlement or compromise of any claim or action shall be effected without the consent of such Indemnitee, which consent shall not be conditioned, withheld or delayed if the settlement or compromise does not impose any liability on Indemnitee or any other party indemnified hereunder and shall not otherwise be unreasonably conditioned, withheld or delayed.
Section 16. No Discharge. No dissolution, liquidation, insolvency, bankruptcy or other matter with respect to Indemnitor shall affect this Agreement or any of Indemnitor’s obligations hereunder.
Section 17. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all Applicable Law. If any provision of any of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.

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Section 18. Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.
SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 20. Headings. The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections or Subsections.
Section 21. Modification. This Agreement may only be amended, revised, waived or otherwise modified by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.
Section 22. Successors and Assigns. The covenants, agreements and obligations of Indemnitor hereunder shall be binding upon Indemnitor and its respective legal representatives, successors and assigns, and the rights, remedies and benefits of Indemnitees hereunder shall inure to the benefit of Indemnitees and their respective legal representatives, successors and assigns. There are no parties who or which are intended to be a third party beneficiary of any benefit conferred under this Agreement, except for the legal representatives, successors and assigns of Indemnitees.
Section 23. Loan Document. This Agreement shall constitute a Loan Document.
Section 24. Joint and Several Liability. The obligations and agreements of Indemnitor hereunder are joint and several.
Section 25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
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IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been duly executed and delivered by Indemnitor under seal as of the day and year first above written.

INDEMNITOR:

MORGANS GROUP LLC

By:
Name:
Title:

BEACH HOTEL ASSOCIATES LLC

By:
Name:
Title:

EXHIBIT A
to
EXHIBIT M
THE PROPERTY
Lots 9, 10, 11 and 12, in Block 29 of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, a subdivision of Miami-Dade County, Florida, according to the Plat thereof duly recorded upon the Public records of Miami-Dade County, Florida in Plat Book 2, page 77 thereof;
Also that tract of land shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida, described as follows:
Begin at the Southeast corner of Lot 9 in Block 29 as shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida; thence run in a Northerly direction along the Easterly line of said Block 29 of the aforesaid plat and the Northerly extension thereof a distance of 136.897 feet, more or less, to the point of intersection of the center line of 17th Street; thence run Easterly along the center line of 17th Street; extended, a distance of 204.17 feet, more or less to the point of intersection of said center line of 17th Street extended Easterly to the Erosion Control Line of the Atlantic Ocean said Line recorded in Plat Book 105, page 62, Public Records of Miami-Dade County, Florida, thence run Southerly along the said Erosion Control Line, a distance of 137.465 feet to the intersection of the extension Easterly of the Southerly Line of referenced Lot 9, thence run Westerly along the Easterly extension of Lot 9, a distance of 200.96 feet, more of less, to the Point of Beginning.
Less and except, however, that certain portion of such land as was appropriated and taken by the City of Miami Beach, Florida, in that certain eminent domain or condemnation proceeding a final judgment for which was recorded in Deed Book 3106, page 96, which covers that portion of the premises lying northerly of the northerly line of said Block 29 extended easterly to the Erosion Control Line recorded in Plat Book 105, page 62 of the Public Records of Miami-Dade County, Florida.

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FORM OF ASSIGNMENT OF MANAGEMENT AGREEMENT
AND SUBORDINATION OF MANAGEMENT FEES
THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (this “Assignment”) is made as of July [_______], 2011, by BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company (“Grantor”), having a mailing address of c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, and MORGANS HOTEL GROUP MANAGEMENT LLC (“Manager”), having an address of 475 Tenth Avenue, New York, New York 10018, in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”) for itself, the Issuing Bank and each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address at 60 Wall Street, New York, New York 10005.
WHEREAS, pursuant to that certain Credit Agreement dated as of July [_______], 2011 as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “MG Borrower”), Grantor, the lenders from time to time party thereto (“Lenders”) and Agent, Lenders have agreed to make available to Grantor and the MG Borrower certain financial accommodations in an aggregate principal amount not to exceed $100,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to that certain Hotel Management Agreement, dated as of June 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and between Grantor and Manager, Grantor has employed Manager to operate and manage the Property; and
WHEREAS, to induce Lenders to make, and to continue to make, such financial accommodations to Grantor under the Credit Agreement, Grantor desires to assign to Agent, for its benefit and the benefit of the Issuing Bank and Lenders, all of its right, title and interest in, to and under the Management Agreement on the terms hereof to secure, among other things, Grantor’s obligations under the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:
Section 1. Definitions. Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York have the respective meanings given such terms therein. In addition, as used in this Assignment, the following terms shall have the following meanings:
“Assignment of Leases and Rents” has the meaning given such term in the Security Instrument.
“Collateral” has the meaning given such term in the Security Instrument.

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“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument.
“Management Agreement” has the meaning given such term in the recitals above.
“Management Fees” means any and all fees payable by Grantor to Manager pursuant to the terms of the Management Agreement.
“Manager” has the meaning given such term in the recitals above.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.
“Security Instrument” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from Grantor, as grantor thereunder, to Agent, as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.
Section 2. Assignment of Management Agreement. As security for the payment and performance of the Obligations, Grantor hereby assigns to Agent, for its benefit and the benefit of the Issuing Bank and Lenders, and grants to Agent, for its benefit and the benefit of the Issuing Bank and Lenders, a security interest in all of Grantor’s right, title and interest in, to and under the Management Agreement, including without limitation, (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder.
Section 3. Subordination of Management Fees. The Management Fees and all rights and privileges of Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the Lien and payment of the Security Instrument, the Obligations and the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Agent and Lenders thereunder.
Section 4. Termination. At such time as the Credit Agreement has terminated in accordance with its terms and the Security Instrument is fully released or assigned of record, this Assignment shall terminate.
Section 5. Estoppel. Manager represents and warrants, as of the date hereof, that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Manager nor Grantor is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Manager knows of no event which constitutes, or with the passage of time or the giving of notice or both would constitute, an event of default under the Management Agreement with respect to the Property, (c) neither Manager nor Grantor has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property, (d) the Management Fees have been paid in full with respect to the Property for the period ending June 30, 2011 and (e) a true, correct and complete copy of the Management Agreement is attached hereto as Exhibit A.

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Section 6. Grantor’s Covenants. Grantor hereby covenants with Agent that during the term of this Assignment: (a) except as expressly permitted by the Credit Agreement, Grantor shall not terminate or amend any of the terms or provisions of the Management Agreement; and (b) Grantor shall, in the manner provided for in this Assignment, give notice to Agent of any notice or information that Grantor receives which indicates that Grantor is in default of the requirements of Section 8.2 of the Credit Agreement as they relate to the Management Agreement, that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property. In accordance with Section 10.10 of the Credit Agreement, Grantor may terminate the Management Agreement pursuant to the terms contained therein provided that (i) Grantor enters into a replacement management agreement with a property manager acceptable to Agent, in Agent’s reasonable discretion; and (ii) such replacement property manager executes an assignment and subordination agreement in the form of this Assignment or other form acceptable to Agent.
Section 7. Agreement by Grantor and Manager. Grantor and Manager hereby agree (a) that while a Trigger Event exists, all Receipts shall be applied in accordance with Section 3.4 of the Credit Agreement and (b) that while an Event of Default exists, at the option of Agent exercised by written notice to Grantor and Manager: (i) Manager shall not collect or be entitled to any Management Fee and/or (ii) Agent may exercise its rights under this Assignment and, in connection with the exercise of remedies pursuant to Section 11.2(a) of the Credit Agreement, may immediately terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a management company selected by Agent in Agent’s sole and absolute discretion.
Section 8. Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment and agrees that Manager will act in conformity with the provisions of this Assignment and the rights of Agent and Lenders hereunder or otherwise related to the Management Agreement. If the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than 30 days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Agent and Lenders of any right they have under or in connection with this Assignment and (b) that Manager shall give at least 30 days prior written notice to Agent of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.
Section 9. Agent’s Agreement. So long as no Event of Default exists, any sums due to Grantor under the Management Agreement may be paid directly to Grantor.

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Section 10. Agent and Lenders Not Obligated. Notwithstanding any other provision of this Assignment to the contrary, Grantor and Manager expressly acknowledge and agree that Grantor and Manager shall continue to observe and perform all of the conditions and obligations contained in the Management Agreement to be observed and performed by them, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Agent or Lenders to be under any obligation or liability in any respect whatsoever to any party to any Management Agreement or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.
Section 11. Intentionally Omitted.
Section 12. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS ASSIGNMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 13 BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST MANAGER IN ANY OTHER JURISDICTION.

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(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS ASSIGNMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13. Notice to Parties. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, if to: (i) Manager, at the addresses and in the manner set forth for any Borrower in Section 13.1 of the Credit Agreement and (ii) Grantor or Agent, at the addresses and in the manner set forth in Section 13.1 of the Credit Agreement.
Section 14. Amendment. This Assignment, and any provisions hereof, may only be amended, supplemented, waived, or otherwise modified by an agreement in writing signed by the party against whom enforcement thereof is sought.
Section 15. Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 16. Severability. This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 17. Headings. The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsection.

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Section 18. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
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EXHIBIT O

IN WITNESS WHEREOF the undersigned have executed this Assignment of Management Agreement and Subordination of Management Fees as of the date and year first written above.

GRANTOR:

BEACH HOTEL ASSOCIATES LLC

By:
Name:
Title:

MANAGER:

MORGANS HOTEL GROUP MANAGEMENT LLC

By:
Name:
Title:

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:
Name:
Title:

EXHIBIT O

EXHIBIT A
MANAGEMENT AGREEMENT

EXHIBIT P
FORM OF PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”) dated as of July [_______], 2011 executed and delivered by MORGANS GROUP LLC (the “Pledgor”) in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent (the “Pledgee”) for itself, the Issuing Bank and each of the Lenders identified below.
WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Pledgor, Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders” and the Pledgee, the Lenders, the Issuing Bank and the Pledgee have agreed to make available to the Pledgor and the Florida Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Florida Borrower and the Pledgor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Pledgee through their collective efforts;
WHEREAS, the Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders and the Pledgee making such financial accommodations available to the Borrower and the Florida Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Pledgor executes and delivers this Agreement, among other things, to grant to the Pledgee for the benefit of the Lenders and the Issuing Bank a security interest in the Collateral as security for the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
Section 1. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York shall have the respective definitions as so defined. In addition, as used in this Agreement:
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.
“Issuer” means with respect to an Equity Interest, the Person who issued such Equity Interest and shall include each of the Persons identified as an Issuer on Schedule 1 attached hereto (or any addendum or supplement thereto), and any successors thereto, whether by merger or otherwise.

Exhibit P

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Secured Obligations” means, the Obligations (as defined in the Credit Agreement).
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
Section 2. Pledge. As security for the prompt performance and payment in full of the Secured Obligations, the Pledgor hereby pledges to the Pledgee for the benefit of itself, the Issuing Bank and each of the Lenders a security interest in, all of the Pledgor’s right, title and interest in, to and under the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
(a) all Equity Interests now or hereafter owned, acquired or held by the Pledgor in the Florida Borrower, including without limitation, the Equity Interests described in Schedule 1 attached hereto;
(b) all payments due or to become due to the Pledgor in respect of any of the foregoing;
(c) all of the Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;
(d) all of the Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of the Pledgor relating to any of the foregoing including, without limitation, any power to (i) terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, and (x) file any claims and to take any action in connection with any of the foregoing;

Exhibit P

(e) all certificates and instruments representing or evidencing any of the foregoing;
(f) all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and
(g) all Proceeds of any of the foregoing.
Section 3. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee, the Issuing Bank and the Lenders as follows:
(a) Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Collateral of the Pledgor. None of the Collateral is subject to any adverse claim (as defined in the UCC) or other Lien other than Permitted Liens. No Person has control of any of the Collateral other than the Pledgee.
(b) Authorization. The Pledgor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval (other than those that have been obtained) or violate any Applicable Law relating to the Pledgor; (ii) violate, result in a breach of or constitute a default under the organizational documents of the Pledgor, or any indenture, agreement or other instrument to which the Pledgor is a party or by which it or any of the Collateral of the Pledgor or its other property may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of the Pledgor or the Pledgor’s other property whether now owned or hereafter acquired.
(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Pledgee, for the benefit of itself, the Issuing Bank and the Lenders, a legal, valid and enforceable security interest in the Collateral. Such security interest will be perfected (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Pledgee with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when the UCC financing statement in appropriate form is filed in the appropriate filing office in the jurisdiction of organization of the Pledgor or when control is established by the Pledgee over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when the UCC financing statement in the appropriate form is filed in the appropriate filing office in the jurisdiction of organization of the Pledgor. Except as set forth in this subsection, no action is necessary to perfect the security interest granted by the Pledgor under this Agreement.

Exhibit P

(d) Pledged Equity Interests. The information set forth on Schedule 1 hereto with respect to the Collateral of the Pledgor is true and correct.
(e) Name, Organization, Etc. The Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1 and such Schedule also lists all jurisdictions of incorporation, legal names and locations of Pledgor’s chief executive office for the five years preceding the date hereof.
(f) Authorization of Equity Interest. All Equity Interests which constitute Collateral are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.
(g) Interests in Partnerships and LLCs. None of the Collateral consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) otherwise constitutes a security or (v) constitutes a financial asset.
Section 4. Covenants. The Pledgor hereby unconditionally covenants and agrees as follows:
(a) No Liens; No Sale of Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist any adverse claim or other Lien on any of the Collateral other than Permitted Liens and shall not enter into any document, instrument or agreement (other than this Agreement or the other Loan Documents) which prohibits or purports to prohibit the creation or assumption of any Lien on any of the Collateral. The Pledgor will not sell, lease, lend, assign, transfer or otherwise dispose of all or any portion of the Collateral (or any interest therein).
(b) Change of Name, Etc. Without giving the Pledgee at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, the Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.
(c) Defense of Title. The Pledgor will warrant and defend its title to and ownership of the Collateral of the Pledgor, at its sole cost and expense, against the claims of all Persons.

Exhibit P

(d) Delivery of Certificates, Etc. If the Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof, the Pledgor shall hold the same in trust for the Pledgee, the Issuing Bank and the Lenders and promptly deliver such certificate or instrument to the Pledgee in the exact form received, duly indorsed by the Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by the Pledgor and with, if the Pledgee so requests, signature guaranteed, to be held by the Pledgee, subject to the terms of this Agreement, as Collateral.
(e) Uncertificated Securities. With respect to any Collateral that constitutes a security and is not represented or evidence by a certificate or instrument, the Pledgor shall cause the Issuer thereof either (i) to register the Pledgee as the registered owner of such security or (ii) to agree in writing with the Pledgee and the Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Pledgee without further consent of the Pledgor.
(g) Additional Shares. The Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein. Further, the Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.
(h) Issuer Acknowledgment. The Pledgor shall, upon the Pledgee’s request therefor, cause each Issuer of Collateral pledged by the Pledgor and which Issuer is not a Pledgor itself, to execute and deliver to the Pledgee an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.
Section 5. Voting Rights; Dividends, etc.
(a) So long as no Event of Default exists:
(i) the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; and

Exhibit P

(ii) the Pledgor shall be entitled to retain and use any and all cash dividends or interest paid on the Collateral in the normal course of the applicable Issuer’s business, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise, shall be and become part of the Collateral and, if received by the Pledgor, shall forthwith be delivered to the Pledgee.
The Pledgee agrees to execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, at the sole cost and expense of the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which the Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which the Pledgor is authorized to retain pursuant to clause (ii) above.
(b) If an Event of Default exists, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which the Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends and distributions which the Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgor shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends and distributions which the Pledgor shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional Collateral hereunder and shall be applied in accordance with the provisions of Section 8. If the Pledgor shall receive any dividends, distributions or other property which it is not entitled to receive under this Section, the Pledgor shall hold the same in trust for the Pledgee, the Issuing Bank and the Lenders, without commingling the same with other funds or property of or held by the Pledgor, and shall promptly deliver the same to the Pledgee, in the identical form received, together with any necessary endorsements.

Exhibit P

Section 6. Remedies.
In addition to any right or remedy that the Pledgee, the Issuing Bank or any Lender may have under the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall exist, the Pledgee may exercise any and all the rights and remedies of a secured party under the UCC and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. With respect to any Collateral held or maintained with a securities intermediary, the Pledgee shall be entitled to notify such securities intermediary that such securities intermediary should follow the entitlement orders of the Pledgee and that such securities intermediary should no longer follow entitlement orders of the Pledgor, without further consent of the Pledgee. To the extent permitted by Applicable Law, the Pledgee shall have the right (in its sole and absolute discretion) to register any Equity Interests which are part of the Collateral in its own name as pledgee or the name of its nominee (as Pledgee or as sub-agent), endorsed or assigned in blank or in favor of the Pledgee. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with the Securities Act and any other Applicable Law and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any sale of Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least 10 days’ prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but neither the Pledgee nor the Issuing Bank or any Lender shall incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Pledgee, any Lender and any other holder of any of the Secured Obligations, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Collateral offered for sale. For purposes hereof, a written agreement to purchase all or any part of the Collateral shall be treated as a

Exhibit P

sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement, all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. The Pledgor hereby waives any right to require any marshaling of assets and any similar right. In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. The rights and remedies of the Pledgee, the Issuing Bank and the Lenders under this Agreement are cumulative and not exclusive of any rights or remedies which any of them otherwise have.
Section 7. Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Pledgee, the Issuing Bank and each Lender is hereby authorized by the Pledgor, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Pledgor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender subject to receipt of the prior written consent of the Pledgee exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Pledgee, the Issuing Bank, such Lender or any affiliate of the Pledgee, the Issuing Bank or such Lender, to or for the credit or the account of the Pledgor against and on account of any of the Secured Obligations, irrespective of whether or not any or all of the Secured Obligations have been declared to be, or have otherwise become, due and payable, and although such obligations shall be contingent or unmatured.
Section 8. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Pledgee under the provisions of this Agreement, shall be applied in accordance with Section 11.4 of the Credit Agreement. The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.
Section 9. Pledgee Appointed Attorney in Fact. The Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of the Pledgor with full power of substitution either in the Pledgee’s name or in the name of the Pledgor to do any of the following: (a) to perform any obligation of the Pledgor hereunder in the Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any securities intermediary in connection with any of the Collateral held by or maintained with such securities intermediary; (e) to verify facts concerning the Collateral in the Pledgor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor, representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge

Exhibit P

for the same; (g) to exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, that the Pledgee shall only exercise its rights under clauses (a), (b), (d), (e), (g) and (h) while an Event of Default exists. Nothing herein contained shall be construed as requiring or obligating the Pledgee, the Issuing Bank or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Pledgee. The power of attorney granted herein is irrevocable and coupled with an interest.
Section 10. Pledgee’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Collateral while being held by the Pledgee hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights of the Pledgor in the Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.
Section 11. Reimbursement of Pledgee. The Pledgor agrees to pay to the Pledgee expenses incurred in connection with this Agreement in accordance with Section 13.2 of the Credit Agreement.
Section 12. Indemnification. The Pledgor agrees to pay, indemnify, and hold the Pledgee, the Issuing Bank, each Lender and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Pledgee, the Issuing Bank or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Pledgee, the Issuing Bank or any Lender pursuant to the terms of this Agreement; provided, however, the Pledgor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Exhibit P

Section 13. Further Assurances. At any time and from time to time, at the request of the Pledgee, and at the sole expense of Pledgor, Pledgor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Pledgee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
Section 14. Securities Act. In view of the position of the Pledgor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, or any similar Applicable Law hereafter enacted analogous in purpose or effect (the Securities Act and any such similar Applicable Law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Pledgee may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Pledgee, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.

Exhibit P

Section 15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.
Section 16. Security Interest Absolute. All rights of the Pledgee hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).
Section 17. No Waiver. Neither the failure on the part of the Pledgee, the Issuing Bank or any Lender to exercise, nor the delay on the part of the Pledgee, the Issuing Bank or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee, the Issuing Bank or any Lender, on the one hand, and the Pledgor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.
Section 18. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, to the addresses and in the manner set forth in Section 13.1 of the Credit Agreement.
Section 19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 20. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Exhibit P

Section 21. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof and any such assignment by the Pledgor shall be null and void absent the prior written consent of the Pledgee.
Section 22. Termination. Upon indefeasible payment in full of all of the Secured Obligations and termination of the Credit Agreement in accordance with its terms, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Pledgee agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, to evidence the termination of this Agreement.
Section 23. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 24. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 25. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
[Signatures on Next Page]

Exhibit P

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGOR:

MORGANS GROUP LLC

By:
Name:
Title:

Agreed to, accepted and acknowledged as of the
date first written above.

PLEDGEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:
Name:
Title:

SCHEDULE 1
to
PLEDGE AGREEMENT
of
EXHIBIT P
Pledged Equity Interests:

		Jurisdiction	Class of	Certificate
		of Formation	Equity	Number (if	Percentage of
Pledgor	Issuer	of Issuer	Interest	any)	Ownership
Morgans Group LLC	Beach Hotel Associates LLC	Delaware	Membership Interests	N/A	100%
Pledgor Information:

			Location of Chief
	Jurisdiction of	Organizational ID	Executive
Pledgor	Formation	No.	Office
Morgans Group LLC	Delaware	4049027	475 Tenth Avenue New York, New York 10018

SCHEDULE 2
to
PLEDGE AGREEMENT
of
EXHIBIT P
FORM OF ACKNOWLEDGEMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of [_______], 2011 (the “Pledge Agreement”), made by Morgans Group LLC in favor of Deutsche Bank Trust Company Americas, as Agent. Terms not otherwise defined herein have the respective meanings given them in the Pledge Agreement.
The undersigned agrees for the benefit of the Pledgee, the Issuing Bank and the Lenders as follows:
(a) The undersigned will be bound by, and comply with, the terms of the Pledge Agreement applicable to the undersigned, including without limitation, Sections 4(e), 4(g) and 15.
(b) The undersigned will notify the Pledgee in writing promptly of the occurrence of any of the events described in Section 4(d) of the Pledge Agreement.
[(c) The undersigned will not permit any of the Equity Interests issued by it (i) to be dealt in or traded on a securities exchange or in securities markets; or (ii) to provide by its terms that it is a security governed by Article 8 of the UCC.]1
IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement and Consent under seal as of this the date first written above.

[ISSUER]

By:
Name:
Title:

[1]	Include only if the Issuer is a partnership or limited liability company.

EXHIBIT Q
FORM OF SECURITY AGREEMENT
THIS SECURITY AGREEMENT is dated as of July [_____], 2011 from Beach Hotel Associates LLC, a Delaware limited liability company (“Grantor”) to Deutsche Bank Trust Company Americas, in its capacity as Agent for itself, the Issuing Bank and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined) (the “Secured Party”).
WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Grantor, Morgans Hotel Group Co., the lenders from time to time party thereto as “Lenders” and the Secured Party, the Lenders, the Issuing Bank and the Secured Party have agreed to make available to the Borrower and the Grantor certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrower and Grantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders, the Issuing Bank and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders, the Issuing Bank and the Secured Party making such financial accommodations available to the Borrower and Grantor under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that Grantor executes and delivers this Agreement, among other things, to grant to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders a security interest in the Collateral as security for the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
Section 1. Definitions. (a) The following terms shall have the following meanings:
“Additional Pledged Collateral” means any Pledged Collateral acquired by Grantor after the date hereof and in which a security interest is granted pursuant to Section 2, including, to the extent a security interest is granted therein pursuant to such Section 2, (i) all additional Indebtedness from time to time owed to Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

Exhibit Q

“Agreement” means this Security Agreement.
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.
“Credit Agreement” has the meaning given that term in the recitals of this Agreement.
“Collateral” means all of Grantor’s right, title and interest to and under all of the following property, whether now owned or hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter arising:
(i) all Deposit Accounts;
(ii) all Equipment, including, without limitation, all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers) and other customary hotel equipment;
(iii) all Fixtures;
(iv) all Instruments;
(v) all Inventory, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items;
(vi) all Investment Property;
(vii) all Intellectual Property;

Exhibit Q

(viii) all General Intangibles, Permits, liquor and other governmental licenses and other licenses;
(ix) all Documents;
(x) all Accounts;
(xi) all Chattel Paper;
(xii) all Commercial Tort Claims identified on Schedule 6 hereto, as such schedule may be supplemented from time to time;
(xiii) all Letter-of-Credit Rights;
(xiv) all books and records pertaining to any property described in this definition;
(xv) all Supporting Obligations pertaining to any property described in this definition;
(xvi) all property of Grantor held by the Secured Party, including all property of every description, in the possession or custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of Grantor or as to which Grantor may have any right or power;
(xvii) all other Goods and personal property of Grantor, whether tangible or intangible and wherever located;
(xviii) all Contracts, Contract Rights, agreements, guaranties, indemnities and other assurances, written and oral, insurance policies, permits, licenses, trade names, warranties on personal or real property, soil test reports, certificates of occupancy, termite bonds, payment and performance bonds, judgments, premium rebates or adjustments, unearned commissions and fees, proceeds of insurance policies (subject to the terms of the Security Instrument), construction contracts, deposits, prepayments, unpaid rents, credits in favor of Grantor, financing commitments from others, condemnation proceeds, sales or payment proceeds (subject to the terms of the Security Instrument), surveys, causes of action, chooses in action and all other intangibles of every nature, in connection with and to the extent the same affect or are related to, the Florida Property (all of which are collectively referred to hereinafter as the “Contract Documents”) and all of Grantor’s rights and privileges, if any, to modify, terminate or waive performance of any Contract Documents; and
(xix) to the extent not otherwise included, all Proceeds.

Exhibit Q

The term “Collateral” shall not include any Excluded Property but if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
“Copyright Licenses” means any written agreement naming Grantor as licensor or licensee granting any right under any material Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any material Copyright.
“Copyright Security Agreement” means a Copyright Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders in substantially the form of Annex 1 hereto, pursuant to which Grantor has further evidenced its grant to the Secured Party, for the benefit of the Issuing Bank and the Lenders, of a security interest in all its respective Copyrights.
“Copyrights” means (a) all copyrights arising under the laws of the United States of America, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
“Deposit Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Secured Party, executed by Grantor, the Secured Party and the financial institution at which Grantor maintains a Deposit Account.
“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by Grantor that prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation by Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by Grantor to the extent that any Applicable Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or consent requirement is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) and (iii) Equipment owned by Grantor that is subject to a purchase money Lien or a capital lease to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation of any other Lien on such Equipment; provided, however, in each case, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).

Exhibit Q

“Intellectual Property” means, collectively, all rights, priorities and privileges of Grantor relating to intellectual property, whether arising under United States of America, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, service marks, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole.
“Patent Security Agreement” means a Patent Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party, for the benefit of the Issuing Bank and the Lenders, a security interest in all its respective Patents.
“Patents” means (a) all letters patent of the United States of America, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States of America or any other country and all divisionals, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.
“Patent License” means all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
“Pledged Collateral” means, collectively, Pledged Debt Instruments, any other Investment Property of Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of Grantor in respect of any of the foregoing. Pledged Collateral may be Instruments or Investment Property.
“Pledged Debt Instruments” means all right, title and interest of Grantor in Instruments evidencing any Indebtedness owed to Grantor, including all Indebtedness described on Schedule 1, issued by the obligors named therein.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, contract rights, Inventory, Equipment, Deposit Accounts, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.

Exhibit Q

“Secured Obligations” means the Obligations (as defined in the Credit Agreement).
“Securities Act” means the Securities Act of 1933, as amended.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.
“Trademark Security Agreement” means a Trademark Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Issuing Bank and the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party for the benefit of the Issuing Bank and the Lenders, of a security interest in all its respective Trademarks.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, to the extent that, by reason of mandatory provisions of law, any of the attachment, perfection, or priority of, or remedies with respect to, the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
(b) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

Exhibit Q

(c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):
“Account”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Intermediary”, “Commodity Account”, “Contract”, “Contract Right”, “Control Account”, “Deposit Account”, “Document”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Permits”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement”, “Supporting Obligation”, and “Uncertificated Security”.
(d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods. The terms “Lender,” “Issuing Bank,” and “Secured Party” include their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, the representations, warranties and covenants set forth in this Agreement shall not apply to Excluded Property.
Section 2. Grant of Security Interests in Collateral. Grantor, as security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby grants, collaterally assigns, mortgages, pledges and hypothecates to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders, and grants to the Secured Party for the benefit of itself, the Issuing Bank and each of the Lenders a lien on and security interest in, all of Grantor’s right, title and interest in, to and under the Collateral.
Section 3. Grantors Remains Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Secured Party nor the Issuing Bank or any Lender shall have any obligation or liability under any contract or other agreement included as part of the Collateral by reason of or arising out of this Agreement or the receipt by the Secured Party, the Issuing Bank or any Lender of any payment relating thereto, (c) the exercise by the Secured Party of any rights under this Agreement or otherwise in respect of the Collateral shall not release Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Secured Party nor the Issuing Bank or any Lender shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Exhibit Q

Section 4. Representations and Warranties. Grantor represents and warrants to the Secured Party, the Issuing Bank and the Lenders as follows:
(a) Title and Liens. Grantor is, and will at all times continue to be, the legal and beneficial owner of the Collateral. None of the Collateral is subject to any adverse claim (as defined in the UCC) or other Lien other than Permitted Liens or other Liens permitted under the Loan Documents.
(b) Authorization. Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) violate any applicable law relating to Grantor; (ii) require and consent or approval of, or authorization, order or other action by, any governmental authority or other Person (other than those that have been obtained), (iii) violate, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral of Grantor or its other property may be bound; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of Grantor or Grantor’s other property whether now owned or hereafter acquired.
(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Secured Party, for the benefit of itself, the Issuing Bank and the Lenders, a legal, valid and enforceable security interest in the Collateral to the extent required hereunder, including all Intellectual Property. Such security interest will be perfected upon (i) in the case of all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC (other than any Commercial Tort Claims not disclosed on Schedule 6 hereto), the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Secured Party in completed and duly executed form), (ii) the delivery to the Secured Party of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Secured Party or in blank, (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts to the extent required hereunder, and (iv) in the case of Intellectual Property, the taking of the actions described in the immediately following subsection (g). Each such security interest that may be perfected by the taking of the actions described in this Section 4(c) shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Secured Party’s Lien by operation of Applicable Law.

Exhibit Q

(d) Jurisdiction of Formation, Locations, Etc. Grantor’s jurisdiction of organization, exact legal name, organizational identification number, if any, and the location of Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule also lists all jurisdictions of incorporation, legal names and locations of Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
(e) [Intentionally Omitted.]
(f) Pledged Collateral. All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Secured Party in accordance with Section 5(g) or Section 5(h).
(g) Intellectual Property. Schedule 4 lists all Material Intellectual Property of Grantor as of date hereof, separately identifying that owned by Grantor, that licensed to Grantor and that licensed by Grantor as licensor. The Material Intellectual Property set forth on such Schedule constitutes all of the Material Intellectual Property necessary to conduct Grantor’s business as conducted on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(i) as conducted on the date of such update. All Material Intellectual Property is valid, subsisting, enforceable, unexpired and in full force and in effect. The use of Material Intellectual Property, or of embodiments thereof, does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Grantor has taken all steps reasonably required to protect Grantor’s rights in trade secrets constituting Intellectual Property developed by or for Grantor. This Agreement is effective to create a valid and continuing Lien on such material Intellectual Property and, upon the filing of the Copyright Security Agreement with the United States Copyright Office, the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 2 hereto, all action necessary or desirable to protect and perfect the Secured Party’s Lien in and on Grantor’s material Intellectual Property under the UCC or the laws of the United States will have been taken.
(h) Deposit Accounts. Schedule 5 sets forth all Deposit Accounts maintained by Grantor on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(f), which sets forth such information separately for Grantor.

Exhibit Q

Section 5. Covenants. Grantor hereby unconditionally covenants and agrees as follows:
(a) No Liens, Sale, Etc. Grantor shall (i) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Permitted Liens and other Liens permitted under the Loan Documents, (ii) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted under the Credit Agreement, (iii) not enter into any agreement or undertaking restricting the right or ability of Grantor or the Secured Party to sell, assign or transfer, or grant any Lien in, any Collateral except as expressly permitted under the Credit Agreement and (iv) promptly notify the Secured Party of its entry into any agreement or assumption of undertaking that materially adversely restricts the ability to sell, assign or transfer, or grant any Lien in, any Collateral.
(b) Maintenance of Perfection. Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 4(c) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.
(c) Statements of Collateral. Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.
(d) Further Assurances. At any time and from time to time, at the request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
(e) Changes in Locations, Name, Etc. Unless Grantor shall have given the Secured Party at least 30 days’ prior written notice (or such shorter time as shall be acceptable to the Secured Party) and shall have delivered to the Secured Party all additional financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, Grantor shall not do any of the following:
(i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4(d); or
(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Exhibit Q

(f) Deposit Accounts and Control Agreements. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request, a listing of all of the Deposit Accounts as of such date. To the extent requested by the Secured Party, Grantor shall obtain an authenticated Deposit Account Control Agreement, from each bank holding a Deposit Account. Grantor shall obtain authenticated control agreements from each issuer of Uncertificated Securities, (if requested by the Secured Party), Securities Intermediary, or commodities Intermediary issuing or holding any Financial Assets or Commodities to or for Grantor. Notwithstanding anything to the contrary set forth herein, so long as no Event of Default shall have occurred and be continuing, Secured Party shall not deliver a notice of control under any Deposit Account Control Agreement to the extent such Deposit Account Control Agreement requires the delivery of such notice.
(g) Pledged Collateral. Grantor shall deliver to the Secured Party, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Instrument that is excluded from the delivery requirements of Section 5(h)), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. While an Event of Default exists, the Secured Party shall have the right, at any time in its discretion and without notice to Grantor, (A) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as permitted by the Credit Agreement, Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Secured Party.
(h) Delivery of Instruments. If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by Grantor shall be or become evidenced by an Instrument, Grantor shall promptly deliver such Instrument to the Secured Party, duly indorsed in a manner reasonably satisfactory to the Secured Party, or, if consented to by the Secured Party, shall mark all such Instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Secured Party, and any purchase or other transfer of this interest is a violation of the rights of Deutsche Bank Trust Company Americas.”
(i) Intellectual Property Generally. (i) With respect to Intellectual Property owned by such Grantor, such Grantor (either itself or through licensees) shall, except as could not reasonably be expected to result in a Material Adverse Effect, (i) continue to use each Trademark material to Grantor’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain consistent with past practice the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and use commercially reasonable efforts to not permit any

Exhibit Q

licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor that is material to Grantor’s business may become forfeited, abandoned or dedicated to the public. Grantor (either itself or through licensees) (x) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of any Copyright that is material to Grantor’s business may become invalidated or otherwise impaired and (y) shall not (either itself or through licensees) do any act whereby any portion of any Copyright that is material to Grantor’s business may fall into the public domain. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret may become publicly available or otherwise unprotectable. Grantor (either itself or through licensees) shall not do any act that knowingly uses any Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.
(ii) Protection of Intellectual Property. Grantor shall take all reasonable actions necessary or reasonably requested by the Secured Party, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name owned by such Grantor, the absence of which could reasonably be expected to result in a Material Adverse Effect, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
(iii) Additional Intellectual Property Documents. At the request of the Secured Party, Grantor shall execute and deliver, with respect to registered Intellectual Property owned by it, in form and substance reasonably acceptable to the Secured Party and suitable for (i) filing in the United States Copyright Office, a Copyright Security Agreement, (ii) filing in the United States Patent and Trademark Office, Patent Security Agreement and (iii) filing in the United States Patent and Trademark Office, a Trademark Security Agreement. Upon request of the Secured Party, Grantor shall execute and deliver in form and substance reasonably acceptable to the Secured Party and suitable for recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet domain names of Grantor (together with appropriate supporting documentation as may be requested by the Secured Party).
(iv) Intellectual Property Schedule. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request an update to Schedule 5.

Exhibit Q

Section 6. Remedial Provisions.
(a) General Remedies. While an Event of Default exists, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by Grantor), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party, the Issuing Bank or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Grantor, which right or equity is hereby waived and released by Grantor. Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, Grantor waives all claims, damages and demands it may acquire against the Secured Party, the Issuing Bank or any Lender arising out of the exercise by the Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b) Pledged Collateral. Subject to the limitations set forth in Section 6(a) and while an Event of Default exists, upon notice by the Secured Party to the relevant Grantor, (i) the Secured Party shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 6(h) and (ii) the Secured Party or its nominee may exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral as if the Secured Party were the absolute owner thereof, all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to permit the Secured Party to exercise the voting and other consensual rights that it is entitled to exercise pursuant hereto and to receive all distributions that it is entitled to receive hereunder, (i) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such orders and instruments as the Secured Party may from time to time request and (ii) without limiting the immediately preceding clause (i), Grantor hereby grants to the Secured Party an irrevocable proxy to exercise all rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) while an Event of Default exists. Grantor hereby expressly authorizes and irrevocably instructs each issuer of any Pledged Collateral pledged hereunder by Grantor to (x) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default exists and is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that such issuer shall be fully protected in so complying and (y) pay any payment with respect to the Pledged Collateral directly to the Secured Party.

Exhibit Q

(c) Writ of Possession; Receiver. Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that while an Event of Default exists the Secured Party shall have the right to an immediate writ of possession with respect to the Collateral without notice of a hearing or the requirement of posting a bond. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives any objection Grantor may have thereto or the right to have a bond or other security posted by the Secured Party.
(d) Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.
(e) Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the fullest extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the fullest extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.
(f) Proceeds to be Turned Over To Secured Party. Except as otherwise expressly provided in the Credit Agreement, all Proceeds received by the Secured Party hereunder in cash or cash equivalents shall be held by the Secured Party in as cash collateral for the Secured Obligations. All Proceeds while held by the Secured Party as such cash collateral (or by Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Exhibit Q

(g) Intellectual Property License. Grantor hereby grants to the Secured Party, subject to the terms of the Delano Management Agreement or any other applicable license agreement, a license or other right while an Event of Default exists to use, without liability for royalties or any other charge, Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, and all other Intellectual Property, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements, as it pertains to collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor’s rights under all licenses and all franchise agreements shall insure to the benefit of the Secured Party.
(h) Application of Proceeds. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Secured Party under the provisions of this Agreement, shall be applied in accordance with Section 11.4 of the Credit Agreement. Grantor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.
Section 7. Secured Party Appointed Attorney-in-Fact. Grantor hereby constitutes and appoints the Secured Party as the attorney-in-fact of Grantor with full power of substitution either in the Secured Party’s name or in the name of Grantor to do any of the following: (a) to perform any obligation of Grantor hereunder in Grantor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Secured Party’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any bank in connection with any of the Collateral held by or maintained with such bank; (e) to verify facts concerning the Collateral in such Grantor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor, representing any payment in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of Grantor or otherwise, deemed by the Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, that the Pledgee shall only exercise its rights under clauses (a), (b), (d), (e) and (g) while an Event of Default exists. Nothing herein contained shall be construed as requiring or obligating the Secured Party, the Issuing Bank or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Grantor or to any claim or action against the Secured Party. The power of attorney granted herein is irrevocable and coupled with an interest.

Exhibit Q

Section 8. Secured Party Duties. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral, for the benefit of itself, the Issuing Bank and the Lenders, and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercise reasonable care in the custody and preservation of any Collateral in its actual possession if the Secured Party accords such Collateral treatment substantially equal to that which the Secured Party accords its own property.
Section 9. Authorization of Financing Statements. Grantor authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Grantor agrees that such financing statements and amendments may describe the Collateral covered thereby as “all personal property of the debtor” or words of similar effect. Grantor hereby also authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.
Section 10. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by Grantor and accepted by the Secured Party.
Section 11. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, to the addresses and in the manner set forth in Section 13.1 of the Credit Agreement:
Section 12. No Waiver. Neither the failure on the part of the Secured Party, the Issuing Bank or any Lender to exercise, nor the delay on the part of the Secured Party, the Issuing Bank or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Secured Party, the Issuing Bank or any Lender, on the one hand, and Grantor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Exhibit Q

Section 13. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Grantor shall not be permitted to assign this Agreement or any interest herein and any such assignment by Grantor shall be null and void absent the prior written consent of the Secured Party.
Section 14. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 16. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 18. Expenses. Grantor agrees to pay to the Secured Party expenses incurred in connection with this Agreement in accordance with Section 13.2 of the Credit Agreement.
Section 19. Indemnification. Grantor agrees to pay, indemnify, and hold the Secured Party, the Issuing Bank, each Lender and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Secured Party, the Issuing Bank or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Secured Party, the Issuing Bank or any Lender pursuant to the terms of this Agreement; provided, however, Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Exhibit Q

Section 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.
Section 21. Reinstatement. Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law or other applicable law, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.
Section 22. Security Interest Absolute. All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).
[Signatures on Next Page]

Exhibit Q

IN WITNESS WHEREOF, Grantor has executed and delivered this Security Agreement under seal as of this the date first written above.

GRANTOR: BEACH HOTEL ASSOCIATES LLC
By:
Name:
Title:

Agreed to, accepted and acknowledged as of the date first written above. SECURED PARTY: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent
By:
Name:
Title:

SCHEDULE 1
to
SECURITY AGREEMENT
of
EXHIBIT Q
PLEDGED DEBT INSTRUMENTS
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 2
to
SECURITY AGREEMENT
of
EXHIBIT Q
NECESSARY FILINGS
Filings of UCC Financing statements with the Secretary of State of Delaware.

SCHEDULE 3
to
SECURITY AGREEMENT
of
EXHIBIT Q
JURISDICTIONS OF ORGANIZATION, NAMES,
ORGANIZATIONAL ID NUMBERS, LOCATIONS, ETC.

Location of
			Organizational	Chief Executive
Name	Jurisdiction	Federal Tax ID	ID	Office
Beach Hotel Associates LLC	Delaware	20-1487269	DE 2345191	1685 Collins Avenue Miami Beach, FL 33139 USA

SCHEDULE 4
to
SECURITY AGREEMENT
of
EXHIBIT Q
INTELLECTUAL PROPERTY
TRADEMARKS
None.
REGISTERED COPYRIGHTS
None.
PATENTS
None.

SCHEDULE 5
to
SECURITY AGREEMENT
of
EXHIBIT Q
DEPOSIT ACCOUNTS

Financial Institution(s)
where Accounts Maintained	Name of Account	Account Numbers
JPMorgan Chase	Development Account	114-742642
Mellon United Bank	Operating/Disbursement account	0101006021
Mellon United Bank	Payroll Account	0101002327
Mellon United Bank	Travel Agent Account	0101006039
Mellon United Bank	Payroll	0101020980
Mellon United Bank	Operating	0101020998
Wachovia	Cash Collateral Account	2000035272034

SCHEDULE 6
to
SECURITY AGREEMENT
of
EXHIBIT Q
Commercial Tort Claims
None.

ANNEX 1
to
SECURITY AGREEMENT
of
EXHIBIT Q
ANNEX 1 TO SECURITY AGREEMENT
FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT is dated as of _____, 20_____ (this “Agreement”) from _____, a _____(the “Grantor”) in favor of Deutsche Bank Trust Company Americas, as Agent (the “Secured Party”).
WHEREAS, Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders” and the Secured Party, entered into that certain Credit Agreement dated as of July _____, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Lenders and the Secured Party have agreed to make available to Borrowers certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrowers, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Secured Party making such financial accommodations available to the Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Grantor execute and deliver this Agreement, among other things, to grant to the Secured Party for the benefit of the Issuing Bank and the Lenders a security interest in the Collateral as security for the Secured Obligations.
WHEREAS, Grantor is party to a Security Agreement [dated of even date herewith in] favor of the Secured Party (the “Security Agreement”) pursuant to which the Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

ANNEX 1
to
SECURITY AGREEMENT
of
EXHIBIT Q

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, the Grantor hereby agrees as follows:
Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the respective meanings given them in the Security Agreement.
Section 2. Grants of Security Interests in Collateral. Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of Grantor, hereby mortgages, pledges and hypothecates to the Secured Party for the benefit of the Issuing Bank and the Lenders, and grants to the Secured Party for the benefit of the Issuing Bank and the Lenders a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright] [Patent] [Trademark] Collateral”):
Include following for Copyright Collateral
(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all extensions of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.
Include following for Patent Collateral
(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all reissues, continuations or continuations-in-part of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.
Include following for Trademark Collateral
(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

ANNEX 1
to
SECURITY AGREEMENT
of
EXHIBIT Q

(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.
Section 3. Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signatures on Following Page]

ANNEX 1
to
SECURITY AGREEMENT
of
EXHIBIT Q

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[GRANTOR]
By:
Name:
Title:
Agreed and accepted as of the date first written above:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent
By:
Name:
Title:

SCHEDULE I
to
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
of
EXHIBIT Q
[COPYRIGHT] [PATENT] [TRADEMARK] REGISTRATIONS
(INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY)
Include following for Copyright Collateral
REGISTERED COPYRIGHTS (Include Copyright Registration Number and Date):
1.
2.
COPYRIGHT APPLICATIONS:
1.
2.
COPYRIGHT LICENSES:
1.
2.
Include following for Patent Collateral
REGISTERED PATENTS:
1.
2.
PATENT APPLICATIONS:
1.
2.
PATENT LICENSES:
1.
2.

SCHEDULE I
to
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
of
EXHIBIT Q

Include following for Trademark Collateral
REGISTERED TRADEMARKS:
1.
2.
TRADEMARK APPLICATIONS:
1.
2.
TRADEMARK LICENSES:
1.
2.

EXHIBIT R
FORM OF BORROWING BASE CERTIFICATE
Reference is made to that certain Credit Agreement dated as of July [___], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC, Beach Hotel Associates LLC, Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5. thereof (each, a “Lender” and collectively, the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 9.3.(b) of the Credit Agreement, the undersigned hereby certifies to the Agent, the Issuing Bank and the Lenders that:
1. Schedule 1 attached hereto sets forth the calculations required to establish the Borrowing Base as of _____, 20__.
2. The aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, as of the date hereof is $_____ and such amount does not exceed the Borrowing Base of $_____ or the aggregate amount of the Commitments of all Lenders.

Exhibit R

IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on and as of _____, _____.

By:
Name:
	Title:	Chief Financial Officer

SCHEDULE 1
of
EXHIBIT R
[SPREADSHEET TO BE PROVIDED]

EXHIBIT S
FORM OF INCREMENTAL COMMITMENT AGREEMENT
[Name(s) of Lender(s)]
[Date]
Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attn: Richard Szymanski
Telephone:   (212) 277-4188
Telecopy:     (212) 277-4270
Re: Incremental Commitments
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement, dated as of July [_], 2011, by and among Morgans Group LLC (the “MG Borrower”), Beach Hotel Associates LLC (the “Florida Borrower,” and together with the MG Borrower, collectively, the “Borrowers”), Morgans Hotel Group Co. (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Agent (the “Agent”) (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement. Each lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.12 thereof.
Each Incremental Lender, Holdings, the Borrowers and the Agent acknowledge and agree that the Incremental Commitments provided pursuant to this Agreement shall constitute Incremental Commitments and, upon the Agreement Effective Date (as hereinafter defined), the Incremental Commitment of each Incremental Lender shall become, or in the case of an existing Lender, shall be added to (and thereafter become a part of), the Commitment of such Incremental Lender. Each Incremental Lender, the Borrowers and the Agent further agree that, with respect to the Incremental Commitment provided by each Incremental Lender pursuant to this Agreement, such Incremental Lender shall receive from the Borrowers such upfront fees and/or other fees, if any, as may be separately agreed to in writing with the Borrowers and acknowledged by the Agent, all of which fees shall be due and payable to such Incremental Lender on the terms and conditions set forth in each such separate agreement.

Exhibit S

Furthermore, each of the parties to this Agreement hereby agrees to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.
Each Incremental Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Assignee, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (vi) in the case of each Incremental Lender that is a Foreign Lender, attaches the forms referred to in Section 3.13(c) of the Credit Agreement.
Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Lender, the Borrowers, Holdings and each other Loan Party and the Agent, (ii) the delivery to the Agent, Holdings and the Borrowers of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 4 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Lender party hereto (i) shall be obligated to make the Loans provided to be made by it as provided in this Agreement, and participate in Letters of Credit issued on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.
Each of the Borrowers acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitments provided hereby as provided in the Credit Agreement including, without limitation, all Loans made pursuant thereto, and (ii) all such Obligations (including all such Loans) shall be entitled to the benefits of the respective Security Documents and the Guarantee in accordance with the requirements of the Credit Agreement.
Each of the Borrowers acknowledges and agrees that, on the Incremental Commitment Date, (i) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on the Incremental Commitment Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since the Effective Date, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole), and (ii) no Default or Event of Default exists or would exist after giving effect to the Incremental Commitment contemplated hereby.

Exhibit S

Holdings and each Guarantor acknowledge and agree that all Obligations with respect to the Incremental Commitments provided hereby and all Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guarantee as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the Loan Documents as, and to the extent, provided therein and in the Credit Agreement.
Attached hereto as Annex II are true and correct copies of such officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under Applicable Law) of the Loan Parties required to be delivered pursuant to clause (iv) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.
Attached hereto as Annex III is a true and correct copy of a certificate executed by an authorized officer of the MG Borrower required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.
You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on _____, 20_. If you do not so accept this Agreement by such time, our Incremental Commitments set forth in this Agreement shall be deemed canceled.
After the execution and delivery to the Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 13.6 of the Credit Agreement.
In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.
* * *

Exhibit S

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Very truly yours, [NAME OF EACH INCREMENTAL LENDER]
By
Name:
Title

Agreed and Accepted this [_____] day of [_____, 201_]: MORGANS GROUP LLC
By:
Name:
Title:

BEACH HOTEL ASSOCIATES LLC
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent
By:
Name:
Title:

By:
Name:
Title:

Exhibit S

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Commitment Agreement and to the incurrence of the Loans to be made pursuant thereto.

[EACH GUARANTOR], as a Guarantor
By:
Name:
Title:

ANNEX I
TERMS AND CONDITIONS FOR INCREMENTAL COMMITMENT AGREEMENT
Dated as of _____________, ____
1.	Name of the Borrowers: Morgans Group LLC and Beach Hotel Associates LLC

2.	Incremental Commitment amounts (as of the Agreement Effective Date):

Names of Incremental Lenders	Amount of Incremental Commitment

Total:[1]
3.	Applicable Margins to be applicable to all Loans[2]

4.	Other Conditions Precedent:[3]

[1]
The aggregate amount of Incremental Commitments must be at least $5,000,000 (or such lesser amount that is acceptable to the Agent). The aggregate amount of all Incremental Commitments permitted to be provided pursuant to Section 2.12 of the Credit Agreement shall not exceed in the aggregate $10,000,000.

[2]
Insert the Applicable Margins that shall apply to the Loans to be made pursuant to the Incremental Commitments being provided hereunder, provided if the Applicable Margins with respect to the Loans to be incurred pursuant to an Incremental Commitment shall be higher in any respect than those applicable to any other Loans, the Applicable Margins for the other Loans and extension of credit under the Credit Agreement shall be automatically increased as and to the extent needed to eliminate any deficiencies in accordance with the definition of “Applicable Margin” in the Credit Agreement.

[3]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.

ANNEX II
[True and correct copies of such officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under Applicable Law) of the Loan Parties required to be delivered pursuant to clause (iv) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.]

ANNEX III
[True and correct copy of a certificate executed by an authorized officer of the MG Borrower required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement]

FORM OF CLOSING CERTIFICATES
CERTIFICATE CONCERNING LEASES AND RENT ROLL
THIS CERTIFICATE CONCERNING LEASES AND RENT ROLL (this “Certificate”) is made by Beach Hotel Associates LLC, a Delaware limited liability company (“Owner”), in connection with that certain Credit Agreement dated as of July [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Owner, Morgans Group LLC, Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5 thereof (“Lenders”) and Deutsche Bank Trust Company Americas, as Agent (“Agent”).
To induce Agent and Lenders to make, and to continue to make, available to Owner certain financial accommodations on the terms and conditions set forth in the Credit Agreement, Owner hereby certifies to Agent and Lenders that:
(a) As of the date of this Certificate, there are no occupancy rights (written or oral), leases or other tenancies affecting any part of the real property described on Exhibit A attached hereto (the “Property”) except those leases (the “Leases”) described on Exhibit B attached hereto and rights of hotel guests. Owner further certifies that: (i) the Leases are in full force and effect, with no known uncured defaults existing under any of the Leases except as set forth on Exhibit B; (ii) there are no options to extend any of the Leases except as set forth on Exhibit B; (iii) none of the Leases provide any tenant with an option or a right of first refusal to rent any additional space or to purchase or acquire any additional interest in the Property or in any part thereof except as set forth on Exhibit B; and (iv) Exhibit C is a true, correct and complete copy of the rent roll for the Property; and
(b) Agent and Lenders may rely on this Certificate in making, and continuing to make, available to Owner the financial accommodations pursuant to the Credit Agreement.
[Signature Appears on Following Page]

Exhibit T

Dated as of _____, 20_____

OWNER:

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company

By:	Morgans Group LLC, its sole member

	By:	Morgans Hotel Group Co., its managing member

By:
Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION
Lots 9, 10, 11 and 12, in Block 29 of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, a subdivision of Miami-Dade County, Florida, according to the Plat thereof duly recorded upon the Public records of Miami-Dade County, Florida in Plat Book 2, page 77 thereof;
Also that tract of land shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida, described as follows:
Begin at the Southeast corner of Lot 9 in Block 29 as shown on plat of FISHER’S FIRST SUBDIVISION OF ALTON BEACH, according to the Plat thereof recorded in Plat Book 2, page 77, Public Records of Miami-Dade County, Florida; thence run in a Northerly direction along the Easterly line of said Block 29 of the aforesaid plat and the Northerly extension thereof a distance of 136.897 feet, more or less, to the point of intersection of the center line of 17th Street; thence run Easterly along the center line of 17th Street; extended, a distance of 204.17 feet, more or less to the point of intersection of said center line of 17th Street extended Easterly to the Erosion Control Line of the Atlantic Ocean said Line recorded in Plat Book 105, page 62, Public Records of Miami-Dade County, Florida, thence run Southerly along the said Erosion Control Line, a distance of 137.465 feet to the intersection of the extension Easterly of the Southerly Line of referenced Lot 9, thence run Westerly along the Easterly extension of Lot 9, a distance of 200.96 feet, more or less, to the Point of Beginning.
Less and except, however, that certain portion of such land as was appropriated and taken by the City of Miami Beach, Florida, in that certain eminent domain or condemnation proceeding a final judgment for which was recorded in Deed Book 3106, page 96, which covers that portion of the premises lying northerly of the northerly line of said Block 29 extended easterly to the Erosion Control Line recorded in Plat Book 105, page 62 of the Public Records of Miami-Dade County, Florida.

EXHIBIT B
1.	Agreement of Lease, dated as of June 30, 2005, by and between Beach Hotel Associates LLC, as landlord and Base USA, Inc., as tenant.
2.
Lease, dated as of January 1, 2000, by and between Beach Hotel Associates LLC, as landlord and SC Collins LLC, as tenant, as amended by the First Amendment to Lease, dated as of July [_____], 2011, by and between Beach Hotel Associates LLC, as landlord and SC Collins LLC, as tenant.

EXHIBIT C
RENT ROLL

CLOSING CERTIFICATION
Date: ____________, 20___
Reference is made to that certain Credit Agreement dated as of [_____], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beach Hotel Associates LLC, a Delaware limited liability company (“Owner”), Morgans Group LLC (“MG Borrower”), Morgans Hotel Group Co., the lenders party thereto and their assignees under Section 13.5 thereof (“Lenders”) and Deutsche Bank Trust Company Americas, as Agent (“Agent”). Capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Credit Agreement. This certification is being delivered pursuant to Section 6.1(a) of the Credit Agreement.
Each of Owner and Borrower hereby certifies, represents and warrants to Agent, Issuing Bank and Lenders that the following statements are true and accurate as of the date hereof:
1. No Default or Event of Default has occurred and is continuing.
2. The representations and warranties made or deemed made by Owner and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).
3. Attached hereto as Schedule 1 are reasonably detailed calculations demonstrating compliance with the covenants contained in Section 10.11. of the Credit Agreement.
The certifications contained herein shall survive the closing of the Credit Agreement and the extension of financial accommodations thereunder. Agent, Issuing Bank and Lenders shall be entitled to act in reliance upon the certifications herein contained without further inquiry of any kind and notwithstanding anything to the contrary contained in any other agreements or document.
[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Owner and Borrower have executed this Closing Certification as of the date first above written.

BEACH HOTEL ASSOCIATES LLC, a Delaware limited liability company

By:	Morgans Group LLC, its sole member

	By:	Morgans Hotel Group Co., its managing member

By:
Name:
Title:

MORGANS GROUP LLC, a Delaware limited liability company

By:

Name:
Title:

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SCHEDULE 1
of
CLOSING CERTIFICATION
[CALCULATIONS TO BE ATTACHED]